As filed with the Securities and Exchange Commission on October 21, 1996
                                           SEC Registration No.333-12557

                    U.S. SECURITIES AND EXCHANGE COMMISSION
               AMENDMENT NO. 1 TO FORM S-1 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               METEOR INDUSTRIES, INC.
               (Exact Name of Registrant as Specified in its Charter)

      Colorado                        5541                    84-1236619
(State or Other Juris-    (Primary Standard Industrial     (IRS Employer Iden-
diction of Incorpora-      Classification Code Number)      tification Number)
tion)
              216 Sixteenth Street, Suite 730, Denver, Colorado 80202
                                  (303) 572-1135
           (Address, Including Zip Code, and Telephone Number, Including
              Area Code, of Registrant's Principal Executive Offices)

                             Edward J. Names, President
              216 Sixteenth Street, Suite 730, Denver, Colorado 80202
                                  (303) 572-1135
             (Name, Address and Telephone Number of Agent for Service)

                                  Copies to:
Jon D. Sawyer, Esq.                           William M. Prifti, Esq.
Jon D. Sawyer, P.C.                           Lynnfield Woods Office Park
1401 Seventeenth Street, Suite 460            220 Broadway, Suite 204
Denver, Colorado  80202                       Lynnfield, Massachusetts 01940
(303) 295-2355                                (617) 593-4525
_____________________________________________________________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. _X_

_____________________________________________________________________________
                            CALCULATION OF REGISTRATION FEE
                                    PROPOSED        PROPOSED
TITLE OF EACH                       MAXIMUM         MAXIMUM
CLASS OF          AMOUNT            OFFERING        AGGREGATE      AMOUNT OF
SECURITIES TO     TO BE             PRICE PER       OFFERING       REGISTRA-
BE REGISTERED     REGISTERED        UNIT<FN1>       PRICE          TION FEE
Common Stock,     690,000<FN2>       $4.625<FN3>    $3,191,250     $1,100.43
$.001 Par Value   Shares             Per Share

Redeemable        690,000<FN4>       $0.10          $   69,000     $   23.79
Warrants          Warrants           Per Warrant

Common Stock,     690,000            $6.0125        $4,148,625     $1,430.56
$.001 Par Value   Shares             Per Share
<FN5>


Common Stock,      92,000            $4.625<FN3>    $  425,500     $  146.72
$.001 Par Value   Shares             Per Share
<FN6>

Underwriter's        --                 --          $      100     $    0.03
Warrants<FN7>

Common Stock       60,000            $5.78125       $  346,875     $  119.61
$.001 Par Value   Shares             Per Share
<FN8>

Underwriter's      60,000            $0.125         $    7,500     $    2.59
Non-Callable      Warrants           Per Warrant
Warrants<FN8>

Common Stock       60,000            $6.0125        $  365,500     $  126.03
$.001 Par Value   Shares             Per Share
<FN9>
                                            Total    $8,554,350    $2,949.78
                                                                     <FN10>
-----------------------------------------------------------------------------

<FN1>
Estimated solely for the purpose of calculating the registration fee.
<FN2>
Includes 90,000 Shares that may be purchased by Nutmeg Securities, Ltd. (the "Underwriter"), in whole or in part, to cover overallotments, if any.
<FN3>
Estimated based on the average of the closing bid and ask quotations on the OTC Bulletin Board on September 19, 1996.
<FN4>
Includes 90,000 Warrants that may be purchased by the Underwriter, in whole or in part, to cover overallotments.
<FN5>
Issuable upon exercise of the Redeemable Warrants.
<FN6>
To be offered by Selling Shareholders.
<FN7>
To be issued to the Underwriter.
<FN8>
Issuable upon exercise of the Underwriter's Warrants.
<FN9>
Issuable upon exercise of Underwriter's Non-Callable Warrants.
<FN10>
Paid at time of initial filing.

          Pursuant to Rule 416, there are also being registered such additional shares of Common Stock, $.001 par value, as may become issuable in accordance with the anti-dilution provisions of the Underwriter's Warrants.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                             METEOR INDUSTRIES, INC.

     Cross-Reference Sheet pursuant to Item 501(b) of Regulation S-K between Registration Statement (Form S-1) and Form of Prospectus.

      Item Number and Caption              Heading in Prospectus

 1.   Forepart of the Registration         Outside Front Cover Page;
      Statement and Outside Front          Inside Front Cover Page
      Cover Page of Prospectus

 2.   Inside Front and Outside Back        Inside Front Cover Page;
      Cover Pages of Prospectus            Outside Back Cover Page

 3.   Summary Information, Risk            Prospectus Summary; Risk
      Factors and Ratio of Earnings        Factors; The Company
      to Fixed Charges

 4.   Use of Proceeds                      Use of Proceeds

 5.   Determination of Offering Price      Description of Securities;
                                           Underwriting

 6.   Dilution                             Not Applicable

 7.   Selling Security Holders             Selling Shareholders

 8.   Plan of Distribution                 Outside Front Cover Page;
                                           Underwriting

 9.   Description of the Securities to     Description of Securities
      be Registered

10.   Interest of Named Experts and        Legal Matters
      Counsel

11.   Information With Respect to
      the Registrant:

      (a)  Description of Business         The Company; Business

      (b)  Description of Properties       Business -- Facilities

      (c)  Legal Proceedings               Not Applicable

      (d)  Market Price; Dividends and     Price Range of Common Stock;
           Related Stockholder Matters     Dividend Policy; Risk Factors;
                                           Description of Securities

      (e)  Financial Statements            Financial Statements

      (f)  Selected Financial Information  Selected Financial Information

      (g)  Supplementary Financial         Not Applicable
           Information

      (h)  Management's Discussion and     Management's Discussion and
           Analysis of Financial Condi-    Analysis of Financial Condi-
           tion and Results of Opera-      tion and Results of Operations
           tions

      (i)  Disagreements with Accountants  Not Applicable

      (j)  Directors and Officers          Management

      (k)  Executive Compensation          Management

      (l)  Security Ownership              Security Ownership of Management
                                           and Principal Shareholders

      (m)  Certain Relationships and       Management; Certain Transactions
           Related Transactions

12.   Disclosure of Commission Posi-       Not Applicable
      tion on Indemnification for
      Securities Act Liabilities

                             SUBJECT TO COMPLETION; DATED OCTOBER 21, 1996

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                             METEOR INDUSTRIES, INC.


          600,000 Shares of Common Stock and 600,000 Redeemable Warrants 92,000 Shares of Common Stock Offered by Selling Shareholders

     Meteor Industries, Inc., a Colorado corporation (the "Company"), hereby offers 600,000 shares of common stock, par value $.001 per share (the "Common Stock"), and 600,000 redeemable common stock purchase warrants (the "Redeemable Warrants"). The Common Stock and the Redeemable Warrants offered hereby (sometimes hereinafter collectively referred to as the "Securities") may be purchased in this offering only together on the basis of one share of Common Stock and one Redeemable Warrant. Each Redeemable Warrant is separately transferable immediately upon issuance. Each Redeemable Warrant entitles the holder to purchase one share of Common Stock at a price of $___ per share (130% of the Common Stock Offering Price) commencing on the date of this Prospectus until _______, 1998. The Redeemable Warrants are redeemable by the Company at a redemption price of $.10 per Redeemable Warrant at any time commencing 90 days from the date of this Prospectus on 30 days' prior written notice, provided that the market price of the Common Stock equals or exceeds $____ per share (150% of the Common Stock Offering Price) for 10 consecutive trading days ending within 20 days prior to the notice of redemption. (See "DESCRIPTION OF SECURITIES.")

     The Company's Common Stock currently trades on the OTC Bulletin Board under the symbol "METE", and on October 18, 1996, the closing bid and ask prices of the Common Stock were $4.62 and $5.50, respectively. (See "PRICE RANGE OF COMMON STOCK.") The Company is applying for listing of the Common Stock and Redeemable Warrants on the American Stock Exchange ("AMEX") under the proposed symbols "MTE" and "MTEW", respectively. The final offering price of the Shares will be determined by negotiations between the Company and the Underwriter based upon the then current market price for the Common Stock, the Company's financial condition, estimates of its business potential, liquidity for the Common Stock, and general market conditions immediately preceding the date of this Prospectus. (See "PRICE RANGE OF COMMON STOCK" and "UNDERWRITING.")

     Also included in the securities offered hereby are 92,000 shares of Common Stock being offered by Selling Shareholders. None of the proceeds from the sale of the Common Stock by the Selling Shareholders will be received by the Company. (See "SELLING SHAREHOLDERS.")
                               __________________

     THESE ARE SPECULATIVE SECURITIES. AN INVESTMENT IN THE SECURITIES OFFERED HEREIN INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS."
                               ___________________

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               ___________________

                                Price to      Underwriting     Proceeds to
                                Public        Discount<FN1>    Company<FN2>
Per Share . . . . . . . . . . . $             $                $
Per Warrant . . . . . . . . . . $0.10         $0.01            $0.09
Total<FN3>. . . . . . . . . . . $             $                $

<FN1>
Does not include (i) a non-accountable expense allowance of 3% of the gross proceeds from this offering amounting to $_______ ($_____ if the Over-allotment Option is exercised in full) to the Underwriter, of which $15,000 has been paid as of the date of this Prospectus, and (ii) the sale to the Underwriter by the Company of a warrant (the "Underwriter's Warrants") to purchase 60,000 shares of Common Stock at $____ per share and 60,000 Non-Callable Warrants to purchase 60,000 shares of Common Stock at an exercise price of $______ at any time after twelve months from the date hereof and for a period of four years thereafter. The Company has also agreed to indemnify the Underwriter against certain liabilities, including liabilities arising under the Securities Act of 1933. (See "UNDERWRITING.")
<FN2>
Before deducting expenses payable by the Company estimated at $214,000, including the non-accountable expense allowance referred to in footnote 1.
<FN3>
The Company has granted to the Underwriter a 45-day option to purchase up to 90,000 additional Shares and/or 90,000 additional Redeemable Warrants on the same terms and conditions as set forth above solely to cover over-allotments, if any. If the over-allotment option is exercised in full, the total Price to the Public, Underwriting Discount and Proceeds to the Company will be $_______, $________ and $________, respectively.














                              NUTMEG SECURITIES, LTD.
                                495 Post Road East
                            Westport, Connecticut 06880


                 The date of this Prospectus is _________, 1996.

                             (cover)

                       (INSIDE FRONT COVER)



                  (Picture of convenience store)






            Convenience Store - Las Cruces, New Mexico






                  (METEOR INDUSTRIES, INC. LOGO)







                  (Picture of convenience store)






                Convenience Store, Las Cruces, NM

     IN CONNECTION WITH THE OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SHARES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE AMERICAN STOCK EXCHANGE AND, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     The Securities are being offered on a "firm commitment" basis subject to receipt and acceptance by the Underwriter, the approval of certain legal matters by its counsel and prior sale. The Underwriter reserves the right to withdraw, cancel or modify the offering and to reject any order in whole or in part. It is expected that delivery of the certificates representing the Securities will be made on or about three business days from the date of this Prospectus, at the office of Nutmeg Securities Ltd., in Westport, Connecticut.

                             ADDITIONAL INFORMATION

     A Registration Statement on Form S-1, including amendments thereto, relating to the securities offered hereby has been filed by the Company with the Securities and Exchange Commission, Washington, D.C. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the securities offered hereby, reference is made to such Registration Statement, exhibits and schedules. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. However, all material elements of such contracts and documents are disclosed in this Prospectus. A copy of the Registration Statement may be inspected without charge at the Commission's principal offices in Washington, D.C., and copies of all or any part thereof may be obtained from the Commission upon the payment of certain fees prescribed by the Commission.

     The Company is subject to the reporting requirements of Section 13(a) and to the proxy requirements of Section 14 of the Securities Exchange Act of 1934, as amended, and in accordance therewith files periodic reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information concerning the Company may be inspected or copied at the public reference facilities at the Commission located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices in New York, 7 World Trade Center, New York, New York 10048, and in Chicago, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such documents can be obtained at the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Electronic filings made through the Electronic Data Gathering, Analysis and Retrieval system are publicly available through the Commission's web site (http.//www.sec.gov).

                               PROSPECTUS SUMMARY


     The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus.


THE COMPANY

     Meteor Industries, Inc. ("Meteor" or "Company") was incorporated on December 22, 1992, as a Colorado based holding company. Graves Oil & Butane Co., Inc. ("Graves"), which was acquired effective September 1, 1993, is engaged in the marketing and distribution of refined petroleum and related products primarily in northern New Mexico, Colorado, Arizona and Utah. Graves operates seven retail sites in northern New Mexico and Colorado. Hillger Oil Company ("Hillger"), which was acquired effective April 1, 1995, is engaged in the marketing and distribution of refined petroleum and related products primarily in southern New Mexico and Arizona. Hillger operates eight convenience stores in southern New Mexico.

     In November 1995, the Company acquired all of the outstanding stock of Capco Resources, Inc. ("CRI"), in exchange for shares of the Company's Common Stock which represent approximately 53% of the shares now outstanding. CRI is a holding company involved in the development of a power project in Pakistan. The acquisition of CRI was accounted for as a reverse acquisition with CRI
treated as the acquirer.   Capco Analytical Services, Inc. ("CAS"), a
wholly-owned subsidiary of CRI, is involved in providing environmental consulting and laboratory analysis.

     Approximately 98% of the Company's gross revenues are presently derived from the Graves and Hillger subsidiaries.

     The proceeds of this offering will be used to reduce accounts payable, purchase equipment and inventory, the repayment of debt, and the acquisition of petroleum marketing businesses.


THE OFFERING

     Securities offered                  600,000 Shares of Common Stock
                                         600,000 Redeemable Warrants

     Shares of Common Stock
      Outstanding:
        Prior to the offering<FN1>       3,294,903 Shares
        After the offering<FN1><FN2>     3,894,903 Shares

     Trading Symbol - OTC Bulletin
      Board                              METE

     Proposed AMEX Trading Symbols:
       Common Stock                      MTE
       Redeemable Warrants               MTEW
__________________




<FN1>
Does not include (i) 17,000 shares of Common Stock issuable upon the exercise of outstanding warrants to purchase Common Stock; (ii) up to 864,668 shares of Common Stock of the Company issuable upon the exchange of Preferred Stock of a subsidiary; (iii) 500,000 shares of Common Stock reserved for issuance pursuant to stock options which may be granted under the Company's stock option plan of which options to purchase 432,800 shares of Common Stock are currently outstanding; or (iv) 100,000 shares of Common Stock issuable upon the exercise of an option held by a consultant. (See "MANAGEMENT" and "DESCRIPTION OF SECURITIES.")
<FN2>
Does not give effect to an aggregate of 900,000 shares of Common Stock issuable upon exercise of: (i) the Redeemable Warrants; (ii) the over-allotment option; (iii) the Underwriter's Warrants; and (iv) the Redeemable Warrants subject to the over-allotment option.
(See"UNDERWRITING.")

     RISK FACTORS: The purchase of these securities involves a high degree of risk. Prospective investors should review carefully and consider the factors described under "RISK FACTORS."

     USE OF PROCEEDS: The proceeds from the offering will be used to reduce accounts payable, the repayment of debt, to purchase equipment and inventory, and the acquisition of petroleum marketing businesses. (See "USE OF PROCEEDS.")

     SUMMARY FINANCIAL DATA: Effective November 2, 1995, Meteor Industries, Inc., acquired 100% of the issued and outstanding common stock of Capco Resources Inc. ("CRI") in exchange for 1,745,000 shares of Meteor common stock. The acquisition was treated as a reverse acquisition of Meteor by CRI. Accordingly, the results of operations of CRI are included in the following financial information since inception of CRI. The results of operations of Meteor are included in the following financial information since November 2, 1995, the effective date of the acquisition. The following table sets forth certain selected financial data with respect to the Company and is qualified in its entirety by reference to the financial statements and notes thereto included in this Prospectus.

BALANCE SHEET DATA:                           (In Thousands)
                                  At
                                June 30                At December 31
                                 1996          1995         1994        1993

Current Assets                 $ 7,893       $ 6,660       $  126       $-0-
Property and Equipment           8,816         8,568          250        -0-
Other Assets                     3,671         3,273          164        -0-
Discontinued Operations             --           --           572        660
Total Assets                    20,380        18,501        1,112        660
Current Liabilities              7,337         6,873          403        -0-
Long-term Debt                   2,505         2,195          -0-        -0-
Deferred Tax Liability           1,813         1,894          -0-        -0-
Minority Interest                3,901         3,615          -0-        -0-
Stockholders' Equity             4,824         3,924          709        660

STATEMENT OF OPERATIONS DATA:

                                 (In Thousands, Except Per Share Data)
                       For the Six Months          For the             From
                          Ended June 30,         Years Ended        Inception to
                    1996      1995      1995     December 31,       December 31
                                     (Proforma)  1995    1994      1993      1992
Sales            $  29,379 $     434 $  29,016 $ 9,828 $   473 $     -0- $     -0-
Cost of Sales       24,260       -0-    24,152   7,373     -0-       -0-       -0-
Operating
  Expenses           4,432       497     5,216   2,395     602         2       -0-
Other Income
   (Expense)           (32)      -0-       138     (71)    -0-       -0-       -0-
Income (Loss)
  From Continu-
  ing Operations       208       (63)     (357)    (74)   (129)       (2)      -0-
Income from Dis-
  continued
  Operations           -0-       233       -0-   1,289     179       690       765
Net Income             208       170      (357)  1,215      49       688       765
Net Income  Per
  Common Share   $    0.07 $    0.10 $    (.20)$  2.49 $489.95 $6,883.42 $7,652.20
Weighted Average
  Shares
  Outstanding    3,069,903 1,745,000 1,745,000 489,035     100       100       100
Cash Dividends   $     -0- $    -0-  $     -0- $   -0- $   -0- $     -0- $     -0-

<FN1>
     The pro forma operations for the six months ended June 30, 1995 combines the operations of Meteor for the six months ended May 31, 1995, the operations of Hillger for the three months ended March 31, 1995, and the operations of CRI and CAS for the six months ended June 30, 1995.

                                  RISK FACTORS

     The securities offered hereby represent a speculative investment and involve a high degree of risk of a loss of part or all of the investment. Therefore, prospective investors should read this entire Prospectus and carefully consider the following risk factors in addition to the other information set forth elsewhere in this Prospectus prior to making an investment.

     1. SUBSTANTIAL DEBT SERVICE. The structure of Meteor's acquisitions of Graves and Hillger have resulted in substantial debt service obligations to be funded by operations. Because of the nature of these leveraged buyouts and because of the Company's continued expansion and development plans, the Company's liquidity requirements have increased and are expected to continue to increase as a result of the need to reduce the Company's existing debt and to finance capital expenditures and increased inventory requirements. In order to pay its debt obligations, the interest on such obligations and other expenses, the Company must generate cash flows from operations which exceed that which were achieved in the past. In addition, even if previous cash flows are exceeded throughout the terms of its obligations, the Company most likely will be required to raise capital, refinance its existing debt or sell assets in order to pay its obligations as they become due.

     2. RISKS RELATED TO SABA POWER COMPANY LTD. The Company's investment in Saba Power Company Ltd. is subject to a number of risks, including the following:

          FUNDING OF COMPANY'S INVESTMENTS. The Company is dependent on the prepayment of a portion of long-term promissory note by either Saba Petroleum Company or Capco Resources Ltd. to fund some of its investment in the project. To the extent that it does not invest sufficient funds, the Company's percentage interest will be reduced substantially. As a result, investors can be given no assurances as to the final amount of the Company's interest in this project.

          DEPENDENCE ON OBTAINING SUBSTANTIAL FINANCING. The construction of the power plant project will be dependent on the funding of required equity capital and cost overrun guarantees of over $50,000,000, as well as more than $100 million in construction debt. There can be no assurance that such funds will be available. Debt financing commitments from the project's lenders have been made and the partners in the project have funded over $12,000,000 in equity, but all of the funding required to complete the project has not been completely secured. Cogen is currently exploring the possibility of allowing greater participation by its existing equity partners and/or bringing in a new equity partner into the project. If all funding is not completely secured by November 11, 1996, the project would be most likely abandoned and the Company's investment of approximately $550,000 would have to be written off.

          CURRENCY CONVERTIBILITY. Despite the fact that the Government of Pakistan will undertake to contractually commit to the convertibility of Rupees in foreign exchange, this commitment entails a certain level of credit risk in the event that the country suffers shortfall in availability of foreign currency. However, despite some difficult economic times, to the best of the Company's knowledge the Government of Pakistan has never defaulted on or rescheduled any of its debts, foreign or local.

          POLITICAL RISK. During the past few months the costs of the project have increased, the economic and political climate in Pakistan has deteriorated. The country is in a recession and it is having difficulty refinancing certain obligations with the World Bank and International Monetary Fund. Since many of the contracts relating to this project are obligations of the Government of Pakistan, the country's political and economic stability is important to the project. Any adverse change or further deterioration could cause the project to be abandoned by its partners. The Company's partners in the project are continuously evaluating these factors. Also, in the last 40 years, Pakistan has fought two wars with India. In addition, in the early 1970's the Government of Pakistan nationalized various industries, many of which were returned to the original owners a few years later. There is a significant element of political risk involved in investing in Pakistan, not unlike most other third world countries. The Concession Agreements provide that if the government were to nationalize the project, or take over the plant after termination of any of the base contracts, in all cases it must pay off at least the outstanding debt amount, and in most cases certain discounted amounts to the equity investors. Of course, this commitment is ultimately a credit risk of the Government of Pakistan.

     3. RELIANCE ON KEY EMPLOYEES. The Company is wholly dependent on the personal efforts and abilities of its Officers and key employees. The loss of or unavailability to the Company of the services of one or more of its key employees would have a materially adverse effect on the Company's business prospects and/or potential earning capacity. In particular, the Company's President, Edward J. Names, who has an employment contract, is instrumental for the overall planning and management of the Company, its financing and its growth. There can be no assurance, if the services of any of these individuals were unavailable to the Company, that the Company would be able to employ a qualified replacement person or persons on terms suitable to the Company. The Company presently does not maintain key person life insurance on any of its key employees but has agreed to obtain a policy on the life of Edward J. Names in the amount of $1,500,000 upon completion of this offering.

     4. FRANCHISE AGREEMENTS. The Company's petroleum marketing is dependent on franchise agreements with major producers of petroleum products. The Company's existing contracts with Phillips Petroleum Company, Conoco, Inc., Diamond Shamrock, Texaco, Inc., Fina Oil Company and Sun Oil Company have been in place for many years, but each of these contracts is terminable at the supplier's discretion on short notice. The loss of the Phillips 66 and Conoco contracts in particular could have a material adverse effect on the Company's revenues and profits.

     5. COMPETITION. The Company's convenience store and gasoline distribution businesses are highly competitive. The Company competes with businesses similar in size to itself, with major oil companies with far greater resources than it possesses, and also with weaker firms who cut prices and engage in other efforts to remain in business. This competition, from time to time, adversely impacts operations and earnings. The Company operates 15 convenience stores or retail outlets without convenience stores in connection with its retail gasoline operations and leases one store to an independent operator. The convenience store business has been extremely competitive resulting in bankruptcies and reorganizations for a number of companies in the industry.

     6. NARROW MARGINS FOR REFINED PETROLEUM PRODUCTS AND MARKET SHARE CONFLICTS. The distribution of refined petroleum products by the Company is extremely competitive, with narrow margins, requiring constant, careful attention, supervision and controls. Management has limited control over the competitive pricing of petroleum products. Foreign producers and refiners of petroleum products from time to time may affect materially the available supply of petroleum products, which could affect pricing and margins. Also, major oil companies, concerned with maintaining or increasing their respective market shares, sometimes depress prices and margins to attain or sustain product volume. These practices from time to time impact the earnings and operations of independent distributors such as the Company.

     7. POTENTIAL ACCIDENTS. The Company owns and operates gasoline storage tanks, a fleet of 34 tank trucks, and wholesale and retail outlets for refined petroleum products. The presence of flammable and combustible products at these facilities provides the potential for fires and explosions which could destroy both property and human life. These products, almost all liquids, also have the potential to impose environmental damage if released. The Company has general liability coverage and a commercial umbrella liability policy with total coverage limits of $5 million as well as other insurance covering damage to its properties. While management believes the Company's insurance coverage is adequate for most foreseeable problems, and is comparable with the coverage of other companies in the same business and of similar size, its coverage does not necessarily protect the Company for ultimate liability for any damage to the environment, especially if such environmental damage is caused by leaking lines or tanks. Such environmental related coverage generally is unavailable or available a prohibitive cost. See the heading "Environmental Risks" below.

     8. CONTROL BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS. Management and principal shareholders will beneficially own 71.4% of the outstanding common stock after this offering. Effective control of the Company will remain in the hands of such persons.

     9. LIMITED DIRECTOR LIABILITY. The liability of a Director to the Company or any Shareholder for monetary damages for breach of his fiduciary duties as a Director is limited by the Company's Articles of Incorporation with certain exceptions. In addition, the Company will provide Officers and Directors the maximum indemnification allowable from time to time under Colorado law. These provisions limit the Company's and its Shareholders' ability to obtain damages or other relief from its Officers and Directors in the event of claimed wrongdoing.

     10. GENERIC PREFERRED STOCK AUTHORIZED. The Company's Articles of Incorporation authorize the issuance of up to 10,000,000 shares of Preferred Stock, the terms, preferences, rights and restrictions of which may be established by its Board of Directors. Other companies on occasion have issued series of such preferred stock with terms, rights, preferences and restrictions that could be considered to discourage other persons from attempting to acquire control of such companies and thereby insulate incumbent management. It is possible the Company could issue shares of its Preferred Stock for such a purpose. In certain circumstances, the existence of corporate devices which would inhibit or discourage takeover attempts could have a depressive effect on the market value of the stock of a company. The Board of Directors has no current plans to issue any shares of Preferred Stock.

     11. NO DIVIDENDS. The Company has paid no dividends on its Common Stock since incorporation. The Company does not anticipate paying dividends on its Common Stock in the foreseeable future and intends to devote any earnings to the development of the Company's business.

     12. CONFLICTS OF INTEREST. Certain conflicts of interest may exist between the Company and its officers and directors. Each of such individuals has other business interests to which they devote their attention, and they are expected to continue to do so. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with their fiduciary duties to the Company. No officer or director owes a fiduciary duty to another entity regarding business opportunities related to lines of business similar to that of the Company.

     13. ENVIRONMENTAL RISKS. The Company's operations, which include distribution and jobbing of refined petroleum products (collectively the above operations are referred to as "Regulated Environmental Activities") are subject to a variety of federal, state and local laws, rules and regulations governing the storage, translation, manufacture, use, discharge, release and disposal of products and contaminants into the environment or otherwise relating to the protection of the environment. The Company's Regulated Environmental Activities, by their very nature, give rise to the potential for substantial environmental risks including:

          RISK OF RELEASE OF PETROLEUM AND RELATED PRODUCTS AND WASTES. The accidental or unintended release or discharge of petroleum and related products and wastes which result from normal activities at tank farms and service stations and during the transportation or manufacture of such products and wastes, or the release or discharge of such products or waste in excess of permitted levels, may occur despite the operational controls and procedures established by the Company. Releases or discharge of such petroleum and related products and associated wastes, could contaminate the environment. Such releases or discharges may give rise to potential liability under the environmental laws, rules and regulations of the United States, individual states, and local jurisdictions relating to contamination or threat of contamination of air, soil, groundwater and surface waters. Such liability could expose the Company to fines or other penalties, both civil and criminal, and could result in the Company being required to institute extensive cleanup and remediation activities.

          RISK OF VIOLATION OF ENVIRONMENTAL REGULATIONS. The Company is subject to numerous environmental laws, rules and regulations covering its Regulated Environmental Activities. The Company's failure to comply with any applicable environmental regulation, whether or not intentional, can give rise to fines, penalties and sanctions, including criminal charges against employees and management, and may under certain circumstances require the closure of such non-complying facilities.

          RISK OF FUTURE ENVIRONMENTAL REGULATIONS. The environmental laws, rules and regulations which cover the Company's Regulated Environmental Activities continue to evolve. Stricter environmental regulations and controls or modified environmental regulations and controls could impose added costs on the operation of the Company, or cause the manufacture, storage, transportation or sale of some of the Company's products to become either unprofitable or illegal.

          RISK TO THE ENVIRONMENTAL HEALTH AND SAFETY OF PERSONS. Exposure of the Company's employees or the public to certain petroleum and related products or waste could result in damage to human health and safety, and give rise to liability to the Company, thereby impacting the economic value of the Company.

          RISKS RELATING TO ENVIRONMENTAL REIMBURSEMENT PROCEDURES. Certain of the Company's Regulated Environmental Activities, such as leaking petroleum storage tank remediation, give rise to a potential for reimbursement of all or a portion of the amounts expended from applicable governmental reimbursement programs. Such reimbursement programs are subject to changes in applicable statutes or the interpretation of the law, which could alter the timing or availability of reimbursement funds to the Company and its customers.

     14. OUTSTANDING OPTIONS AND WARRANTS. Currently, the Company has outstanding options and warrants to purchase up to 549,800 shares of Common Stock at prices ranging from $1.00 to $5.25 per share, and may grant options to purchase 67,200 additional shares under its stock option plan. Additionally, the Company has agreed to sell to the Underwriter and its designees Underwriter's Warrants to purchase up to 60,000 shares of Common Stock and 60,000 Non-Callable Warrants exercisable during the four year period commencing one year from the date of this Prospectus at $_____ per share of Common Stock and $____ per Non-Callable Warrant, subject to adjustment. The Underwriter will have certain registration rights with respect to the Underwriter's Warrants and the shares of Common Stock underlying such warrants.

     For the term of such options and warrants, the holders thereof will have an opportunity to profit from the rise in the market price of the Company's Common Stock without assuming the risks of ownership. This may have an adverse effect on the terms upon which the Company could obtain additional capital. Furthermore, it might be expected that the holders of such options and warrants would exercise them at a time when the Company would be able to obtain equity capital on terms more favorable than those provided for by the options and warrants. (See "MANAGEMENT," "DESCRIPTION OF SECURITIES" and "UNDERWRITING.")

     15. PREFERRED STOCK OF SUBSIDIARY. Graves Oil & Butane Co., Inc., a subsidiary of the Company has outstanding shares of preferred stock. held by Theron J. Graves, which currently may be exchanged for shares of the Company's Common Stock at the current bid price or up to 22.2% of the shares of the Company's Common Stock outstanding after such exchange, whichever yields fewer shares. As a result, after this offering Mr. Graves will have the right to acquire a maximum of 864,668 shares of the Company's Common Stock assuming that no options or warrants are exercised. Mr. Graves would have certain piggy-back registration rights with respect to any shares which he receives upon exchange. As a result, Mr. Graves has the right to acquire a substantial number of shares of the Company's Common Stock in the future, and the resale of such shares could adversely affect the market for the Company's Common Stock. (See "SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS" and "DESCRIPTION OF SECURITIES.")

     16.  COMMON STOCK ELIGIBLE FOR RESALE. Of the 3,294,903 shares of
Common Stock presently outstanding, approximately 2,862,463 shares are "restricted securities" and under certain circumstances may be sold in compliance with Rule 144 adopted under the Securities Act of 1933, as amended. Of such shares, approximately 438,300 shares are presently eligible for resale under Rule 144. The Company has obtained the agreement of its Officers, Directors and record shareholders who own 5% or more of the Company's outstanding common stock to not sell, publicly transfer or assign more than 25,000 of the 2,510,472 shares of Common Stock currently owned by them for a period of one year from the date of this Prospectus without the prior written consent of the Underwriter. The Company has agreed to register 270,000 shares of restricted Common Stock for resale by the holders thereof, and the Company intends to file such registration statement within three to nine months after the date of this Prospectus. (See "DESCRIPTION OF SECURITIES -- Shares Eligible for Future Sale.") Future sales of such shares will in all likelihood depress the market price of the Company's Common Stock.

     17. POSSIBLE VOLATILITY OF PRICE OF SHARES. The price of shares of publicly-traded corporations tend to fluctuate over a wide range. It can be expected, therefore, that there may be wide fluctuations in the market price
for the Common Stock.   There is no assurance that an active market will
develop in the Common Stock. The lack of a current market for the Common Stock and fluctuations in trading interest and changes in the Company's operating results, financial condition and prospects could have a significant impact on the market price for the Common Stock.


                                   THE COMPANY

     Meteor Industries, Inc. ("Meteor" or the "Company") was incorporated in Colorado on December 22, 1992, to purchase all the outstanding common stock of Graves Oil & Butane Co., Inc. ("Graves"). The two companies and Graves' then sole shareholder ("Seller") entered into a Purchase Agreement on June 23, 1993 and finalized the purchase on September 28, 1993. The purchase price for the common stock was $4,100,000. The Seller also retained preferred stock in Graves with a redemption value of $3,543,500 plus accrued dividends to be redeemed subsequent to September 15, 2000, if not earlier converted into common stock.

     In January 1994, the Company completed an initial public offering of 200,000 shares of its Common Stock pursuant to Regulation A under the Securities Act of 1933. The net proceeds of this offering to the Company was approximately $800,000 and were used for purchase of equipment and property, as well as for debt service and working capital purposes.

     On June 12, 1995, Meteor purchased all of the outstanding shares of Hillger Oil Company ("Hillger") headquartered in Las Cruces, New Mexico. Hillger operates eight convenience stores and supplies 23 branded dealers in New Mexico. Graves operates seven retail sites and supplies 44 branded dealers. In connection with the acquisition of Hillger, Meteor sold 365,000 shares of its common stock for $730,000 in cash and borrowed $875,000 from Norwest Business Credit, Inc. Meteor is implementing plans for further expansion in New Mexico. Through a joint venture, Meteor intends to build a new convenience store in the Albuquerque, New Mexico metropolitan area.

     In June 1995, the Company declared an 8% stock dividend to the shareholders of record as of June 30, 1995.

     In October 1995, the Company formed Pyramid Stores, Inc. ("Pyramid"), a Colorado corporation, as a wholly owned subsidiary to hold the stock of Graves and Hillger and operate those companies separately from the Company's other activities. Pyramid's personnel will focus their efforts and Pyramid's resources on the distribution and marketing of fuel and related products.

     In November 1995, the Company issued 1,745,000 shares of its Common
Stock in exchange for all of the outstanding stock of Capco Resources, Inc. ("CRI"), a Delaware corporation. The shares of the Company's Common Stock issued in this transaction, which represent approximately 53% of the shares now outstanding, were issued to a U.S. subsidiary of Capco Resources Ltd. ("Capco"), an Alberta corporation, which is listed on the Alberta Stock Exchange. As a result of this transaction, there was a change in control of the Company and one of the Company's three directors was replaced by a Capco representative, Ilyas Chaudhary. Accordingly, the transaction has been considered a reverse acquisition for accounting purposes and the assets of Meteor, including the assets of Graves and Hillger have been revalued to their fair value at the date of the transaction. The major assets of CRI include:
(i) an interest in Saba Power Company Ltd., which is involved in the development of a power plant in Pakistan; (ii) all of the stock of Capco Analytical Services, Inc., a California environmental services firm; and (iii) a $1,516,000 promissory note from Saba Petroleum Company and other miscellaneous assets.

     CRI personnel intend to focus their efforts on the financing of Saba Power Company Ltd. and to pursue other international power projects. However, CRI has no full-time employees or capital resources to devote to such efforts, and as a result such efforts will be limited to CRI's management looking for potential opportunities and presenting the opportunity to potential partners to co-develop.

     In June 1996, the Company completed a private offering of a total of 270,000 shares of Common Stock for an aggregate of $704,000 in net proceeds.

     The Company's headquarters are located at 216 Sixteenth Street, Suite 730, Denver, Colorado 80202, and its telephone number is (303) 572-1135.


                         PRICE RANGE OF COMMON STOCK

     The principal market for trading the Company's Common Stock has been the over-the-counter market. Prices for the Common Stock are quoted on the OTC Bulletin Board.

     The range of high and low bid quotations for the Company's Common Stock since public trading began in January 1994 provided below were obtained from the National Quotation Bureau. The stock is principally owned or controlled by Officers and Directors of the Company, and the bid prices reported may not be indicative of the value of the Common Stock. The volume of trading in the Company's Common Stock has been very limited. These over-the-counter market quotations reflect inter-dealer prices without retail markup, markdown or commissions and may not necessarily represent actual transactions.

                                                     Bid*
                 Period                         High      Low

     Quarter Ended February 28, 1994. . . .     $4.63    $4.17
     Quarter Ended May 31, 1994 . . . . . .     $4.17    $3.70
     Quarter Ended August 31, 1994. . . . .     $4.17    $2.78

     Quarter Ended November 30, 1994. . . .     $4.63    $2.78
     Quarter Ended February 28, 1995. . . .     $4.63    $3.94
     Quarter Ended May 31, 1995 . . . . . .     $4.63    $3.47
     Quarter Ended August 31, 1995. . . . .     $4.28    $2.50

     Month   Ended September 30, 1995 . . .     $3.00    $2.50

     Quarter Ended December 31, 1995. . . .     $3.25    $2.00
     Quarter Ended March 31, 1996 . . . . .     $3.75    $2.00
     Quarter Ended June 30, 1996. . . . . .     $4.25    $1.75
__________________

  * As restated to give retroactive affect to a stock dividend of 8% which was paid to shareholders of record as of June 30, 1995.

     As of August 28, 1996, there were approximately 65 record holders of the Company's Common Stock. Based on securities position listings, the Company believes that there are approximately 100 beneficial holders of the Company's Common Stock.


                                DIVIDEND POLICY

     The Company has paid no cash dividends on its Common Stock and has no present intention of paying cash dividends in the foreseeable future. In June 1995, the Company declared an 8% stock dividend on its outstanding Common Stock. It is the present policy of the Board of Directors to retain all earnings to provide for the growth of the Company. Payment of cash dividends in the future will depend, among other things, upon the Company's future earnings, requirements for capital improvements and financial condition. In addition, the Company's Graves subsidiary is restricted from paying dividends to the Company which in turn would restrict the Company's ability to pay dividends.

     The Company's ability to pay any cash dividends on the Company's Common Stock in the future will be limited by the dividend requirements of the Preferred Stock of a Subsidiary.


                         SELECTED FINANCIAL INFORMATION

     Effective November 2, 1995, Meteor Industries, Inc., acquired 100% of the issued and outstanding common stock of Capco Resources Inc. ("CRI") in exchange for 1,745,000 shares of Meteor common stock. The acquisition was treated as a reverse acquisition of Meteor by CRI. Accordingly, the results of operations of CRI are included in the following financial information since inception of CRI. The results of operations of Meteor are included in the following financial information since November 2, 1995, the effective date of the acquisition.

BALANCE SHEET DATA:
                                             (In Thousands)
                                  At
                                June 30                At December 31
                                 1996          1995         1994        1993

Current Assets                 $ 7,893       $ 6,660       $  126       $-0-
Property and Equipment           8,816         8,568          250        -0-
Other Assets                     3,671         3,273          164        -0-
Discontinued Operations             --           --           572        660
Total Assets                    20,380        18,501        1,112        660
Current Liabilities              7,337         6,873          403        -0-
Long-term Debt                   2,505         2,195          -0-        -0-
Deferred Tax Liability           1,813         1,894          -0-        -0-
Minority Interest                3,901         3,615          -0-        -0-
Stockholders' Equity             4,824         3,924          709        660

STATEMENT OF OPERATIONS DATA:

                                 (In Thousands, Except Per Share Data)
                       For the Six Months          For the             From
                          Ended June 30,         Years Ended        Inception to
                    1996      1995      1995     December 31,       December 31
                                     (Proforma)  1995    1994      1993      1992
Sales            $  29,379 $     434 $  29,016 $ 9,828 $   473 $     -0- $     -0-
Cost of Sales       24,260       -0-    24,152   7,373     -0-       -0-       -0-
Operating
  Expenses           4,432       497     5,216   2,395     602         2       -0-
Other Income
   (Expense)           (32)      -0-       138     (71)    -0-       -0-       -0-
Income (Loss)
  From Continu-
  ing Operations       208       (63)     (357)    (74)   (129)       (2)      -0-
Income from Dis-
  continued
  Operations           -0-       233       -0-   1,289     179       690       765
Net Income             208       170      (357)  1,215      49       688       765
Net Income  Per
  Common Share   $    0.07 $    0.10 $    (.20)$  2.49 $489.95 $6,883.42 $7,652.20
Weighted Average
  Shares
  Outstanding    3,069,903 1,745,000 1,745,000 489,035     100       100       100
Cash Dividends   $     -0- $    -0-  $     -0- $   -0- $   -0- $     -0- $     -0-

<FN1>
The pro forma operations for the six months ended June 30, 1995 combines the operations of Meteor for the six months ended May 31, 1995, the operations of Hillger for the three months ended March 31, 1995, and the operations of CRI and CAS for the six months ended June 30, 1995.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

     The accompanying pro forma consolidated statement of operations for the year ended December 31, 1995, combines the consolidated post-acquisition operations of Meteor for the year ended December 31, 1995 (which includes the operations of Meteor beginning November 2, 1995, and the operations of CRI for the entire year), the operations of Hillger Oil Company ("Hillger") for the three months ended March 31, 1995, and the pre-acquisition operations of Meteor for the ten months ended October 31, 1995. Hillger's results of operations for the seven months ended October, 1995, are included in the operations of Meteor, as Meteor closed this acquisition effective April 1, 1995.

     The pro forma consolidated statements of operations are presented as if all acquisitions had occurred at the beginning of the period presented and are presented for continuing operations only.

     The pro forma consolidated statement of operations is not necessarily indicative of future operations or the actual results that would have occurred had the acquisition been consummated at the beginning of the period presented.

     The pro forma consolidated statement of operations should be read in conjunction with the historical financial statements and notes thereto of Meteor, included elsewhere in this document.

     The pro forma net income per share is computed by dividing the pro forma net income by the pro forma number of shares outstanding during the period.

     Entries to reflect pro forma adjustments for the 12 month period:

                                        Debit                 Credit

(a)  Rent Expense                       129,300              299,900
     Deferred Compensation                                   642,800

     Entry to record reduction of Hillger's 1995 rent expense from the historical amount of $397,400 to the negotiated future amount of $215,500 and to eliminate Hillger's deferred compensation of $642,800 as it was paid to the prior owner as part of the purchase agreement and will not be a recurring event.

(b)  Depreciation Expense                95,000
     Provision for Income Taxes         143,000

     Entry to reflect additional depreciation related to the step up in property and equipment and reflect income taxes on a consolidated basis.

METEOR INDUSTRIES, INC.
PRO FORMA STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1995

                            Meteor
                          (As Succes-              Meteor
                          sor to CRI)  Hillger   10-Months Pro Forma   Meteor
                          Year Ended  1/1/95 to    ended     Debit   Pro Forma
                           12/31/95   3/31/95     10/31/95  (Credit)  12 month
REVENUES
  Sales                   $9,828,092 $5,523,734 $42,369,502          $57,721,328
  Cost of Sales            7,373,304  4,297,464  36,139,781           47,810,549

    Gross Profit           2,454,788  1,226,270   6,229,721            9,910,779

EXPENSES
  Selling, General &
    Administrative         2,243,612  1,989,424   5,475,532 (813,400)  8,895,168
  Depreciation/
    Amortization             151,709     24,540     545,879   95,000     817,128

    Total Expenses         2,395,321  2,013,964   6,021,411 (718,400)  9,712,296

Income from operations        59,467   (787,694)    208,310  718,400     198,483







                                   -13-

Other income and
  (expenses)
    Interest income           28,047      5,337     182,007              215,391
    Interest expense         (91,621)   (20,955)   (454,961)            (567,537)
    Gain on sale of assets    (7,460)   137,352      17,393              147,285
    Other income                   0          0     159,075              159,075

    Total other income       (71,034)   121,734     (96,486)             (45,786)

Income(loss) before taxes
  and minority interest      (11,567)  (655,960)    111,824   718,400    152,697

    Provision for
      income tax              (1,470)         0     (84,762)  143,000     56,768

Income(loss) before
  minority interest          (10,097)  (665,960)    196,586   575,400     95,929

    Minority interest         63,544                317,720              381,264

      Income (loss)
       from continuing
       operations         $ (73,641) $ (665,960) $ (121,134)$575,400 $  (285,335)

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR METEOR INDUSTRIES, INC.

     This Prospectus contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements.

     Effective November 2, 1995, Meteor acquired CRI. The acquisition was treated as a reverse acquisition of Meteor by CRI. Accordingly, the historical accounts of CRI are reflected in the financial statements, so comparisons with prior year are not very meaningful.

LIQUIDITY AND CAPITAL RESOURCES

     Net cash provided by operating activities totaled $575,000 for the six months ended June 30, 1996 compared to a use of funds of $12,000 for the six months ended June 30, 1995. The increase in cash provided is primarily related to increases in net income and accounts payable.

     As of June 30, 1996, the Company had working capital of $556,000 compared to a working capital deficit of $214,000 at December 31, 1995. The increase in the working capital is due primarily to sale of stock yielding net proceeds of $692,000.

     Net cash used by investing activities totaled $835,000 for the six months ended June 30, 1996, compared to a use of $3,000 for the six months ended June 30, 1995. The increase is for property, equipment purchases and investments in 1996.

     Because of the Company's continued expansion and development efforts, the Company's liquidity requirements have increased and are expected to continue to increase as a result of the need to reduce the Company's existing debt related to prior acquisitions.

     Net cash provided by financing activities totaled $870,000 for the six months ended June 30, 1996 compared to a use of $0 for the six months ended June 30, 1995. The provision is primarily related to sale of stock and borrowings related to property purchases.

     The Company has two revolving bank credit facilities with Norwest Business Credit, Inc. - one for $3,000,000 and one for $1,500,000. The credit lines are subject to the borrowing base of the Company's subsidiaries, as defined and on June 30, 1996, $1,901,000 and $132,000 were borrowed against the facilities which are recorded as current liabilities. The Company has been in default on timely filing of information with the lender. Rather than change the due dates of various reports, the lender has waived this requirement in the past and has indicated they will probably continue to waive it in the future whenever the Company might be late in filing such information. The Company has filed such information in a timely manner during the past several months, but because of very short time requirements the Company may not be able to file timely in the future.

     The Company has a term loan with a New Mexico bank which is due in January, 1998 and a term loan with Norwest Business Credit, Inc. which is due in June, 1998.

     The balances at June 30, 1996, were $312,000 and $291,000, respectively. The loans are collateralized by real estate and buildings and equipment and require approximately $29,000 per month in payments.

     The Company owns 50% of a limited liability company which in June, 1996, acquired a convenience store for $610,000 using financing from Phillips 66 for $523,000. The Company is a co-signer on this loan which has a term of 10 years.

     A subsidiary of the Company has preferred stock outstanding which requires no periodic payments but accrues an 8% dividend and must be redeemed for $3,543,500 plus accrued dividends at the holders request any time after September 15, 2000 unless earlier converted into common stock pursuant to its terms. This preferred stock is treated as a minority interest on the balance sheet and recorded at its discounted value.

     The Company owes the founder of one of its subsidiaries $1,868,000 payable in semi-annual installments of $200,000 which includes principal and interest calculated at 2 percentage points in excess of Citibank's prime rate. All previously unpaid principal and interest is due October 1, 1997. It is anticipated that $435,000 will be offset by payments on notes receivable from the founder also due October 1, 1997.

     The Company is obligated to pay lease costs of approximately $61,000 monthly for land, building, facilities, and equipment.

     In order to pay its obligations, the interest on such obligations and other expenses, the Company must generate cash flows from operations which exceeds that which has been achieved in the past. In addition, even if historical cash flow is exceeded throughout the terms of its obligations, the Company will probably be required to raise capital or refinance its existing debt in order to pay its obligations as they become due.

     The Company utilizes underground tanks at various locations to store petroleum products and is therefore subject to various federal and state statutes concerning environmental protection, as well as the New Mexico Ground Water Protection Act. The various federal and state statutes are designed to identify environmental damage, identify hazardous material and/or operations, regulate operations engaged in hazardous activities, and establish procedures for remedial action as necessary.

     The state of New Mexico has recognized the potential cleanup costs resulting from regulations, and the New Mexico Ground Water Protection Act has included the establishment of a corrective action fund. The purpose of the fund is to provide monetary assistance in both assessing site damage and correcting the damage where such costs are in excess of $10,000. Assistance is not available to repair or replace underground tanks or equipment. The law specifies requirements which must have been met for an applicant to be eligible, including a provision that payments will be made in accordance with regulations (which have not yet been issued), and states that payment from the corrective action fund are limited to amounts in that fund. The Company is responsible for any contamination of land it owns or leases; however, the Company's responsibilities may be limited as a result of possible claims for reimbursement from third parties.

     The Company maintains detailed inventory records and performs tank and line tightness tests on a regular basis on all underground storage tanks. Management has assessed the environmental contingencies and does not anticipate any potential liabilities that will have a material adverse effect on the consolidated financial position, results of operation, or liquidity of the Company.



     Even if completed in a reasonably timely manner, the Pakistan Power Project will not provide any significant cash flow in the form of dividends to the Company for approximately three to four years. The Project Development and Shareholder's Agreement (the agreement among the equity partners of Saba Power) as amended on March 30, 1996 allows CRI to make approximately a $2,000,000 equity investment in the Saba Power project in exchange for approximately a 8% interest in Saba Power. In addition, CRI has an option (the "Project Option") to increase its interest in Saba Power up to a total of 23%. If the Company chooses to fully exercise such Project Option, it will have to invest approximately $7,500,000 plus "interest" accruing at 14% per annum during the period in which the Project Option remains unexercised. CRI can take advantage of this Project Option to a lesser degree by making a proportionately smaller equity investment. The Project Option expires on March 30, 1997.

     On August 1, 1996, CRI entered into an agreement with Saba Petroleum Company ("Saba") whereby Saba, a related party, is participating with CRI in the power project. Saba has agreed to invest $500,000 in the Project for approximately a 2% interest. Saba has no interest in the Project Option. As a result of the above described agreements CRI will invest approximately $1,500,000 for approximately a 6% interest in Saba Power and CRI has retained an option to increase its interest up to approximately 23%. As of the date of this Prospectus, CRI has invested approximately $550,000 and Saba has invested $250,000 in the power project. Because the project costs are not fixed, CRI's interest will change based on any change in the total project costs.

     Meteor is providing CRI with the necessary funds for its share of the Saba Power equity commitment from the proceeds of a private placement of Meteor's Common Stock completed in June 1996 and expects the partial collection (at least $500,000) of its note receivable from Saba Petroleum Company. CRI has a commitment outstanding for $75,000 as a finders fee to an unaffiliated party and relating to the project, of which one half is expected to be reimbursed by one of the other shareholders of Saba Power.

     On July 14, 1996, the Government of Pakistan gave notice to Saba Power that Saba Power was in default of certain provisions in the Implementation Agreement which required construction of the power project to start by July 3, 1996. The Implementation Agreement and the notice states that Saba Power has 90 days from the date of the notice to cure such default. In October of 1996, Saba Power requested and received from the Government of Pakistan a written extension of time to cure the default. The time period was extended until November 11, 1996.

     In early August 1996, Saba Power and the shareholders thereof completed the final negotiations with the project's construction lender. On August 20, 1996, the Engineering Procurement and Construction Contractor for Saba Power was given a limited release to commence construction activities on the project, which was subsequently suspended. When: 1) all required equity capital is fully subscribed and paid by the partners; 2) when a $1,000,000 documentation fee is paid to the Government of Pakistan; 3) when the construction contractor is given a full release; and 4) when certain consents are obtained from the Government of Pakistan, which consents relate to the construction loan documents, the default would then be cured. There can be no assurance that all such requirements will be fulfilled prior to the November 11, 1996 deadline.

RESULTS OF OPERATIONS

COMPARISON OF THE SIX MONTHS ENDED JUNE 30, 1996 TO JUNE 30, 1995

     The Company is primarily engaged in the business of marketing and distributing refined petroleum and related products employing wholesale, convenience store operations and environmental services.

     The following table sets forth, for the six month period ended June 30, 1996 and 1995 certain items of the Company's Consolidated Statements of Operations.

                                         Percentage of Sales
                                   1996         1995         1995
                                                          (Pro Forma)

     Net Sales                    100.0%       100.0%       100.0%
     Cost of Sales                 82.6%          --%        83.2%
     Gross Profit                  17.4%       100.0%        16.8%
     Selling, General &
      Administrative Expenses      13.6%       111.0%        16.6%
     Depreciation Expense           1.5%         3.5%         1.4%
     Other Income and Expenses     (.1)%          --%          .5%
     Income Taxes (Benefit)          .9%          --%         (.2)%
     Minority Interest               .6%          --%          .7%
     Income (loss) from
       continuing operations         .7%      (14.5)%        (1.2)%

     The pro forma operations for the six months ended June 30, 1995 combines the operations of Meteor for the six months ended May 31, 1995, the operations of Hillger for the three months ended March 31, 1995, and the operations of CRI and CAS for the six months ended June 30, 1995.

     The Company's sales for the six months ended June 30, 1996, were $29,379,000 compared to $434,000 for the comparable period ending June 30, 1995 and $29,016,000 on a pro forma basis. The increase in revenues is due to increases in gasoline volumes and prices at the retail level. Sales are expected to be relatively constant throughout the remainder of the year.

     The Company's cost of sales for the six months ended June 30, 1996, were $24,260,000 compared to $0 for the comparable period ended June 30, 1995, and $24,152,000 on a pro forma basis. The increase in costs of sales on a pro forma basis is due to an increase in sales as discussed above.

     The Company's gross profit for the six months ended June 30, 1996, was $5,118,000 compared to $434,000 for the comparable period ended June 30, 1995 and $4,864,000 on a pro forma basis. The increase is primarily related to higher sales and increased margins for gasoline at the retail level. Retail gasoline margins are dictated by competition in a given area and the Company has no control over such margins.

     The Company's selling, general and administrative expenses were $3,999,000 for the six months ended June 30, 1996, compared to $482,000 for the comparable period ended June 30, 1995 and $4,816,000 on a pro forma basis. The reduction in expenses on a pro forma basis is related to combining the operations of Hillger and Graves and realizing the benefits of overhead reduction and reduction of certain operating costs.

     The Company's depreciation for the six months ended June 30, 1996, was $434,000 compared to $15,000 for the comparable period ended June 30, 1995 and $400,000 on a pro forma basis. The increase in depreciation expense is due primarily to acquisition of equipment.

     The Company's other income for the six months ended June 30, 1996 was $(32,000) compared to $0 for the comparable period ended June 30, 1995 and $138,000 on a pro forma basis. The reasons for the decrease on a pro forma basis are primarily related to an increase in interest income of $43,000 related to the notes receivable, a reduction in interest expense of $32,000 due to a reduction in long term debt, and a decrease of $245,000 due to fewer sales of assets this quarter.

     The Company's provision for income taxes for the six months ended June 30, 1996, was $255,000 compared to $0 for the comparable period ended June 30, 1995.

COMPARISON OF THE YEAR ENDED DECEMBER 31, 1995 TO DECEMBER 31, 1994

     The following table sets forth, for the years ended December 31, 1995 and 1994 certain items of the Company's Consolidated Statements of Operations.

                                      Percentage of Sales
                                       1995         1994
 Net Sales                            100.0%       100.0%
 Cost of Sales                         75.0%          --%
 Gross Profit                          25.0%       100.0%
 Total Expenses                        24.4%       127.3%


                               -18-

 Other Income and (expenses)            0.7%          --%
 Minority Interest                      0.6%          --%
 Net Income (loss) from continuing
   operations                         (0.7)%      (27.3)%
_______________

<FN1>
The Company's sales for the year ended December 31, 1995, were $9,828,000 compared to $473,000 for the comparable period ending December 31, 1994. The increase in revenue is due to an increase in sales due to acquisition of
Meteor of $8,868,000 and an increase of $487,000 at CAS.   The increase in
revenues at CAS is due to additional lab analysis which trend is expected to continue.

     The Company's cost of sales for the year ended December 31, 1995, were $7,373,000 compared to $0 for the comparable period ended December 31, 1994. The increase in costs of sales is due to the acquisition of CRI by Meteor.

     The Company's gross profit for the year ended December 31, 1995, was $2,455,000 compared to $473,000 for the comparable period ended December 31, 1994. The increase is related to the acquisition of CRI by Meteor.

     The Company's selling, general and administrative expenses were $2,395,000 for the year ended December 31, 1995 compared to $602,000 for the year ended December 31, 1994. The increase in expenses of $1,388,000 is related to the acquisition of CRI by Meteor and an increase at CAS of $405,000 due to increased activity at the laboratory.

     The Company's other expenses for the year ended December 31, 1995 were $71,000 compared to $0 for the comparable period December 31, 1994. The reasons for the increase is due to the acquisition of CRI by Meteor.

     The Company's loss from continuing operations for the year ended December 31, 1995, was $74,000 compared to a loss from continuing operations of $129,000 in the prior year due to the above described items.

COMPARISON OF THE YEAR ENDED DECEMBER 31, 1994 COMPARED TO 1993

     Since CRI had no revenues from continuing operations in 1993, there are no comparative numbers.

     CRI's revenues from continuing operations for 1994 were $472,000 and expenses were $602,000. The loss is due to starting laboratory analysis work in 1994.

DISCONTINUED OPERATIONS

     CRI had been involved in the production of oil and gas prior to the transaction with the Company. Those operations were discontinued and will have no impact on future operations. CRI had these operations in subsidiaries.

     On September 15, 1995, CRI sold the shares of Saba de Colombia, Inc., a U.S. subsidiary engaged in the exploration and development of petroleum and natural gas in Colombia, to a third party for consideration of $2,601,719, and realized a gain net of taxes on the sale of the shares of $890,189.

(Subsequent to September 15, 1995, an additional $317,456 in expenses, net of taxes, was incurred which reduced the gain from $1,426,395 as reported in the December 31, 1994, financial statement footnotes for CRI.) In addition, as discussed in Note 17 to the Meteor December 31, 1995, financial statements, the Company did not recognize any gain associated with the $350,000 in escrow which net of tax is $218,750. The consideration received was in the form of:

          Cash                                       $2,401,719
          400,000 cumulative, convertible,
            redeemable first preferred shares
            of Petrosandtander Inc. bearing
            Dividends at 8.5%                           200,000

                                                     $2,601,719

     Cash of $150,000 and the preferred shares remain in escrow pending review by Colombian taxing authorities. This subsidiary was sold by CRI in order to make another investment.

     On December 1, 1995, CRI transferred to CAPCO Acquisub, Inc., a wholly-owned subsidiary of CAPCO Resources Ltd., all of its holdings of Saba Petroleum Company and certain other assets and liabilities. This transaction was recorded at book value. The net assets transferred had a book value of approximately $181,361. (Subsequent to December 31, 1995, additional liabilities and adjustments to asset values were made which reduced the book value of the net assets from the $1,220,000 value reported in the December 31, 1994, financial statement footnotes for CRI.) These assets were transferred so that the Company would not be involved in oil and gas production.

     The income from discontinued operations was $398,789 and the gain on disposition, net of taxes was $890,189 for the year ended December 31, 1995.


                                USE OF PROCEEDS

     The estimated net proceeds from the sale of the 600,000 Shares of Common Stock and 600,000 Redeemable Warrants offered hereby will be approximately $2,540,000 after deducting underwriting discounts and expenses of the offering based on an assumed offering price of $5.00 per share and $.10 per Warrant. Such proceeds will be applied substantially as follows:

            APPLICATION OF PROCEEDS            APPROXIMATE DOLLAR AMOUNT
     Payment of Accounts Payable                        $  200,000
     Repayment of Debt<FN1>                                500,000
     Purchase of Equipment and Inventory                   300,000
     Acquisition of Petroleum Marketing
      Businesses<FN2>                                    1,540,000
                                                        ----------
          Total                                         $2,540,000
_______________

<FN1>
Such amounts will be used to either pay down amounts outstanding under one of the Company's lines of credit from Norwest Business Credit, Inc., or a promissory note held by Theron J. Graves. The line of credit bears interest at the prime rate plus 2.0%, is collateralized by trade accounts receivable
                               -20-

and inventory of the Company's Graves subsidiary, and is due in June 1998. As of June 30, 1996, $1,901,000 was outstanding under this line of credit. The promissory note to Mr. Graves bears interest at 2% over the prime rate and is secured by 50% of the Graves common stock held by the Company. The Company is required to make payments of $200,000 every six months until October 1, 1997, when it is due in full. As of June 30, 1996, $1,868,000 was outstanding under this promissory note.
<FN2>
In the event that the Company does not use all of the amounts allocated for the acquisition of petroleum marketing businesses within 12 months of the date of this Prospectus, the Company intends to use such unused funds to acquire an additional interest in Saba Power Company Ltd. or use such funds to enhance its current business through capital expenditures (See "BUSINESS -- Saba Power Company Ltd.")

     It is expected that the net proceeds from this offering will satisfy the cash requirements of the Company for a period of approximately 12 months, and that during that period it will not be necessary for the Company to raise additional funds, except for further expansion of business opportunities not yet defined.

     Any additional proceeds received upon the exercise of the Over-allotment Option, the Redeemable Warrants and the Underwriter's Warrants to be sold to the Underwriter will be used for general corporate purposes.

     Pending utilization of the proceeds of this offering, the Company may invest such net proceeds in short-term government securities in a nondiscretional account of the Company.


                                   BUSINESS

GENERAL

     Meteor Industries, Inc. ("Meteor" or the "Company"), through its wholly-owned subsidiaries, is engaged in the marketing and distribution of refined petroleum and related products and provides environmental services. In addition, through its Capco Resources, Inc.("CRI")subsidiary, the Company has an interest in Saba Power Company Ltd.,which is in the process of co-developing a power project in Pakistan,and owns Capco Analytical Services, Inc.,which provides environmental consulting and laboratory analysis services.

PETROLEUM MARKETING BUSINESS AND OPERATIONS

     The Company operates its petroleum marketing and convenience store business primarily from its Farmington and Las Cruces, New Mexico headquarters. The Company operates this business through two New Mexico subsidiaries, Hillger Oil Company and Graves Oil & Butane Co., Inc. TheCompany also has operations in Albuquerque, New Mexico.

     The Company's commercial sales comprise the largest part of the Company's revenues. This operation has fuel delivery contracts with customers that include truck stops, retail gasoline service stations, convenience stores, construction companies, commercial fleet distribution centers, the federal government, coal mining companies, and power plants in both New Mexico and Arizona.

     The Company has "distribution agreements" with Phillips Petroleum Company, Sun Oil Company, Conoco, Inc., Texaco, Inc., Diamond Shamrock and Fina Oil Company. These distribution agreements allow the Company to purchase petroleum products at wholesale prices directly from pipeline terminals and refiners controlled by these large oil producers. The Company is then authorized to resell those products to its customers.

     The distribution agreements have three-year terms and the Company has two years remaining on its agreement with Phillips 66 and three years with Conoco, Inc. The distribution agreements do not provide for an exclusive territory and can be terminated by either party upon 30 days notice. There can be no assurance that these agreements will not have to be renegotiated or that they will be renewed. Although the Company, through its subsidiaries, is one of the largest and longest standing distributors of Conoco and Phillips products in New Mexico, it is possible it could lose such contracts. In such an event, the Company's operations may be adversely impacted. Management would attempt to persuade the retail outlets the Company supplies to switch to another major oil company brand with which it has a contract. The Company could also buy and sell fuel as an unbranded independent, however, sales volumes would most likely decrease significantly if the Company did not have access to branded products.

     Many of the Company's customers operate retail gasoline service stations under the banners of the various oil companies. The banner arrangements require that a retail operator purchase fuel exclusively from a distributor or "jobber" who is authorized to sell branded products. On occasion the Company has supplied new signage and other improvements to retailers so they would switch to a Company brand. The Company's suppliers may subsidize such improvements by providing discounts to the Company or by forgiving certain obligations based on the volume of product sold to such retailer.

     The Company also markets its products to commercial and governmental accounts. The marketing department consists of twelve people. The marketing department is primarily responsible for the direct selling efforts of the Company and for ensuring that customers accounts are properly serviced. The majority of sales are repeat telephone orders from existing customers. The Company also advertises in trade journals and attends industry trade shows in its market.

     The distribution process is straightforward. The distribution channel begins with the loading of the Company's trucks at pipeline terminals or refineries. When delivered in transport quantities, the trucks deliver the inventory directly to the customer with no intermediate storage of fuel other than trucks en route to a customer. The distribution process for bulk fuel products, from pick-up to delivery to customers, is typically complete in two days or less.

     Most of the Company's customers in the three major regional markets, Farmington, Albuquerque, and Las Cruces, have been with the Company for many years. No customer accounts for more than 10% of the Company's sales, however, the loss of one or more major customers could have a significant impact on the Company's revenues.

     The Company has an ownership or leasehold interest in 16 retail outlets which include service stations, convenience stores and lube pits. The retail outlets sell gasoline, propane and other petroleum products directly to the general public. The services provided are those that would generally be expected to be provided at this type of facility. The retail outlets also sells food and tobacco products as a convenience to its customers. Other than at the convenience stores, non-petroleum products sales are not a material part of retail revenues. The Company's highest volume convenience stores are located in the Las Cruces and Albuquerque areas. The Company intends to expand its convenience store base by acquisition and new construction in its areas of operation.

     The Company has four automated cardlock facilities. The cardlock systems provide 24-hour-per-day access to fuel dispensing facilities for commercial fleet customers and customers with automated debit cards. The cardlock systems do not require that a Company employee to be present to process the fuel purchase. The cardlock facilities are primarily used by commercial fleet operators in order to take advantage of automated transaction process technology which allows a user to insert a "user card" activating the fuel dispenser and records the transaction. The Company's strategy contemplates increasing the number of cardlock facilities that the Company owns or controls.

     The Company also has a propane and alternative fuels operations. In November 1993, Graves reentered the residential propane and alternative fuels business in Farmington, New Mexico. Graves' management and employees have significant experience in the propane industry and the Company had a substantial amount of propane equipment that was underutilized. A significant percentage of the homes and commercial buildings in the Farmington area do not have access to natural gas lines and must rely on propane for heating. Management of the Company believes that the residential propane market provides a significant opportunity for growth. As of the date of this prospectus, Graves has approximately 500 residential propane customers and continues to actively market this product and service. Recently, Graves became a 33% owner of a residential propane company in Albuquerque, New Mexico. Management of Graves is actively seeking other propane opportunities in Southern Colorado and New Mexico.

SABA POWER COMPANY LTD.

     Saba Power Company Ltd. ("Saba Power") is a limited liability corporation in Pakistan which was established in early 1995 to pursue development of a power plant project in Pakistan. The Government of Pakistan recognized all of the owners of Saba Power when it accepted the financing documents to which CRI is a party. CRI has an interst in Saba Power, which has a power plant project 40 miles from Lahore, Pakistan. Its venture partner is Cogen Technologies of Houston, Texas ("Cogen"). Estimated costs for the 125 megawatt plant are approximately $144,000,000. The project received a Letter of Support dated September 18, 1994, and an acknowledgment of financial closing on April 3, 1996, from the Ministry of Water & Power of the Government of Pakistan. All documentation relating to the project's permanent debt financing was approved in May of 1996 and all documentation relating to the construction financing must be finalized November 11, 1996. Limited activities related to the construction of the project were commenced in late August of 1996 but were suspended in October. Assuming all required funding and consents are obtained, construction of the project is projected to be completed in late 1998 or the first half of 1999. However, these dates are tentative and subject to various potential events beyond the control of the venture partners. There can be no assurance that the project will be financed, and even if financed there can be no assurance that such project will be completed.

     The Pakistan power project will not provide any significant cash flow to the Company for approximately three to four years and the Company's cash flow from the project will be limited to dividends generated from its percentage ownership in Saba Power.

     The economic growth in Pakistan combined with the constraints on the public sector budget has led to a significant shortfall in the electric power supply in Pakistan. The current total installed capacity of the country is approximately 10,800 megawatts ("MW") for a population of 135 million people. With electricity being available to only 40% of the population, and the annual demand growing at 8% to 10% per year, the situation represents a high degree of additional suppressed demand. Approximately 35% of existing power generation in the public sector is based on hydro-electric power which varies significantly over the year. At peak times in the dry season which lasts for 4-5 months, the shortfall reaches as much as 2,500 MW. In recognition of this situation, the Government of Pakistan embarked on a program to solicit private investment in the electric sector approximately 7 years ago. Over the years, successive governments have strengthened the private power policy in many ways. In early 1994, the present government codified all these developments and issued a new Policy Framework for Private Power which brought significant response from investors and developers around the world. The Government of Pakistan then issued approvals to a limited number of projects including the Saba Power project.

     Saba Power has executed an agreement to sell all capacity and energy from the project under a 30 year power purchase agreement to the Pakistan Water and Power Development Authority. A fuel supply agreement has been executed with the Pakistan State Oil Company and an implementation agreement has been executed with the Government of Pakistan.



     Construction operations and maintenance of the facility has been contracted for through internationally recognized contractors. Such activities are expected to be overseen by Cogen. The plant will use a conventional oil burning steam generator and is designed to meet environmental emissions criteria in accordance with World Bank standards.

     The project site is owned by Saba Power and is located approximately 3 miles before the town of Farouqabad just off the Sheikhupura - Sargodha road, which is a local highway branching off the main north-south national highway in the province of Punjab. This site is approximately 40 miles west of the city of Lahore and approximately 7 miles west of the city of Sheikhupura. The site is bounded by the rail tracks on the north, a drainage channel on the east, a 132 kilovolt transmission line on the south and partially cultivated farmland on the east. The site lies in an area which has ground water at shallow depths.

     The capitalization of Saba Power has been structured to include approximately $40 million equity funding and the balance of approximately $104 million will be raised as non-recourse project finance debt. The total $144,000,000 cost of the project incudes development costs but does not include various contingency reserve requirements totaling $11,500,000.

          In June of 1995, CRI entered into a Project Development and Share-holders Agreement (the "Project Agreement") with Cogen and the two other participants in this project. The Project Agreement called for CRI to assign to Saba Power all of its interest in the Letter of Support, obtained from the Government of Pakistan. It also defines the relationship between the participants concerning management duties and equity requirements. Cogen, as the largest shareholder of Saba Power has agreed to carry on the day-to-day operations and will have control of the Board of Directors.
Cogen has the primary responsibility for design, engineering, hiring of consultants, selection of equipment, award of contracts, project financing, permitting, contracting and overseeing of construction and operations. A third party operator has been hired for actual operations and maintenance of the power plant. Pursuant to this contract, budgets have been developed and approved by all parties.

     Notwithstanding the fact that Cogen controls the Saba Power Board of Directors, approval by all parties to the above Project Agreement is required to: 1) change the equity of the participants; 2) expand the business of Saba Power to activities other than related to the project; 3)merge or consolidate Saba Power with another company; 4) sell all or a substantial portion of Saba Power's assets; 5) file bankruptcy; 6) determine the terms of a public offering of Saba Power's stock; and 7) change the approved construction budget. In addition, the parties have agreed that CRI will not sell its interest in Saba Power unless it gives Cogen the prior right to purchase on the same terms and conditions.

     Pursuant to the original Project Agreement with Cogen and the other shareholders of Saba Power, CRI was to make a $9,050,000 equity investment in order to fund a 25% interest in the project, and the other shareholders were to make a $27,150,000 equity investment for a 75% interest. The rest of the financing required to construct the power plant project was to be financed by Saba Power with limited recourse bank debt.

     In March 1996, CRI negotiated an amendment to the Project Development and Shareholder's Agreement. This agreement allows CRI to make approximately a $2,000,000 equity investment in the Pakistan power project in exchange for approximately an 8% interest in Saba Power. Cogen and the other equity partners in Saba Power are expected to fund the remaining 93% equity commitment. In addition, CRI will have an option with Cogen (the "Project Option") to increase its interest in Saba Power up to a total of 23% by March
30, 1997.   If the Company chooses to fully exercise such Project Option, it will have to invest approximately $7,500,000 plus "interest" accruing at 14% per annum during the period in which the option remains unexercised. CRI can take advantage of this Project Option to a lesser degree by making a proportionately smaller equity investment. If total project costs are more than $144,000,000, CRI has the option to maintain its percentage ownership of Saba Power by investing its proportionate share or to reduce its ownership percentage proportionately by not investing additional funds. The Company may use a portion of the proceeds of this offering to make an additional investment under the Project Option. (See "USE OF PROCEEDS.")

     In August 1996, CRI entered into an agreement with Saba Petroleum Company ("Saba") whereby Saba, a related party, is participating with CRI in the Pakistan power project. Saba has agreed to invest $500,000 for a 2% interest in Saba Power. Saba has no interest in the Project Option. As a result of the above described agreements CRI will invest approximately $1,500,000 for approximately a 6% interest in Saba Power and CRI has retained the Project Option.

     As of September 1996, CRI had invested approximately $550,000 and Cogen and the other shareholders of Saba Power have invested approximately $12,000,000. Meteor will provide the necessary funds for the remainder of

CRI's 6% equity commitment from cash on hand and expects the partial collection (at least $500,000) on its note receivable from Saba Petroleum Company. CRI has a commitment outstanding for $75,000 as a finders fee to an unaffiliated party due upon completion of the project of which one half is to be reimbursed by one of the other shareholders of Saba Power. Because the project costs are not fixed CRI's interest will change based on any change in the total project costs.

     On July 14, 1996, the Government of Pakistan gave notice to Saba Power that Saba Power was in default of certain provisions in the Implementation Agreement which required construction of the power project to start by July 3, 1996. The Implementation Agreement and the notice states that Saba Power has 90 days from the date of the notice to cure such default. In October of 1996, Saba Power required and received from the Government of Pakistan a written extension of time to cure the default. The time period was extended until November 11, 1996.

     In early August 1996, Saba Power and the shareholders thereof completed the final negotiations with the project's construction lenders. The construction lenders are the Export-Import Bank of the United States; The Sanwa Bank, Limited as Eurocurrency Facility Agreement and as a lender; ABN Amro Bank N.V., Singapore Branch, as Inter-Creditor Agreement and as a lender; and ABN Amro North America, Inc., as agent for ABN Amro Bank N.V., Chicago Branch, as Eximbank facility agent. On August 20, 1996, the Engineering Procurement and Construction Contractor for Saba Power was given a limited release to commence construction activities on the project, which was subsequently suspended. When: 1) all required equity capital is fully subscribed and paid by the partners; 2) when a $1,000,000 documentation fee is paid to the Government of Pakistan; 3) when the construction contractor is given a full release; and 4) when certain consents are obtained from the Government of Pakistan, which consents relate to the construction loan documents, the default would then be cured. Cogen is currently exploring the possibility of allowing greater participation by its existing equity partners and/or bringing in a new equity partner into the project. There can be no assurance that all requirements will be fulfilled prior to the November 11, 1996 deadline.

     Assuming: 1) all of the necessary equity and debt requirements are funded and all required consents are obtained, of which there can be no assurance, the power plant is built to specifications; and 2) the plant has the ability to produce the expected output of electricity, the Government of Pakistan has agreed to pay for a certain percentage of its capacity whether or not such electricity is ever produced or sold. Because of these contractual rights from the Government of Pakistan, CRI is relatively confident that the estimated projected cash flow stream from this project prepared for the project lenders are based upon reasonable assumptions.

     During the past few months the costs of the project have increased, the economic and political climate in Pakistan has deteriorated. The country is in a recession and it is having difficulty refinancing certain obligations with the World Bank and International Monetary Fund. Since many of the contracts relating to this project are obligations of the Government of Pakistan, the country's political and economic stability is important to the project. Any adverse1 change or further deterioration could cause the project to be abandoned by its partners.

CAPCO ANALYTICAL SERVICES

     Capco Analytical Services, Inc. ("CAS"), a wholly owned subsidiary of Meteor Industries, Inc., was established as an environmental services subsidiary pursuant to an acquisition in April 1994. CAS provides petroleum companies and other industrial concerns with environmental consulting and laboratory analysis. This subsidiary presently has 18 employees.

     CAS intends to expand the scope of its present activities to include providing site assessment and remediation services as well as the possible acquisition of properties in need of remediation and development. CAS will then provide remediation services or arrange for those services to be performed. After a project is remediated, it may be developed by CAS or sold to a developer. CAS intends to fund these projects at least partially with project capital raised through partnerships or other private investment vehicles.

INSURANCE

     The Company has a commercial liability policy and an umbrella policy with a coverage limit of $5,000,000 as well as other policies covering damage to its properties. These policies cover Company facilities, employees, equipment, inventories, and vehicles in all states of operation. While Management believes the Company's insurance coverage is adequate for most foreseeable problems, and is comparable with the coverage of other companies in the same business and of similar size, its coverage does not protect the Company for most liabilities relating to damage of the environment. Such environmental related coverage is generally unavailable or available only at a prohibitive cost.

COMPETITION

     The petroleum marketing business is highly competitive. The Company competes on the basis of price, service and corporate capabilities. In all phases of its operations, the Company encounters strong competition from a number of companies, including some very large companies. Many of these larger competitors possess and employ financial and personnel resources substantially in excess of those which are available to the Company. The Company's marketing personnel also compete with integrated oil companies which in some cases own or control a majority of their own marketing facilities. These major oil companies may offer their products to the Company's competitors on more favorable terms than those available to the Company from
its  suppliers.    A significant  number of companies, including integrated
oil companies and petroleum products distribution companies, distribute petroleum products through a larger number of facilities than the Company.

     The distribution of petroleum products is a highly competitive industry. This competition generally comes from other privately held petroleum jobbers operating in the same geographic region as the Company. The competition is primarily focused on the government contract and commercial fleet segments of the business. The government contract business is awarded via a lowest sealed bid process and the Company competes heavily with several wholesale distributors. Competition also occurs for the gasoline service station customers. In competing for this segment of the business, a customer must be convinced to change the "brand" of the station (i.e., convert from Phillips 66 to Texaco). A change of brands can be expensive and disruptive to the operations of the gasoline service station and therefore does not occur frequently.

     Competition in the retail gasoline distribution industry is severe and highly decentralized. Competition comes from numerous gasoline service stations that have different brands and from many independent unbranded stations. The Company competes for retail customers based on brand loyalty and price. The Company attempts to develop brand loyalty as a result of the friendly service it provides to its customers. To the extent that the customer does not have brand loyalty, then the Company competes on price. The Company does not attempt to be a price leader, but instead changes prices to meet competitive prices.

     The convenience store industry is highly competitive, fragmented and regionalized. It is characterized by a few large companies, some medium-sized companies, and many small independent companies. Several competitors are substantially larger and have greater resources than the Company. The Company's largest competitors include Seven-Eleven, Diamond Shamrock, Thriftway, and Circle K. The Company also competes with other convenience stores, small supermarkets, grocery stores and major and independent gasoline distributors who have converted units to convenience stores. The Company also will encounter competition in attempting to acquire sites for new stores and existing groups of convenience stores.

ENVIRONMENTAL ISSUES

     Various federal and state statutes are designed to identify environmental damage, identify hazardous material and operations, regulate operations engaged in hazardous activities, and establish procedures for remedial action. The Company is inspected on a regular basis by both federal and state environmental authorities. The Environmental Protection Agency ("EPA") and the State of New Mexico have instituted environmental compliance regulations designed to prevent leakage and contamination from underground storage tanks. The Company continually expends capital when complying with changing environmental regulations and expects to spend about $60,000 a year on environmental compliance.

     The State of New Mexico has established the Ground Water Protection Act for the clean up of contaminated underground sites. Under most circumstances, the Company's exposure is limited to $10,000 per location, beyond which the
state clean-up fund assumes responsibility.   Assistance is not available to
repair or replace underground tanks or equipment. The law specifies requirements which must have been met for an applicant to be eligible, includes a provision that payments will be made in accordance with regulations (which have not yet been issued) and states that payments from the corrective action fund are limited to amounts in that fund. There can be no assurance that the New Mexico fund will have sufficient capital, or will agree, to fund remediation of any particular problem.

     In addition, in connection with Company's purchase of the Graves' common stock, the Seller agreed to indemnify the Company for seven years against environmental related problems which may arise from activities conducted prior to the acquisition. The indemnification is not effective unless damages exceed a minimum of $25,000 per year and the maximum aggregate indemnification responsibility of Seller over the seven years is $8,000,000.

     ENVIRONMENTAL COMPLIANCE. The Company's Regulated Environmental Activities are subject to an extensive variety of evolving United States federal, state and local laws, rules and regulations governing the storage, transportation, manufacture, use, discharge, release and disposal of product and contaminants into the environment, or otherwise relating to the protection of the environment. A non-exclusive listing of the environmental laws which potentially impact the Company's Regulated Environmental Activities is set out below:

     RESOURCE CONSERVATION AND RECOVERY ACT OF 1976, AS AMENDED IN 1984 ("RCRA"). The United States Congress enacted RCRA in 1976 and amended it in 1984. RCRA established a comprehensive regulatory framework for the management of hazardous wastes at active facilities. RCRA creates a "cradle to grave" system for managing hazardous wastes. Those who generate, transport, treat, store or dispose of waste above certain quantities are required to undertake certain performance, testing and record keeping. The 1984 amendments to RCRA known as "HSWA" increased the scope of RCRA to regulate small quantity hazardous waste generators and waste oil handlers and recyclers as well as require the identification and regulation of underground storage tanks in which liquid petroleum or hazardous substances were stored. HSWA and its implementing regulations require the notification to designated state agencies of the existence and condition of regulated underground storage tanks and impose design, construction and installation requirements; leak detection, presentation, reporting, and cleanup requirements; tank closure and removal requirements; and fiscal responsibility requirements.

     COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980 ("CERCLA" or "Superfund") AS AMENDED IN 1982. CERCLA established the Superfund program to clean up inactive sites at which hazardous substances had been released. Superfund has been interpreted to create strict, joint and several liability for the costs of removal and remediation, other necessary response costs and damages for injury to natural resources. Superfund liability extends to generators of hazardous substances, as well as to (i) the current owners and operators of a site at which hazardous substances were disposed; (ii) any prior owner or operator of the site at the date of disposal; and (iii) waste transporters who selected such facilities for treatment or disposal of hazardous substances. CERCLA allows the EPA to investigate and remediate contaminated sites and to recover the costs of such activities (response costs), as well as damages to natural resources, from parties specified as liable under the statute. CERCLA also authorizes private parties who incur response costs to seek recovery from statutorily liable parties. CERCLA was amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"). SARA provides a separate funding mechanism for the clean up of underground storage tanks. CERCLA excludes petroleum including crude oil or any fraction thereof, with certain limitations from the definition of "hazardous substances" for which liability for clean up of a contaminated site will attach. This exclusion also applies to those otherwise hazardous substances which are inherent in petroleum, but not to those added to or mixed with petroleum products.

     THE CLEAN WATER ACT OF 1972, AS AMENDED (the "Clean Water Act"). The Clean Water Act establishes water pollutant discharge standards applicable to many basic types of manufacturing facilities and imposes standards on municipal sewage treatment plants. The Clean Water Act requires states to set water quality standards for significant bodies of water within their boundaries and to ensure attainment and/or maintenance of those standards. Many industrial and governmental facilities must apply for and obtain discharge permits, monitor pollutant discharges and under certain conditions reduce certain discharges. The Clean Water Act also requires pre-treatment of certain discharges prior to release into a publicly owned treatment works.

     FEDERAL OIL POLLUTION ACT OF 1990 ("OPA"). The OPA amends the Clean Water Act and expands the liability for the discharge of oil into navigable waters. Liability is triggered by discharge or substantial threat of a discharge of oil into navigable waters. OPA defines three classes of parties subject to liability: (1) owners, operators, and persons chartering vessels;
(2) lessees and permitees of areas where off-shore facilities are located; and
(3) owners and operators of on-shore facilities.

     THE CLEAN AIR ACT OF 1970, AS AMENDED (the "Clean Air Act"). The Clean Air Act required the EPA to establish and ensure compliance with national ambient air quality standards ("NAAQS") for certain pollutants. The NAAQS generally are to be achieved by the individual states through state implementation plans ("SIPs"). SIPs typically attempt to meet the NAAQS by, among other things, regulating the quantity and quality of emissions from specific industrial sources. As required by the Clean Air Act, the EPA also has established regulations that limit emissions of specified hazardous air pollutants and has established other regulations that limit emissions from new industrial sources within certain source categories. The Clean Air Act was amended extensively in 1990, to, among other things, impose additional emissions standards that must be implemented by the EPA through regulations.

     THE TOXIC SUBSTANCES CONTROL ACT OF 1976 ("TSCA"). TSCA authorizes the EPA to gather information on the risks of chemicals, and to monitor and regulate the manufacture, distribution, processing, use and disposal of many chemicals.

     THE EMERGENCY PLANNING AND COMMUNITY RIGHT-TO-KNOW ACT ("EPCRA"). EPCRA was passed as a part of SARA. EPCRA resulted from several widely-publicized events which focused national attention on the dangers posed by toxic chemicals present at U.S. industrial facilities. EPCRA requires emergency planning notification, emergency release notification, and reports with respect to the storage and release of specified chemicals. Industry must provide information to communities regarding the presence of extremely hazardous substances at facilities within those communities.

     THE OCCUPATIONAL SAFETY AND HEALTH ADMINISTRATION ACT ("OSHA"). OSHA regulates exposure to toxic substances and other forms of workplace pollution. The Department of Labor administers OSHA. OSHA specifies maximum levels of toxic substance exposure. OSHA also sets out a "right-to-know" rule which requires that workers be informed of, and receive training relating to, the physical and health hazards posed by hazardous materials in the workplace.

     OTHER STATE AS WELL AS LOCAL GOVERNMENT REGULATION. Many states have been authorized by the EPA to enforce regulations promulgated under various federal statutes. In addition, there are numerous other state as well as local authorities that regulate the environment, some of which impose more stringent environmental standards than Federal laws and regulations. The penalties for violations of state laws vary but typically include injunctive relief, recovery of damages for injury to air, water or property, and fines for non-compliance.

     REGULATORY STATUS AND POTENTIAL ENVIRONMENTAL LIABILITY. The operations and facilities of the Company are subject to numerous federal, state and local environmental laws and regulations including those described above, as well as associated permitting and licensing requirements. The Company regards compliance with applicable environmental regulations as a critical component of its overall operation and devotes significant attention to protecting the health and safety of its employees and to protecting the Company's facilities from environmental problems. Management believes that the Company has obtained or applied for all permits and approvals required under existing environmental laws and regulations to operate its current business. In light of coverage of New Mexico's reimbursement fund and the indemnification of the Company by the Seller, Management does not believe that any pending or threatened environmental litigation or enforcement action(s) could materially and adversely affect the Company's business. While the Company has implemented, where appropriate, operating procedures at each of its facilities designed to assure compliance with environmental laws and regulation, given the nature of its business, the Company always is subject to environmental risks and the possibility remains that the Company's ownership of its facilities and its operations and activities could result in civil or criminal enforcement and public as well as private action(s) against the Company, which may necessitate or generate mandatory clean up activities, revocation of required permits or licenses, denial of application for future permits, or significant fines, penalties or damages, any and all of which could have a material adverse effect on the Company

EMPLOYEE RELATIONS

     The Company employs approximately 150 people, none of whom is represented by any collective bargaining organizations. Management considers its employee relations to be satisfactory at the present time.

FACILITIES

     The Company owns a 4,300 square foot office building in Farmington, New Mexico. This office building plus a 4,400 square foot truck repair shop, two warehouses totaling 15,800 square feet and an 1,855 square foot three bay service station are located on a 4.7 acre site. While the above-mentioned buildings are owned by the Company, they are located on property leased from an affiliated party. The Company pays rent of $550 per month on this land and the lease terminates on September 30, 2018, with two ten year options to extend. The Company also owns an additional 2.5 acres adjacent to this property where it stores moveable above ground fuel tanks.

     Also, in Farmington, New Mexico, the Company owns two additional gasoline stations, two fast lube pits and one cardlock location. The Company operates an additional cardlock/retail location on leased property.

     In Albuquerque, New Mexico, the Company owns one bulk petroleum storage facility which includes a 7,200 square foot warehouse on five acres with a rail spur. Also, the Company owns a 2,400 square foot convenience store, with a car wash and quick lube pit in a separate 6,300 square foot building and a propane distribution and cardlock facility. This convenience store and related facilities are located on 1.6 acres of land. Also, in Albuquerque, the Company leases two warehouses and a service station and cardlock facility.

     In the Las Cruces area, the Company leases an office building, warehouse and bulk plant and seven retail outlets. The lease relating to such properties is a ten (10) year lease with three five (5) year options to renew.

     The Company leases a truck stop in Cortez, Colorado from an affiliated party and subleases the property to a truck stop operator.

     The Company leases 8,000 square feet of space for its laboratory in Ventura, California.

     The Company owns a substantial amount of personal property, including above and below ground tanks located at its bulk plants, service stations and lube pits described above. It also owns approximately 150 portable above ground commercial fuel tanks, over 750 propane tanks, various automobiles and small trucks, and a small fleet of tractors with trailers.


                                 MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The Directors and Executive Officers of the Company are as follows:

            Name              Age           Positions and Offices Held

     Edward J. Names          45        President and Director

     Ilyas Chaudhary          48        Chairman, Chief Executive Officer
                                        and Director

     Dennis R. Staal          47        Secretary/Treasurer and Director

     Paul W. Greaves          44        President of Subsidiaries

     There is no family relationship between any Director or Executive Officer of the Company.

     Capco Acquisub, Inc. has the right to appoint two directors, however only one, Ilyas Chaudhary, is currently representing Capco Acquisub, Inc.

     The Company presently has no committees.

     Set forth below are the names of all Directors and Executive Officers of the Company, all positions and offices with the Company held by each such person, the period during which he has served as such, and the principal occupations and employment of such persons during at least the last five years:

     Edward J. Names - President and Director. Mr. Names has been President and a Director of the Company since 1993. Mr. Names has extensive experience in mergers and asset acquisitions as well as small business matters such as business planning, financing, management and contract negotiation. Mr. Names was President of Alfa Resources, Inc. and its subsidiaries from 1983 to 1995. Mr. Names resigned as President of Alfa Resources, Inc. as of the closing of the CRI acquisition, but continues to serve as a director of that company. Alfa Resources, Inc. is an oil and gas company which files reports pursuant to the Securities and Exchange Act of 1934. In 1987, Mr. Names became Special Counsel to the law firm of Wills and Sawyer, P.C., Denver, Colorado, and maintained that relationship until December 1992. Mr. Names was associated with the firm of Nelson & Harding, Denver, Colorado, from 1980 to 1981, and the law firm of Schmidt, Elrod & Wills, Denver, Colorado, where he practiced corporate and securities law and became a Partner in October 1982. Mr. Names received a Bachelor of Arts Degree in Economics from the University of Colorado in 1973, and a Juris Doctorate from the University of Denver College of Law in 1980. He devotes his full time to the business of the Company and its subsidiaries.

     Ilyas Chaudhary - Chairman of the Board, Chief Executive Officer and Director. Mr. Chaudhary has been Chairman of the Board, Chief Executive Officer and a Director of the Company since November 1995. He has also been an officer and director of Capco Resources, Inc. ("CRI"), which is now a wholly-owned subsidiary of the Company, since October 1993. He has also been a director of Saba Petroleum Company, a publicly held oil and gas company listed on the American Stock Exchange, since 1985, and has served as its Chairman of the Board since 1993. He has been Saba Petroleum Company's Chief Executive Officer since 1993 and its President since 1994. Mr. Chaudhary is a director and controlling shareholder of Capco Resources Ltd., the Company's majority shareholder. Mr. Chaudhary has 24 years of experience in various capacities in the oil and gas industry, including eight years of employment with Schlumberger Well Services from 1972 to 1979. Mr. Chaudhary received a Bachelor of Science degree in Electrical Engineering from the University of Alberta, Canada.

     Dennis R. Staal - Secretary and Treasurer and Director. Mr. Staal has been Secretary and Treasurer and a Director of the Company since July 1993.
He also serves as an officer and director of several of the Company's wholly owned subsidiaries. Mr. Staal is a graduate of the University of Nebraska, where he received a Bachelor of Science degree in Business Administration in 1970. From 1970 through 1973, he was a CPA with Arthur Andersen & Co. From 1973 through 1976, he was Controller for the Health Planning Council of Omaha. From 1977 through 1981, he served as a Director of Wulf Oil Corporation and as President of such company from 1979 to 1981. From 1979 through 1982, he served as a Director of Chadron Energy Corporation, and as Director of the First National Bank of Chadron. From 1982 through 1984, he was Chief Financial Officer of High Plains Genetics, Inc. From 1986 to 1991, Mr. Staal was Director and President of Saba Petroleum Company. Mr. Staal is currently Treasurer of Alfa Resources, Inc. and an officer and director of its subsidiaries. Mr. Staal also is President and a Director of Mystique Developments, Inc., an oil and gas company which files reports pursuant to the Securities Exchange Act of 1934. He devotes approximately 80% of his time to the business of the Company and its subsidiaries.

     Paul W. Greaves - President and Chief Executive Officer of the subsidiaries. Mr. Greaves has been the President and Chief Executive Officer of the following subsidiaries: Pyramid Stores, Inc. and its subsidiaries, Graves Oil & Butane Co., Inc. and Hillger Oil Company since in April, 1996. Prior to working for the Company, Mr. Greaves held the position of Regional Manager, Rocky Mountain Region, for Propane Continental of Overland Park, Kansas, from April 1994 to April 1996. From 1989 until 1994, Mr. Greaves was Director of Business Development for the Westcourt Group of Denver, Colorado, a petroleum marketing and distribution holding company. Mr. Greaves devotes his full time to the business of the subsidiaries described above.

EXECUTIVE COMPENSATION

     The following information regarding the executive compensation for the Company's President for the fiscal years ended August 31, 1995, 1994 and 1993. No executive officer received compensation in excess of $100,000 during such periods.






                               -33-

                        Summary Compensation Table
                                                    Long Term Compensation
                           Annual Compensation          Awards         Payouts
                                                             Securities
                                          Other              Underlying           All
                                          Annual  Restricted  Options/           Other
Name and Principal                        Compen-   Stock       SARs     LTIP    Compen-
    Position        Year   Salary  Bonus  sation   Award(s)   (Number)  Payouts  sation
Edward J. Names     1995   $78,000   --     --       --          --       --     $4,512*
  President         1994   $62,769   --     --       --          --       --     $3,384*
                    1993   $   -0-   --     --       --          --       --         --
___________________

* Represents premiums paid on health insurance policies for Mr. Names.

     Edward J. Names, President of the Company, entered into a five-year employment agreement with the Company which became effective in January 1994, which provides that Mr. Names is required to devote substantially all his work time to the Company. The agreement was amended in November 1995 to provide for an annual salary of $105,000. Pursuant to his employment agreement, Mr. Names is allowed to devote up to 10 hours per month to other business operations including his duties as a director or officer in other companies including Alfa Resources, Inc., an oil and gas company of which he is currently a director. Absent notice to the contrary from the Company or Mr. Names, the five-year term of the employment agreement will renew automatically each year. The Company can terminate his employment, however, at any time without cause and be obligated only for one year's salary. The employment agreement includes a covenant not to compete which is effective for two years after termination of employment.

     Ilyas Chaudhary, Chairman of the Board and Chief Executive Officer of the Company, presently receives no salary.

     Dennis R. Staal, Secretary/Treasurer of the Company, presently receives an annual salary totaling $55,000 per year from the Company and a subsidiary. He devotes approximately 80% of his time to the business of the Company and its subsidiaries.

     Paul W. Greaves entered into a three year employment agreement with the Company's subsidiary, Pyramid Stores, Inc. ("Pyramid") which became effective in April of 1996. Mr. Greaves is required to devote full time to the business of Pyramid and its subsidiaries; Graves Oil & Butane Co., Inc. and Hillger Oil Company. The agreement calls for a base salary of $80,000 per year plus an annual bonus of 5% of any increases in earnings before interest, taxes, depreciation and amortization of Pyramid and its subsidiaries from the prior year. The Company may terminate Mr. Greaves' employment at any time, without cause and be obligated for only six months base salary and accrued but unpaid bonuses. The employment agreement includes a covenant not to compete which is effective for two years after termination of employment.

STOCK OPTION PLAN

     A stock option plan providing for the issuance of incentive stock options and non-qualified stock options to the Company's employees was approved by the Company's shareholders on April 15, 1993. Pursuant to the Plan, 500,000 shares of the Company's $.001 par value Common Stock have been
                               -34-
reserved for issuance. On October 1, 1993, incentive stock options were granted to employees. As of August 31, 1996, out of these options, options to purchase 43,000 shares were outstanding (after deducting options which expired as a result of termination of employment). These options are exercisable at $3.00 per share and vest in five equal installments each year following the date of grant. They expire ten years after the date of grant.

     On February 1, 1994, additional incentive stock options were granted to employees. As of August 31, 1996, out of these options, options to purchase 48,800 shares were outstanding (after deducting options which expired as a result of termination of employment). Included in these options is an option to purchase 17,000 shares granted to C. Thomas Houseman, a former Director of the Company. These options are exercisable at $5.25 per share and vest in three equal installments each year following the date of grant. They expire ten years after the date of grant.

     On August 4, 1995, incentive stock options to purchase 10,000 shares each of Common Stock were granted to Dennis R. Staal, Secretary/Treasurer of the Company, and C. Thomas Houseman, a former Director of the Company, and an incentive stock option to purchase 1,000 shares was granted to an employee. These options are exercisable at $3.00 per share and vest over three years on a pro rata annual basis following the date of grant. They expire five years after the date of grant.

     On November 30, 1995, the Board of Directors granted options to Edward
J. Names, President of the Company, and Ilyas Chaudhary, Chairman and Chief Executive Officer, each to purchase 100,000 shares of the Company's Common Stock, and Dennis R. Staal, Secretary/Treasurer of the Company, to purchase 15,000 shares of Common Stock. These options are exercisable at $3.50 per share and vest over a period of three years on a pro rata annual basis following the date of grant.

     In May of 1996, the Board of Directors granted options to Paul W.Greaves to purchase 50,000 shares of the Company's Common Stock at $3.50 per share. The options are exercisable at $3.50 per share and vest on a pro rate annual basis over five years. These options expire five years after the date of grant.

     In May 1996, stock options were granted to three employees to purchase an aggregate of 55,000 shares of the Company's Common Stock at $3.50 per share. The options vest in five equal installments each year following the date of grant. These options expire five years after the date of grant.

CONSULTANT'S OPTIONS

     In November 1995, the Company granted an option to a consultant to purchase a total of 100,000 shares of the Company's Common Stock. This option is exercisable at $2.50 per share and expires on December 31, 1996.

DIRECTOR COMPENSATION

     Directors of the Company do not receive any fees for their services in such capacity. However, each Director is reimbursed for all reasonable and necessary costs and expenses incurred as a result of being a Director of the Company.

                              SECURITY OWNERSHIP OF
                      MANAGEMENT AND PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of October 16, 1996, and as ad-justed for the sale of the Shares offered hereby, the stock ownership of each person known by the Company to be the beneficial owner of five percent or more of the Company's Common Stock, all Directors individually and all Directors and Officers of the Company as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown.


                                                        Percentage of Class
    Name and Address             Amount of Beneficial   Prior to    After
   of Beneficial Owner                Ownership         Offering   Offering
Capco Resources Ltd.                1,745,000<FN1>        53.0%      44.8%
#950, 444 - 5th Avenue, S.W.
Calgary, Alberta
Canada TOP 2T8

Edward J. Names                       333,973<FN2>        10.0%      8.5%
216 - 16th Street, Suite 730
Denver, CO 80202

Ilyas Chaudhary                     1,778,333<FN3>        53.4%     46.5%
#950, 444 - 5th Avenue, SW
Calgary, Alberta
Canada TOP 2T8

Dennis R. Staal                        95,165<FN4>         2.9%      2.4%
216 - 16th Street, Suite 730
Denver, CO  80202

Adres Chaudhary                       378,000             11.5%      9.9%
600 Hunter Trail, Suite #4
Glendora, CA 91740

Theron J. Graves                      731,469<FN5>        22.2%     22.2%
761 South Miller
Farmington, NM  87499

All Executive Officers and          2,212,771<FN6>        65.5%     55.6%
Directors as a Group
(4 Persons)
__________________

<FN1>
Excludes 75,000 shares which have been pledged to Capco Resources Ltd. to secure certain guarantees made to it by NFF, Ltd. and PAMDEN, Ltd. See <FN2> and <FN3> below.
<FN2>

Represents 33,240 shares held directly by Mr. Names, 265,000 shares held by NFF, Ltd., a limited partnership of which he served as general partner; 2,400 shares held by his wife of which he disclaims beneficial ownership, and 33,333 shares underlying stock options exercisable within 60 days by Mr. Names. Of

                               -36-

the shares held by NFF, Ltd., 55,000 have been pledged to Capco Resources Ltd. to secure a guarantee made by NFF, Ltd.
<FN3>
Includes 1,745,000 shares of the Company held by Capco Resources Ltd. of which Mr. Chaudhary is Chairman of the Board, Chief Executive Officer and beneficially owns over 50% of its outstanding stock and 33,333 shares underlying stock options exercisable within 60 days by Mr. Chaudhary.
<FN4>
Includes 5,400 shares held by Mr. Staal; 70,000 shares held by PAMDEN, Ltd., a limited partnership of which Mr. Staal is general partner; 8,432 shares held by Mystique Resources Company which is wholly owned by PAMDEN, Ltd.; and 8,333 shares underlying stock options exercisable within 60 days by Mr. Staal. Of the shares held by PAMDEN, Ltd., 20,000 have been pledged to Capco Resources Ltd. to secure a guarantee made by PAMDEN, Ltd.
<FN5>
Represents shares of the Company's Common Stock which Mr. Graves presently has the right to acquire upon the exchange of shares of Graves Preferred Stock held by him. Following the completion of this offering, the maximum number of shares of Common Stock which Mr. Graves could receive upon exchange will increase to 864,668. (See "DESCRIPTION OF SECURITIES.")
<FN6>
Includes 5,300 shares held by Paul W. Greaves, who is President and Chief Executive Officer of certain of the Company's subsidiaries.



                             CERTAIN TRANSACTIONS

     The Board of Directors of the Company is of the opinion that the terms of each of these transactions were at least as favorable to the Company as could have been obtained from unaffiliated parties. All ongoing and future transactions with affiliates will be on terms no less favorable than those which could be obtained from unaffiliated parties.

TRANSACTIONS INVOLVING THE COMPANY'S OFFICERS AND DIRECTORS

     During 1993, Edward J. Names, Dennis R. Staal, Daniel B. Matter and C. Thomas Houseman, the Company's founders, purchased a total of 475,500 shares of the Company's Common Stock for total consideration of $30,750 cash and $800 in interest expense and services rendered. In addition, these persons have advanced funds to the Company from time to time.

     Edward J. Names, President of Meteor, has personally guaranteed debt due to Norwest Business Credit, Inc., as described above, up to a maximum of $250,000 related to the Graves acquisition and $250,000 related to the Hillger acquisition. Mr. Names and Dennis R. Staal, who is Secretary and Treasurer of Meteor, each have agreed to personally guarantee the debts of Graves and Hillger to its major suppliers and a debt to a Farmington, New Mexico bank. Capco Resources Ltd. has agreed to indemnify Edward Names and Dennis Staal relating to such guarantees.

TRANSACTIONS INVOLVING GRAVES

     On September 28, 1993, the Company acquired all of the issued and outstanding common stock of Graves Oil & Butane Co., Inc. from its sole shareholder, Theron J. Graves. As a result of the transaction, Theron J.

Graves retired as the Company's chief executive officer but agreed to provide consulting services for a period of seven years. Mr. Graves continues his investment by holding 1,000,000 shares of convertible cumulative preferred stock of Graves with a liquidation preference of $3,543,500, and a promissory note from the Company for $2,350,000, which, as of June 30, 1996, had an outstanding balance of $1,868,000.

    The structure of the acquisition is summarized below:

    Purchase Price for Common Stock:    $4,100,000

    Cash Paid at Closing:               $1,750,000

    Financing Provided by Seller:       $2,350,000 note with interest
                                        at 2% over prime, payable $200,000
                                        (including principal and interest)
                                        every six months and the balance
                                        on October 1, 1997 (the "Note").
                                        This Note is secured by 50% of the
                                        Graves common stock purchased by
                                        the Company.

    Preferred Stock Retained by Seller: 1,000,000 shares of convertible preferred stock with a total liquidation preference of $3,543,500 and dividends accruing at a rate of 8% per annum until the date of redemption, which shall be no earlier than September 15, 2000 (the "Convertible Securities"). In the event of a default under the promissory note issued to purchase the Graves common stock, the holders of the Graves Series A Preferred have the ability to elect all the Graves directors. The Company's preferred stock obligations are secured by the unencumbered fixed assets of Graves. These securities are convertible into common stock of Graves or the Company at the bid price on the date of conversion or a maximum of 22.2% of the Company, whichever calculation yields fewer shares. The preferred stock, on conversion, also carries certain piggy-back registration rights.

     Indemnifications: Theron Graves has agreed to indemnify the Company until September 2000 against all losses and expenses exceeding $25,000 per year up to a cumulative total of $8,000,000 relating to environmental liabilities associated with the properties of the Company as of the closing date or any inaccuracies in the representations and warranties in the purchase agreement.

     Prior to the Company's acquisition, Mr. Graves owed approximately $650,000 to Graves. In connection with the acquisition, Mr. Graves executed two promissory notes payable on the date the Meteor note to Mr. Graves is due (October 1, 1997) plus interest at the same rate as the Company's note. One promissory note is for $100,000 representing the price of an airplane Mr. Graves purchased from the Company. The other promissory note for $550,000 represents funds advanced to or on behalf of Mr. Graves from time to time over several years. This note is secured by unimproved real estate Mr. Graves owns in the Albuquerque, New Mexico area ("Coors Road Property"). If such property is sold by Mr. Graves, the principal amount of the $550,000 note (up to the amount of the property's sales price) becomes immediately payable and is to be discharged by reducing the principal amount of the Company's $2,350,000 note to Mr. Graves, and the liquidation value of Mr. Graves' preferred stock retained in Graves Oil, each by one-half the amount accelerated under the $550,000 note. In addition, the Company has both (i) a right of first refusal on the entire Coors Road Property, and (ii) a right to purchase a portion of such property sufficient to build a retail gas station at fair market value, and all or a portion of the resulting consideration due can be paid by the Company by reducing the $550,000 note from Mr. Graves.

     The Company leases real estate in Colorado from Mr. Theron Graves and subleases the property to a truck stop operator. Graves pays property taxes and insurance expense on the property. In addition, the Company leases land from Mr. Graves on which a yard, warehouses and offices are located. The parties have entered into an agreement which provides for regular payments of $500 per month beginning September 1, 1993. The rent escalates at 5% per annum, the lease term is 25 years, and the Company has two ten year options to extend such lease.

TRANSACTIONS INVOLVING CAPCO RESOURCES LTD.

     In June 1995, Capco Resources, Inc. ("CRI") purchased 378,000 (as adjusted for the 8% stock dividend) shares of the Company's Common Stock for $700,000 in cash. As a result of this transaction, CRI's parent, Capco Resources Ltd. ("Capco"), became a principal shareholder of the Company. Immediately prior to the acquisition of CRI by the Company, CRI sold all 378,000 shares held by it to Adres Chaudhary (who is not related to Ilyas Chaudhary) for the forgiveness of debt in the amount of approximately $700,000. CRI offered Adres Chaudhary this asset to reduce its debt to him.

     In November 1995, the Company issued 1,745,000 shares of its Common
Stock in exchange for all of the outstanding stock of CRI. The shares of the Company's Common Stock issued in this transaction, which represent approximately 53% of the shares now outstanding, were issued to a U.S. subsidiary of Capco. As a result of this transaction, there was a change in control of the Company and one of the Company's three directors was replaced by a Capco representative. The major assets of CRI include: (i) an interest in Saba Power Company Ltd., which is involved in the development of a power plant in Pakistan; (ii) all of the stock of Capco Analytical Services, Inc., a California environmental services firm; and (iii) a $1,516,000 promissory note from Saba Petroleum Company and other miscellaneous assets. Saba Petroleum Company is a publicly-held company of which Ilyas Chaudhary, the Company's Chief Executive Officer, is an officer, director and principal shareholder. The promissory note bears interest at 9% and is due in 2006. However, Capco has agreed to guarantee the prepayment of such note prior to the time it is required by Cogen to fund the first installment of the Pakistani power project investment. If such note is not prepaid prior to such date, Capco has agreed to return to the Company 872,500 shares of Meteor's Common Stock.

     In connection with the agreement with Capco, NFF, Ltd. and PAMDEN, Ltd., limited partnerships which are controlled by Edward J. Names and Dennis R. Staal, respectively, guaranteed on a limited recourse basis the representations and warranties of the Company in the agreement. To secure these guarantees, NFF, Ltd. and PAMDEN, Ltd. pledged 55,000 and 20,000 shares, respectively, to Capco.

     Also in connection with this agreement a subsidiary of Capco agreed to indemnify Edward J. Names and Dennis R. Staal against any liability they may incur as a result of the personal guarantees they have given in order to assist the Company and its subsidiaries.

CONFLICTS OF INTEREST

     All of the Company's Officers and Directors have been in the past and may continue to be active in other business with other companies and on their own behalf. These activities could give rise to potential conflicts with the interests of the Company. The Company's officers, directors, and other management personnel are subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which the Company has indicated an interest, either through its proposed business plan or by way of an express statement of interest contained in the Company' minutes. Pursuant to a resolution of the Board of Directors of the Company, the Officers are required to make available to the Company any business opportunity relating to the wholesale and retail distribution of refined petroleum products which comes to the attention of any such Officer, and the Company shall have a right of first refusal with regard to such opportunity. A second resolution of the Board of Directors sets forth that if a business opportunity relating to the wholesale and retail distribution of refined petroleum comes to the attention of a Director and specifically is presented to the Director in his capacity as such, it must be disclosed to the Company and made available to it. No Officer or Director owes a fiduciary duty to another entity similar to the duty owed to the Company regarding business opportunities related to services and products provided by the Company.

     A majority of the disinterested Directors may reject a corporate opportunity for various reasons. If the Company rejects an opportunity, then any Director or Officer may avail himself or themselves of such opportunity. In addition, if an opportunity is presented to the Company, and one or more of the Company's Officers or Directors has an interest in the opportunity, the opportunity will be reviewed at a meeting of the Board of Directors and the interested Director(s) will not vote on issues relating to such opportunity.

     The Board of Directors has not yet adopted any resolutions related to other aspects of the Company's business.


                            DESCRIPTION OF SECURITIES

COMMON STOCK

     The Company's Articles of Incorporation authorize the issuance of 10,000,000 shares of Common Stock, $.001 par value. Each record holder of Common Stock is entitled to one vote for each share held on all matters promptly submitted to the stockholders for their vote. Cumulative voting for the election of directors is not permitted by the Articles of Incorporation.

     Holders of outstanding shares of Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of the Company, holders are entitled to receive, ratably, the net assets of the Company available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation. Holders of outstanding shares of Common Stock are, and all unissued shares when offered and sold will be, duly authorized, validly issued, fully paid, and nonassessable. To the extent that additional shares of the Company's Common Stock are issued, the relative interests of the existing stockholders may be diluted.

REDEEMABLE WARRANTS

     The following discussion of certain terms and provisions of the Redeemable Warrants is qualified in its entirety by reference to the Warrant Agreement (as hereinafter defined) and also the detailed provisions of the form of Warrant attached to the Warrant Agreement between the Company and American Stock Transfer & Trust, Inc. (the "Warrant Agent").

     Each Redeemable Warrant entitles the holder to purchase, at a price of $____ subject to adjustment, one share of Common Stock at any time commencing on the date of this Prospectus until ________, 1998 (two years from the date of this Prospectus). The Company may redeem the Redeemable Warrants at $.10 per Warrant upon 30 days' prior written notice in the event that the Common Stock has traded above 150% of the exercise price of the Redeemable Warrants for 10 consecutive trading days ending not more than ten days prior to the mailing of the notice of redemption.

     For purposes of determining the daily trading price of the Company's Common Stock, if the Common Stock is listed on a national securities exchange, is admitted to unlisted trading privileges on a national securities exchange, or is on NASDAQ, then the last reported sale price of the Common Stock on such exchange or NASDAQ each day shall be used. If the Common Stock is not so listed on such exchange or system or admitted to unlisted trading privileges then the average of the last reported bid prices reported by the OTC Bulletin Board each day shall be used to determine such daily trading price.

     The Redeemable Warrants may only be redeemed if a current registration statement is in effect. Any Warrant holder who does not exercise prior to the redemption date, as set forth in the Company's notice of redemption, will forfeit the right to purchase the shares of Common Stock underlying the Redeemable Warrants and, after the redemption date, any outstanding Redeemable Warrants will become void and be of no further force or effect. If the Company does not redeem the Redeemable Warrants, such Warrants will expire, become void and be of no further force or effect on conclusion of the exercise period. All of the Redeemable Warrants must be redeemed if any are to be redeemed.

     The Redeemable Warrants have been issued pursuant to a Warrant Agreement between the Company and the Warrant Agent. The Company has authorized and reserved for issuance the shares of Common Stock issuable upon exercise of the Redeemable Warrants. When delivered, all shares of Common Stock issued upon exercise of the Redeemable Warrants will be duly and validly authorized and issued, fully paid and nonassessable, and no preemptive rights or rights of first refusal will exist with respect thereto.

     Redeemable Warrants may be exercised upon surrender of the Warrant certificate on or prior to its expiration date (or earlier redemption date) at the offices of American Securities Transfer & Trust, Inc., the Warrant Agent, with the form of "Election to Purchase" on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by payment of the full exercise price (by certified check or bank check payable to the order of the Company) for the number of shares with respect to which such Warrant is being exercised.

     The exercise price of the Redeemable Warrants and the number of shares to be obtained upon exercise of such Warrant are subject to adjustment in certain circumstances including a stock split of, or stock dividend on, or a subdivision, combination, or recapitalization of the Common Stock. In the event of liquidation, dissolution or winding up of the Company, holders of the Redeemable Warrants, unless exercised, will not be entitled to participate in the assets of the Company. Holders of the Redeemable Warrants will have no voting, preemptive, liquidation or other rights of a shareholder, and no dividends will be declared on the Redeemable Warrants.

PREFERRED STOCK

     The Company's Articles of Incorporation authorize the issuance of 10,000,000 shares of Preferred Stock, $1.00 par value. The Board of Directors of the Company is authorized to issue the Preferred Stock from time to time in series and is further authorized to establish such series, to fix and determine the variations in the relative rights and preferences as between series, to fix voting rights, if any, for each series, and to allow for the conversion of Preferred Stock into Common Stock. At present, no Preferred Stock is issued or outstanding or contemplated to be issued.

SECURITIES OF SUBSIDIARY

     The Company's Graves subsidiary has authorized 1,000,000 shares of $.01 par value common stock, all of which is issued, outstanding and owned by the Company. Graves also has authorized 1,000,000 shares of Series A Preferred Stock, all of which are issued, outstanding and held by Theron J. Graves, the former 100% shareholder of Graves. (See "CERTAIN TRANSACTIONS --Transactions Involving Graves.") The Graves Series A Preferred Stock has a liquidation value of $3.5435 per share, accrues a dividend of 8% per year, and is redeemable at liquidation value plus accrued dividends by the holder any time after September 15, 2000. The Graves Series A Preferred Stock is convertible into either the common stock of Meteor or the common stock of Graves at the option of the holder.
The conversion rate is based on the bid price of the common stock, if a trading market exists, but the total common shares issued on conversion of all preferred stock cannot exceed 22.2% of the issuing company's outstanding common stock. The obligations of Graves under the Series A Preferred Stock is secured by the fixed assets of Graves. In the event of a default under the Meteor promissory note issued to purchase the Graves common stock, the holders of the Graves Series Preferred have the ability to elect all the Graves Directors. The holder of the common stock received on conversion is entitled to certain rights to have such common stock registered for sale.

PRIOR UNDERWRITER'S WARRANTS

     In connection with the Company's initial public offering, the Company issued to the managing underwriter warrants to purchase shares of Common Stock (the "Prior Underwriter's Warrants"). These warrants were exercisable to purchase approximately 30,250 shares of Common Stock at a price of approximately $3.40 per share through January 13, 1999. The exercise price of the Prior Underwriter's Warrants and the number of shares of Common Stock underlying such warrants was subject to adjustment under certain circumstances to prevent dilution to the holders in the event of stock dividends, stock splits, stock combinations or upon a sale of assets, merger or consolidation.

     Holders of the shares of Common Stock underlying the Prior Underwriter's Warrants had the right to join in any registration statement or offering filed by the Company under the Securities Act of 1933 to register the Prior Underwriter's Warrants and underlying securities for a period of seven years from January 14, 1994. In addition, for a period of five years from January 14, 1994, the Company agreed, upon request of the holders of not less than fifty percent of the Prior Underwriter's Warrants or underlying securities, to file, not more than once, a registration statement or offering statement under

Regulation A registering or qualifying the underlying shares at the Company's expense. All expenses of such registration or qualification (except for underwriting commissions and expense) are the responsibility of the Company.

     In March 1996, the Company and the holders of the Prior Underwriter's Warrants agreed to reduce the number of shares issuable upon exercise of such warrants to 17,000 and reduce the exercise price on those warrants to $1.00 per share. The holders of the Prior Underwriter's Warrants also agreed to eliminate the demand registration rights and the anti-dilution provisions of the warrants. The shares underlying these warrants are being offered for resale pursuant to this Prospectus. (See "SELLING SHAREHOLDERS.")

REPORTS TO INVESTORS

     The Company intends to provide holders of its securities with annual reports containing financial statements. The Company also will issue quarterly or other interim reports to its stockholders as it deems appropriate.

TRANSFER AGENT

     American Securities Transfer & Trust, Inc., 938 Quail Street, No. 101, Lakewood, Colorado 80215, serves as the transfer and warrant agent for the Common Stock and Redeemable Warrants of the Company.

SHARES ELIGIBLE FOR FUTURE SALE

     Of the 3,294,903 shares of Common Stock presently outstanding, approximately 432,440 may be traded without registration or further registration under most circumstances. The remaining 2,862,463 shares are "restricted securities" as defined by Rule 144 under the Securities Act of 1933, as amended, and may in the future be resold by existing shareholders under that rule. In general, Rule 144 provides that a person (or persons whose shares are aggregated) who has satisfied a two-year holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding Common Stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitation, by a person who is not an affiliate of the Company and who has satisfied a three-year holding period.

     Of the 2,862,463 restricted shares of Common Stock outstanding, 438,300 shares are presently eligible for resale under Rule 144, 402,163 will become eligible in June 1997, 7,000 will become eligible in October 1997, 1,745,000 will become eligible in November 1997, and 270,000 shares will become eligible in May and June 1998. The Company has agreed to register 270,000 shares of restricted Common Stock which are not yet eligible for resale under Rule 144, and intends to file a registration statement for this purpose within six months of the completion of this offering.

     In addition to the above, the Company's Graves subsidiary has outstanding shares of preferred stock which may be exchanged for shares of the Company's Common Stock. Such preferred stock may presently be exchanged for up to 731,469 shares of the Company's Common Stock and following this offering may be exchanged for up to 864,668 shares of the Company's Common Stock. Upon the exchange of any of this preferred stock, Theron J. Graves, who owns all of the preferred stock, would have piggy-back registration rights with respect to such shares.

     Officers, Directors and record shareholders who own 5% or more of the Company's outstanding Common Stock have agreed not to sell, publicly transfer or assign more than 5,000 shares each, and 25,000 shares in the aggregate, of the 2,510,472 shares of Common Stock beneficially owned by them for a period of one year from the date of this Prospectus without the prior written consent of the Underwriter.


                               UNDERWRITING

     Nutmeg Securities, Ltd., the Underwriter, has agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase from the Company 600,000 shares of Common Stock and 600,000 Redeemable Warrants. The Underwriter is obligated to purchase all 600,000 shares of Common Stock and all 600,000 Redeemable Warrants, if any are purchased.

     The Underwriter proposes to offer the Common Stock and Redeemable Warrants to the public at the initial public offering prices set forth on the cover page of this Prospectus and to selected dealers at that price less a concession of not more than $______ per share of Common Stock and $___ per Redeemable Warrant. After the commencement of this Offering, the offering price and other selling terms may be changed by the Underwriter. The Underwriter has informed the Company that it does not intend to confirm sales to any accounts for which it exercises discretionary authority. The Common Stock and Redeemable Warrants will be offered by the Underwriter when, as, and if delivered to and accepted by the Underwriter and subject to its right to reject orders or cancel sales in whole or in part and subject to approval of certain legal matters by legal counsel and to various other conditions.

     The Company has granted to the Underwriter an option, exercisable not later than 45 days after the date of this Prospectus, to purchase up to 90,000 additional shares of Common Stock and/or 90,000 Redeemable Warrants at the same offering prices less underwriting discounts and the nonaccountable expense allowance described below. The Underwriter may exercise this option only for the purpose of covering overallotments that it makes in the sale of the securities. If purchased, the Underwriter will sell the additional shares of Common Stock and Redeemable Warrants on the same terms as those on which the 600,000 shares of Common Stock and 600,000 Redeemable Warrants are offered.

     The Company has agreed to pay the Underwriter a nonaccountable expense allowance of 3% of the gross proceeds of this Offering, including any additional proceeds derived from the exercise of the overallotment option, and has made advance payments totaling $15,000 against this obligation. The Company and the Underwriter have agreed to indemnify each other and related persons against certain liabilities, including liabilities under the federal securities laws, and, if such indemnifications are unavailable or are insufficient, the Company and the Underwriter has agreed to damage contribution arrangements between them based upon the relative benefits received from the Offering and the relative fault resulting in such damages. Such relative benefits and relative fault would be determined in legal actions among the parties. Under such contribution arrangements, the maximum amount payable by the Underwriter would be the public offering price of the securities underwritten and distributed by the Underwriter.

     The Company has agreed not to sell any additional securities for one year after the date of this Prospectus without the Underwriter's prior written consent, and not to sell or issue any Common Stock, warrants or options to Officers, Directors or record shareholders who own 5% or more of the Company's outstanding stock for a period of one year from the date of this Prospectus without the consent of the Underwriter. In addition, each of the Officers, Directors, and record shareholders who own 5% or more of the Company's outstanding stock have agreed not to sell, without the Underwriter's prior written consent, more than 5,000 of the shares of Common Stock owned by them as of the date of this Prospectus, for a period of one year from the date of this Prospectus. Such sales shall not aggregate more than 25,000 shares.

     The Company has agreed, upon completion of this Offering, to issue to the Underwriter, for $100.00, Underwriter's Warrants to purchase 60,000 shares of Common Stock and 60,000 Non-Callable Warrants. The exercise price for the Underwriter's Warrants will be 125% of the offering price per share of the Common Stock sold in this Offering and $.125 per Non-Callable Warrant, and the Underwriter's Warrants will be exercisable at any time during the four year period commencing one year after the date of this Prospectus. The Non-Callable Warrants will be exercisable to purchase one share of Common Stock at the same exercise price as the Redeemable Warrants until two years after the date of this Prospectus. The Underwriter's Warrants contain certain demand registration rights. The demand registration rights contained in the Underwriter's Warrants are for a term of four years beginning one year after the effective date of this Prospectus. Following the exercise of the demand registration rights, the Underwriter's Warrants provide for piggyback registration rights for any unsold securities, until five years after the effective date of this Prospectus.



                             SELLING SHAREHOLDER

     Included in the securities being offered by this Prospectus are 92,000 shares of Common Stock ("Shares") being offered by the persons listed below (the "Selling Shareholders").

                                                      Number of Shares
                                       Number     to be Beneficially Owned
                   Number of Shares    Shares   on Completion of the Offering
Name of Selling   Beneficially Owned   Being                          % of
  Shareholder      Record    Other    Offered   Record     Other     Class
---------------    ------    ------   -------   ------    -------    -----
Regis Dahl<FN1>     -0-      100,000   75,000     -0-      25,000     0.6%
                             <FN2>

John Lane<FN3>      -0-       10,000   10,000     -0-         -0-       --
                             <FN4>

Harold W. Gorden    3,000      7,000    7,000   3,000         -0-     0.1%
                             <FN4>
___________________

<FN1>
Mr. Dahl is a consultant to the Company.

                               -45-

<FN2>
Represents shares issuable upon the exercise of a stock option held by Mr Dahl. Mr. Dahl has granted an option to Sayed Consulting, Inc. to purchase up to 50,000 shares of the Company's Common Stock.
<FN3>
Mr. Lane is Senior Vice President of Nutmeg Securities, Inc., the Underwriter of the offering of the Common Stock and Redeemable Warrants described elsewhere in this Prospectus.
<FN4>
Represents shares issuable upon the exercise of prior underwriter's warrants.

     The 92,000 Shares offered hereby by the Selling Shareholders may be offered and sold from time to time by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest. Such offers and sales may be made from time to time on one or more exchanges or in the over-the-counter market, or otherwise, at prices and on terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The Shares may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account; (c) an exchange distribution in accordance with the rules of such exchange; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (e) privately negotiated transactions; and (f) a combination of any such methods of sale. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from Selling Shareholders or from the purchasers in amounts to be negotiated immediately prior to the sale. The Selling Shareholders may also sell such shares in accordance with Rule 144 under the 1933 Act.

     The Company has advised the Selling Shareholders that they and any securities broker-dealers or others who may be deemed to be statutory underwriters will be subject to the Prospectus delivery requirements under the Securities Act of 1933. The Company has also advised each Selling Shareholders that in the event of a "distribution" of his shares, the Selling Shareholder, any "affiliated purchasers," or any broker-dealer or other person who participates in such distribution may be subject to Rule 10b-6 under the Securities Exchange Act of 1934 ("1934 Act") until his or its participation in that distribution is completed. A "distribution" is defined in Rule 10b-6(c)(5) as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods." The Company has also advised the Selling Shareholder that Rule 10b-7 under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the Common Stock in connection with this offering.

     Rule 10b-6 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class as is the subject of the distribution. If Rule 10b-6 applies to the offer and sale of any of the Shares, then participating broker-dealers will be obligated to cease market making activities nine business days prior to their participation in the offer and sale of such Shares and may not recommence market making activities until their participation in the distribution has been completed.

If Rule 10b-6 applies to one or more of the principal market makers in the Company's Common Stock, the market price of such stock could be adversely affected.


                                  LEGAL MATTERS

     The legality of the securities of the Company offered will be passed on for the Company by Jon D. Sawyer, P.C., 1401 Seventeenth Street, Suite 460, Denver, Colorado 80202. Jon D. Sawyer, a principal in such firm, beneficially owns 5,400 shares of the Company's Common Stock. The law firm of William M. Prifti, Esq, Lynnfield Woods Office Park, 220 Broadway, Suite 204, Lynnfield, Massachusetts 01940, has acted as legal counsel to the Underwriter in connection with certain legal matters relating to this offering.


                                     EXPERTS

     The consolidated financial statements of Meteor Industries, Inc. for the periods ended December 31, 1995 and August 31, 1993, included in this Prospectus and in the Registration Statement have been included herein in reliance upon the report of Coopers & Lybrand, L.L.P., independent accountants, given upon the authority of that firm as experts in accounting and auditing.

     The financial statements of the Company for the years ended August 31, 1995 and 1994, included in this Prospectus and in the Registration Statement, have been audited by Squire & Woodward, P.C., Certified Public Accountants, and are included herein in reliance on the authority of such firm as experts in accounting and auditing.

     The financial statements of Capco Resources, Inc. included in this Prospectus and in the Registration Statement, to the extent and for the periods set forth in their report appearing elsewhere herein, have been audited by Price Waterhouse, Chartered Accountants and are included herein in reliance on the authority of such firm as experts in accounting and auditing.

     The financial statements of Hillger Oil Company and Graves Oil & Butane Co., Inc., included in this Prospectus and in the Registration Statement, to the extent and for the periods set forth in their reports appearing elsewhere herein, have been audited by Squire & Woodward, P.C., Certified Public Accountants, and are included herein in reliance on the authority of such firm as experts in accounting and auditing.

                           INDEX TO FINANCIAL STATEMENTS

                                                                       Page(s)
METEOR INDUSTRIES, INC. FINANCIAL STATEMENTS (UNAUDITED)

Consolidated Balance Sheet - June 30, 1996. . . . . . . . . . . . . . .   F-1
Consolidated Statements of Operations - June 30, 1996 and 1995. . . . .   F-2
Consolidated Statements of Cash Flows- June 30, 1996 and 1995.  . . . .   F-3
Notes to Consolidated Financial Statements. . . . . . . . . . . . . . .   F-4

METEOR INDUSTRIES, INC. FINANCIAL STATEMENTS

Report of Independent Accountants.  . . . . . . . . . . . . . . . . . .   F-6
Consolidated Balance Sheet - December 31, 1995. . . . . . . . . . . . .   F-7
Consolidated Statement of Income - December 31, 1995. . . . . . . . . .   F-9
Consolidated Shareholders' Equity - December 31, 1995 . . . . . . . . .  F-10
Consolidated Statement of Cash Flow - December 31, 1995 . . . . . . . .  F-11
Notes to Consolidated Financial Statements. . . . . . . . . . . . . . .  F-13

Independent Auditors' Report. . . . . . . . . . . . . . . . . . . . . .  F-23
Consolidated Balance Sheets - August 31, 1995 and 1994. . . . . . . . .  F-24
Consolidated Statements of Income - August 31, 1995 and 1994. . . . . .  F-26
Consolidated Statements of Stockholders' Equity - August 31,
  1995 and 1994 . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-27
Consolidated Statements of Cash Flow - August 31, 1995 and 1994 . . . .  F-28
Notes to Consolidated Financial Statements. . . . . . . . . . . . . . .  F-30
Independent Auditor's Report. . . . . . . . . . . . . . . . . . . . . .  F-41
Balance Sheet - August 31, 1993 . . . . . . . . . . . . . . . . . . . .  F-42
Statement of Operations - August 31, 1993 . . . . . . . . . . . . . . .  F-43
Statement of Changes in Stockholders' Equity - August 31, 1993. . . . .  F-44
Statement of Cash Flow - August 31, 1993. . . . . . . . . . . . . . . .  F-45
Notes to Financial Statements . . . . . . . . . . . . . . . . . . . . .  F-46

CAPCO RESOURCES, INC. FINANCIAL STATEMENTS

Auditor's Report. . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-48
Consolidated Balance Sheet - December 31, 1994 and 1993 . . . . . . . .  F-49
Consolidated Statement of Operations and Retained Earnings (Deficit)
     - year end December 31, 1994 and 1993. . . . . . . . . . . . . . .  F-50
Consolidated Statement of Changes in Financial Position - year end
     December 31, 1994 and 1993 . . . . . . . . . . . . . . . . . . . .  F-51
Notes to Consolidated Financial statements. . . . . . . . . . . . . . .  F-52

HILLGER OIL COMPANY FINANCIAL STATEMENTS

Independent Auditors' Report. . . . . . . . . . . . . . . . . . . . . .  F-57
Balance Sheet - March 31, 1995 and 1994 . . . . . . . . . . . . . . . .  F-58
Statement of Income - March 31, 1995, 1994 and 1993 . . . . . . . . . .  F-60
Statement of Stockholders' Equity - March 31, 1995 and 1994 . . . . . .  F-61
Statement of Cash Flow - March 31, 1995. 1994 and 1993. . . . . . . . .  F-62
Notes to Financial Statements . . . . . . . . . . . . . . . . . . . . .  F-64

GRAVES OIL & BUTANE CO., INC. FINANCIAL STATEMENTS

Independent Auditors' Report. . . . . . . . . . . . . . . . . . . . . .  F-71
Consolidated Balance Sheet - August 31, 1993. . . . . . . . . . . . . .  F-72
Consolidated Statement of Income - August 31, 1993. . . . . . . . . . .  F-74
Consolidated Statement of Retained Earnings - August 31, 1993 . . . . .  F-75
Consolidated Statement of Cash Flows - August 31, 199 . . . . . . . . .  F-76
Notes to Consolidated Financial Statements. . . . . . . . . . . . . . .  F-78

                         METEOR INDUSTRIES, INC.
                      CONSOLIDATED BALANCE SHEET

                                ASSETS
                                                 June 30, 1996
                                                  (Unaudited)
CURRENT ASSETS
  Cash and cash equivalents                      $   705,137
  Restricted Cash                                    317,338
  Accounts receivable-trade, net of allowance      5,085,821
  Notes receivable                                   180,953
  Inventory                                        1,370,624
  Deferred tax asset                                  98,672
  Other current assets                               134,354

      Total current assets                         7,892,899

Property, plant and equipment, net                 8,816,211

Other assets
 Notes receivable, related party                   2,236,023
 Investments in closely held businesses              688,758
 Other assets                                        745,696

      Total other assets                           3,670,477

          TOTAL ASSETS                           $20,379,587

                   LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable, trade                        $ 3,758,869
  Bank overdraft                                          --
  Current portion, long-term debt                    576,823
  Accrued expenses                                   168,296
  Taxes payable                                      799,896
  Revolving credit facility                        2,032,532

     Total current liabilities                     7,336,416

Long-term debt                                     2,504,485
Deferred tax liability                             1,813,353
Minority interest in subsidiary                    3,901,030

     Total liabilities                            15,555,284

SHAREHOLDERS' EQUITY
  Common stock, $.001 par value;  authorized
   10,000,000 shares,  3,294,903 shares
   issued and outstanding                              3,295
  Paid-in capital                                  3,200,438
  Retained earnings                                1,620,570

     Total shareholders' equity                    4,824,303

         TOTAL LIABILITIES AND SHARE-
          HOLDERS' EQUITY                        $20,379,587

The accompanying notes are an integral part of the financial statements.

                             METEOR INDUSTRIES, INC.
                    CONSOLIDATED STATEMENTS OF OPERATIONS
              For the Six Months Ended June 30, 1996 and 1995

                                          For Six Months Ended
                                         June 30,       June 30,
                                          1996           1995
                                              (Unaudited)

Net sales                              $29,378,558     $ 433,889
Cost of sales                           24,260,360            --

   Gross profit                          5,118,198       433,889

Selling, general and adminis-
 trative expenses                        3,998,806       481,763
Depreciation                               433,578        15,000

    Total expenses                       4,432,384       496,763

Income (loss) from operations              685,814       (62,874)

Other income and (expenses)
 Interest income                           186,914            --
 Interest expense                         (249,953)           --
 Gain (loss) on sale of assets              31,105            --

     Total other income                    (31,934)           --

Income (loss) before income taxes
 and minority interest                     653,880       (62,874)
Provision for income taxes                 255,013            --

Income (loss) from continuing oper-
 ations before minority interest           398,867       (62,874)

Minority interest                          190,632            --

Income (loss) from continuing
 operations                                208,235       (62,874)
Discontinued operations:
 Income from discontinued operations            --       232,986

     Net income (loss)                  $  208,235     $ 170,112

Income (loss) per common share
 from continuing operations             $      .07     $    (.04)

Net income per common share             $      .07     $     .10

The accompanying notes are an integral part of the financial statements.


                         METEOR INDUSTRIES, INC.
                   CONSOLIDATED STATEMENTS OF CASH FLOWS
              For the Six Months Ended June 30, 1996 and 1995

                                                   June 30,      June 30,
                                                    1996           1995
                                                        (Unaudited)
Cash flows from operating activities
 Net income (loss)                               $ 208,235      $ 170,112
 Adjustments to reconcile net income
  to net cash provided by operating
  activities:
   Depreciation and amortization                   433,578         15,000
   Gain (loss) on disposal of property
    & equipment                                    (31,105)            --
   Deferred income taxes                           (29,074)            --
   Minority interest                               190,632             --
   Changes in assets and liabilities, net of
    effects from reverse acquisition
   (Increase) decrease in accounts receivable     (853,750)       (20,664)
   (Increase) in inventories                       (37,982)            --
   (Increase) decrease in other current assets      16,749            776
   Increase in accounts payable                    888,818         55,269
   Increase (decrease) in accrued liabilities      (28,613)            --
   Increase (decrease) in  taxes payable           (98,206)            --
   (Increase) in other assets                      (83,959)            --
   Discontinued operations                              --       (232,986)

Net cash provided by operating activities          575,323        (12,493)

Cash flows from investing activities
   Purchases of property, equipment and
    investment                                    (834,909)        (2,666)

Net cash used by investing activities             (834,909)        (2,666)

Cash flows from financing activities
  Payments on revolving credit facilities         (242,980)            --
  Decrease in bank overdraft                       (71,657)            --
  Note receivable payments                         (57,804)            --
  Payments on long-term debt                      (197,768)            --
  Borrowings                                       523,255             --
  Restricted cash                                  224,626             --
  Sale of stock                                    691,901             --

Net cash provided by financing activities          869,573             --

Net increase in cash and equivalents               609,987        (15,159)

Cash and equivalents, beginning of period           95,150          1,277

Cash and equivalents, end of period             $  705,137       $(13,882)





The accompanying notes are an integral part of the financial statements.


                                 METEOR INDUSTRIES, INC.
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                     JUNE 30, 1996

NOTE 1 -- BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Meteor Industries, Inc. ("Meteor" or "Company") was incorporated on December 22, 1992, as a Colorado based holding company. Graves Oil & Butane Co., Inc. ("Graves"), which was acquired effective September 1, 1993, is a distributor of petroleum products primarily in northern New Mexico, Colorado, Arizona and Utah. Graves also operates gasoline and convenience stores in northern New Mexico and Colorado. El Boracho, Inc., which was acquired September 1, 1993, holds a liquor license for use by an Albuquerque, New Mexico convenience store. Hillger Oil Company ("Hillger"), which was acquired effective April 1, 1995, is a distributor of petroleum products primarily in southern New Mexico. In addition, Hillger operates gasoline and convenience stores in southern New Mexico. Capco Resources, Inc. ("CRI"), is a holding Company involved in developing a power project in Pakistan, and Capco Analytical Services, Inc. ("CAS") is involved in providing environmental consulting and laboratory analysis in California, both were acquired in November 1995. The acquisition of CRI was accounted for as a reverse acquisition with CRI treated as the acquirer. The historical accounts of CRI are reflected in the financial statements for the previous year.

The consolidated financial statements include the accounts of Meteor Indus-tries, Inc., and its wholly owned subsidiaries, Graves(including its wholly owned subsidiary, El Boracho, Inc.) Hillger, CRI and CAS. All significant intercompany transactions and balances have been eliminated in consolidation.

These financial statements have been prepared in accordance with generally accepted principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally ac-cepted accounting principles for complete financial statements. In the opin-ion of management, such interim statements reflect all adjustments (consist-ing of normal recurring accruals) necessary to present fairly the financial position and the results of operations and cash flows for the interim periods presented. The results of operations for these interim periods are not neces-sarily indicative of the results to be expected for the full year. These financial statements should be read in conjunction with the audited consol-idated financial statements and footnotes for the year ended December 31,1995.

NOTE 2 -- INCOME TAXES

For both periods presented, the provision for income taxes is based on an expected annual effective tax rate. The rates utilized for the six months ended June 30, 1996, and June 30, 1995 were 39% and 0%, respectively.

NOTE 3 -- EARNINGS PER SHARE

Earnings per common and common equivalent share are computed by dividing the net income by the weighted average number of common shares. The number of shares used in the earnings per share computation for the six months ended June 30, 1996, is 3,069,903 and for the six months ended June 30, 1995, is 1,745,000. The number of shares reflects Meteor's share activity during 1996 and CRI's equivalent share activity during 1995.

NOTE 4 -- STOCK OPTION PLAN

Options granted since December 31, 1995, are as follows:

       DATED OPTIONS      NUMBER OF      EXERCISE PRICE      VESTING
          GRANTED          OPTIONS         PER SHARE         PERIOD
         May 1996          105,000           $3.50           5 Years

At June 30, 1996, 432,800 options were exercisable.

NOTE 5 -- INVESTMENT IN CLOSELY HELD BUSINESS

In August 1996, CRI negotiated an amendment to the Project Development and Shareholder's Agreement. This agreement allows CRI to make approximately a $1,700,000 equity investment in the Pakistan power project in exchange for approximately an 8% interest in Saba Power. In addition, CRI will have an option (the "Project Option") to increase its interest in Saba Power by an additional 9.93% for 750 days. If the Company chooses to fully exercise such Project Option, it will have to invest approximately $4,400,000 plus "inter-est" accruing at 14% per annum during the period in which the option remains unexercised. CRI can take advantage of this Project Option to a lesser degree by making a proportionately smaller equity investment. The Company may use a portion of the proceeds of this offering to make an additional investment under the Project Option. (See "USE OF PROCEEDS.")

In August 1996, CRI entered into an agreement with Saba Petroleum Company ("Saba") whereby Saba, a related party, is participating with CRI in the Pakistan power project. Saba has agreed to invest $500,000 for a 2.3% inter-est in Saba Power. Saba has no interest in the Project Option. As a result of the above described agreements CRI will invest approximately $1,200,000 for a 5.7% interest in Saba Power and CRI has retained its Project Option to increase its interest up to approximately 15.6%. As of the date of this Prospectus, CRI had invested approximately $546,000. The Company does not anticipate any additional cash investments in the next year, other than dis-cussed above. If total project costs are more than $144,000,000, CRI has the option to maintain its percentage ownership of Saba Power by investing its proportionate share or to reduce its ownership percentage proportionately by not investing additional funds.

Meteor will provide the necessary funds for the remainder of the Saba Power equity commitment from the proceeds of a private placement of Meteor's Common Stock completed in June 1996 and expects the partial collection ($500,000) on its note receivable from Saba Petroleum Company. CRI has a commitment out-standing for $75,000 as a finders fee to an unaffiliated party due upon com-pletion of the project of which one half is to be reimbursed by one of the other shareholders of Saba Power.

On July 14, 1996, the Government of Pakistan gave notice to Saba Power that Saba Power was in default of certain provisions in the Implementation Agree-ment which required construction of the power project to start by July 3, 1996. The Implementation Agreement and the notice states that Saba Power has 90 days from the date of the notice to cure such default.

In early August 1996,Saba Power and the shareholders thereof completed the final negotiations with the project's construction lender.On August 20, 1996, the Engineering Procurement and Construction Contractor for Saba Power was re-leased to commence construction activities on the project.When certain con-sents are obtained from the Government of Pakistan,which consents relate to the construction loan documents, the default would then be cured.It is antic-ipated what such consents will be obtained by approximately mid September 1996,well before the end of the 90 day period provided in the notice of default.

Report of Independent Accountants

To the Board of Directors
Meteor Industries, Inc.:


We have audited the accompanying consolidated balance sheet of Meteor Industries, Inc., as of December 31, 1995, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presently fairly, in all material respects, the financial position of Meteor Industries, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

As discussed in Note 17, the accompanying financial statements have been restated.

By /s/ Coopers & Lybrand L.L.P.
   COOPERS & LYBRAND L.L.P.

Denver, Colorado
May 31, 1996

                        METEOR INDUSTRIES, INC.
                      CONSOLIDATED BALANCE SHEET
                           December 31, 1995


                                ASSETS


CURRENT ASSETS
  Cash and cash equivalents                          $    95,150
  Restricted cash                                        541,964
  Accounts receivable-trade, net of
    allowance of $206,979                              4,232,071
  Notes receivable                                       156,962
  Inventory                                            1,332,642
  Deferred tax asset                                     149,824
  Other current assets                                   151,103

          Total current assets                         6,659,716

Property, plant and equipment, net                     8,568,392

Other assets
 Notes receivable, related party                     $ 2,202,210
 Investments in closely held businesses                  409,141
 Other assets                                            661,737

          Total other assets                           3,273,088

               TOTAL ASSETS                          $18,501,196



























The accompanying notes are an integral part of the financial statements.

                        METEOR INDUSTRIES, INC.
                      CONSOLIDATED BALANCE SHEET
                           December 31, 1995

                              (Continued)

                 LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
 Accounts payable, trade                             $  2,870,045
 Bank overdraft                                            71,657
 Current portion, long-term debt                          561,048
 Accrued expenses                                         196,909
 Taxes payable                                            898,102
 Revolving credit facility                              2,275,512

     Total current liabilities                          6,873,273

Long-term debt                                          2,194,773

Deferred tax liability                                  1,893,579

Minority interest in subsidiary                         3,615,398

     Total liabilities                                 14,577,023

Commitments and contingencies (Notes 11, 12 and 13)

SHAREHOLDERS' EQUITY
  Common stock, $.001 par value; authorized
  10,000,000 shares, 3,024,903 shares issued and
  outstanding                                               3,025
  Paid-in capital                                       2,508,813
  Retained earnings                                     1,412,335

  Total shareholders' equity                            3,924,173

   TOTAL LIABILITIES AND SHARE-
     HOLDERS' EQUITY                                 $ 18,501,196


















The accompanying notes are an integral part of the financial statements.

                       METEOR INDUSTRIES, INC.
                 CONSOLIDATED STATEMENT OF OPERATIONS
                 For the Year Ended December 31, 1995

  Net sales                                          $  9,828,092
  Cost of sales                                         7,373,304

     Gross profit                                       2,454,788

 Selling, general and administrative expenses           2,243,612
 Depreciation                                             151,709

     Total expenses                                     2,395,321

 Income from operations                                    59,467

Other income and (expenses)
  Interest income                                          28,047

  Interest expense                                        (91,621)
  Loss on sale of assets                                  ( 7,460)

     Total other expenses                                 (71,034)

 Loss from continuing operations  before income
   taxes and minority interest                            (11,567)

 Income tax benefit                                         1,470

Loss from continuing operations before minority
  interest                                                (10,097)

 Minority interest                                        (63,544)

Loss from continuing operations                           (73,641)

Discontinued operations:
  Income from discontinued operations (net of
    applicable income taxes of $180,130)                  398,789
  Gain on disposal of discontinued operations
     (net of applicable taxes of $681,475)                890,189

     Net income                                       $ 1,215,337

 Loss per common share from continuing operations     $      (.15)

Net income per common share                           $      2.49










The accompanying notes are an integral part of the financial statements.

                         METEOR INDUSTRIES, INC.
             CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                   For the Year Ended December 31, 1995

                                                  Additional
                                 Common Stock      Paid-In     Retained
                               Shares     Amount   Capital     Earnings      Total
Balance - January 1, 1995            100  $  100  $  511,920  $  196,998  $  709,018

  Stock issued and
  restated for reverse
  acquisition                  3,022,803   2,923   1,992,895               1,995,818

  Stock issued during
  the year                         2,000       2       3,998                   4,000

  Net income                                                   1,215,337   1,215,337

Balance - December 31, 1995    3,024,903  $3,025  $2,508,813  $1,412,335  $3,924,173



































The accompanying notes are an integral part of the financial statements.

                         METEOR INDUSTRIES, INC.
                  CONSOLIDATED STATEMENT OF CASH FLOWS
                  For the Year Ended December 31, 1995

Cash flows from operating activities
    Net income                                         $1,215,337
    Adjustments to reconcile net income
      to net cash provided by operating activities:
     Depreciation and amortization                        159,416
     Loss on disposal of property & equipment               7,460
     Deferred income taxes                                 (1,470)
     Minority interest                                     63,544
     Changes in assets and liabilities, net of
       effects from reverse acquisition
     (Increase) in accounts receivable                    (79,762)
     (Increase) in inventories                            (32,022)
     Decrease in other current assets                      22,297
     Increase in accounts payable                         289,544
     Decrease in accrued liabilities                     (113,889)
     Decrease in  taxes payable                            12,115
     Other assets                                           8,207
     Discontinued operations                              550,315

     Net cash provided by operating activities          2,101,092

Cash flows from investing activities
     Purchases of property and equipment                  (57,003)
     Net cash from reverse acquisition                    537,853
     Investment in closely held business                 (401,999)

     Net cash used by investing activities                 78,851

Cash flows from financing activities
     Borrowings on revolving credit facilities          7,734,473
     Payments on revolving credit facilities           (7,922,104)
     Loans to related parties                          (1,516,000)
     Increase in bank overdraft                            71,657
     Note receivable payments                              58,556
     Borrowings on long-term debt                          82,215
     Payments on long-term debt                           (56,903)
     Proceeds from common stock issued                      4,000
     Restricted cash                                     (541,964)

     Net cash used by financing activities             (2,086,070)

Net increase in cash and equivalents                       93,873
Cash and equivalents, beginning of period                   1,277

Cash and equivalents, end of period                    $   95,150

                         METEOR INDUSTRIES, INC.
                  CONSOLIDATED STATEMENT OF CASH FLOWS
                  For the Year Ended December 31, 1995
                             (Continued)


NON CASH INVESTING AND FINANCING ACTIVITIES

Acquisition of CRI by issuance of stock accounted
 for as a reverse acquisition
     Property, plant and equipment                     $2,066,503
     Deferred taxes                                    $ (805,936)
     Stockholders' equity                              $1,260,567

Cash paid for taxes                                    $   34,152
Cash paid for interest                                 $   53,005









































The accompanying notes are an integral part of the financial statements

                        METEOR INDUSTRIES, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1995

NOTE 1  -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Meteor Industries,Inc.("Meteor" or "Company") was incorporated on December 22, 1992, as a Colorado based holding company. Graves Oil & Butane Co., Inc. ("Graves"),which was acquired effective September 1, 1993, is a wholesale and retail distributor of petroleum products primarily in northern New Mexico, Colorado, Arizona and Utah. Graves also operates retail gasoline and conven-ience stores in northern New Mexico and Colorado. El Boracho, Inc., which was acquired September 1, 1993, holds a liquor license for use by an Albuquerque, New Mexico convenience store. Hillger Oil Company ("Hillger"), which was ac-quired effective April 1, 1995, is a wholesale and retail distributor of pet-roleum products primarily in southern New Mexico and Arizona. In addition, Hillger operates retail gasoline and convenience stores in southern New Mexi-co.Capco Resources, Inc.("CRI"), is a holding Company involved in providing environmental consulting and laboratory analysis and the development of a pow-er project in Pakistan.The acquisition of CRI was accounted for as a reverse acquisition with CRI treated as the acquirer(See Note 15).The historical ac-counts of CRI are reflected in the financial statements for the full year.In-formation for Meteor is included since November 2,1995,the date ofacquisition.

PRINCIPLES OF CONSOLIDATION AND ORGANIZATION - The consolidated financial statements include the accounts of Meteor Industries,Inc.,and its wholly owned subsidiaries, Graves, including its wholly owned subsidiary, El Boracho, Inc., Hillger and CRI, including its wholly owned subsidiary,Capco Analytical Ser-ices, Inc. ("CAS"). All significant intercompany transactions and balances have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS - Cash and cash equivalents include certificates of deposit or cash in local banks.

RESTRICTED CASH - The Company has revolving bank credit facilities which re-quire the use of depository accounts from which collected funds are trans-ferred to the lender. The lender then applies these collections to the revolving credit facilities. These accounts are controlled by the lender.

INVENTORIES - Inventories of petroleum products, greases and oils, and related products are stated at weighted average cost, which is not in excess of market. Sundries inventories are valued by the retail method and stated on the first in, first out (FIFO) basis which is lower than market.

PROPERTY AND EQUIPMENT - Property and equipment are stated at cost; major renewals and improvements are charged to the property and equipment accounts; while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expended currently.

At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the ap-plicable amounts. Gains or losses from retirements or sales are credited or charged to income.

REVENUE RECOGNITION - Revenue from product sales is recognized when the product is delivered. Revenue from services is recognized when the services are performed and billable.

DEPRECIATION - Depreciation is recorded principally on the straight-line method at rates based on the estimated useful lives of the assets. The estimated useful lives are as follows:

               Description                        Lives
          Buildings and improvements           5 to 40 years
          Equipment                            5 to 20 years

COST IN EXCESS OF NET ASSETS ACQUIRED AND OTHER INTANGIBLES - The Company continually monitors its costs in excess of net assets acquired (goodwill) and its other intangibles to determine whether any impairment of these assets has occurred. In making such determination with respect to goodwill, the Company evaluates the performance using cash flows, on an undiscounted basis, of the underlying businesses which gave rise to such amount. With respect to other intangibles, which include the cost of license agreements, covenants not to compete and organization costs, the Company bases its determination on the performance using cash flows, on an undiscounted basis, of the related products. The Company's goodwill results from the acquisition of Hillger. The assets acquired in these transactions continue to contribute a significant portion of the Company's net revenues and earnings.

Substantially all costs in excess of net assets (goodwill) of subsidiaries acquired are being amortized on the straight-line method over fifteen years.

Other intangibles, which include the costs of license agreements, covenants not to compete and organization costs are being amortized over five years using the straight-line method.

INCOME TAXES - Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of certain assets and liabilities for financial and tax reporting.The deferred taxes rep-resent the future consequences of those differences, which will either be tax-able or deductible when the assets and liabilities are recovered or settled.

ENVIRONMENTAL EXPENDITURES - Expenditures that relate to current operations are expended or capitalized as appropriate for each expenditure. Whenever an expenditure relates to an existing condition caused by past operations and does not contribute to future revenues, the expenditure is expensed currently. Liabilities are recorded when remedial efforts are probable and the cost can be reasonably estimated.

EARNINGS PER SHARE - Earnings per common and common equivalent share are computed by dividing the net income by the weighted average number of common shares. The number of shares used in the earnings per share computation is 489,035, which reflects CRI's equivalent share activity for ten months and Meteor share activity from the date of the reverse acquisition.

NOTE 2 -- PROPERTY AND EQUIPMENT

The major classifications of property and equipment are as follows:

                 Description                        Amount
          Land                                    $ 1,334,374
          Buildings and improvements                  899,089
          Equipment                                 6,511,294
                                                  -----------
                                                    8,744,757
         Accumulated depreciation                 (   176,365)
                                                  -----------

          Net property and equipment              $ 8,568,392

For the year ended December 31, 1995, the Company recorded depreciation expense of $151,709.

NOTE 3 -- NOTES RECEIVABLE - RELATED PARTIES

The Company has two outstanding notes receivable from its minority interest shareholder (100% preferred stockholder of Graves) in the amounts of $550,000 and$100,000. The $550,000 note is due October 1,1997, and is collateralized by real estate. However, if the collateral is sold prior to satisfaction of this note, then one half of the lesser of the outstanding balance or the sale pro-eeds of the assets will be applied to reduce the liquidation preference of the preferred stock, and the remaining one half will be applied to reduce the note payable to the minority interest shareholder. Interest is receivable semi-nnually and is determined at each anniversary based on Citibank of New York prime plus 2%. The interest rate at December 31, 1995, was 8.50%. The $100,000 note is unsecured and is due October 1, 1997, with interest accrued from Sep-ember 28, 1994. Interest is computed semiannually at Citibank of New York prime plus 2%, being 8.50% at December 31, 1995. Accrued interest receivable at December 31, 1995, totaled $36,210.

The Company has a note receivable from another controlled subsidiary of Capco Resources Ltd. in the amount of $1,516,000 due April 1, 2006. Interest is receivable semiannually at a rate of 9%.

NOTE 4 -- INVESTMENTS IN CLOSELY HELD BUSINESSES

The Company owns 50% of the Graves Rio Rancho No. 1 Ltd. Co. The investment was acquired in May 1994. The Company reports their investment in this limited liability company using the equity method. The value is $133,263. This investment is not publicly traded.

The Company owns 33% of American L.P.,Ltd. The investment was acquired in Dec-ember 1995, for $100,014. The Company reports their investment in this limited liability Company using the equity method. This investment is not publicly traded.

At December 31, 1995,the Company, through its subsidiary CRI, owned 25.2% of Saba Power Company, Ltd. During 1994, Saba Power and several partners includ-ding Cogen Technologies Inc. ("Cogen") received approval to develop, construct and operate a 115 Megawatt power generating plant in the Islamic Republic of Pakistan. At December 31, 1995,CRI's $175,865 investment represents its share of project development costs including legal fees, engineering feasibility costs, environmental fees, performance guarantee and other costs incurred to that date. At construction funding these costs will be treated as equity con-contributions to the project. The recoverability of the Saba Power investment is dependent upon successful completion of the project and commencement of commercial production. The Company and its partners provided a performance guarantee through a bank in Pakistan, in the original amount of approximately $355,000 (10,900,000 Rupees.)

The agreements between the partners and the Government of Pakistan have several conditions, the most significant being:

     i) Cogen agreed to fund all project development costs subsequent to September 30, 1994, and will carry on day to day operations of the project, including design, engineering, selecting equipment, obtaining financing and overseeing construction and operations.

     ii) In order to maintain its 25.2% ownership CRI must reimburse its proportionate share of all project developments costs, paid for by Cogen, in-cluding interest at 15% per annum. CRI will be responsible for its propor-tionate share of all remaining project costs as incurred. In the event that CRI does not make any additional equity contributions then CRI will not be obligated on any performance guarantees or any additional costs, but its ownership will be reduced proportionately.
     iii) On December 19, 1995, Saba Power entered into an agreement with the Government of Pakistan to increase the Performance Guarantee to $1,456,000 (46 million Rupees) valid up to April 18, 1996, and to move the date of Financial Closing under the Letter of Support to March 17, 1996. Effective April 1, 1996, Saba Power received from the Government of Pakistan acknowledgment of financial closing. Final approvals of certain financing documents are expected to be completed prior to June 30, 1996.
     iv) On March 31, 1996,CRI executed an amendment to the Project Develop-ment and Shareholder Agreement. This Agreement allows CRI to make a $2,314,000 equity investment in the Project (such investment is expected to be made prior to June 30, 1996)in exchange for approximately an 8% interest in the Project. In addition, CRI will have an option to increase its interest in the Project to 23% for a one year period ending March 31, 1997. If CRI decides to exercise such option, it will be required to invest approximately $7,300,000 in addi-tional equity. CRI can take advantage of this option to a lesser degree by making a proportionately smaller equity investment. CRI subsequently entered into an agreement with Saba Petroleum Company whereby Saba intends to partic-ipate with CRI in the Project. Saba intends to invest approximately $1,500,000 in the Project this year and will have the option to make an additional in-vestment of approximately $3,650,000 in the first quarter of 1997. Saba's in-itial interest in the Project will be approximately 5.4% which can be in-creased to 11.5% pursuant to the option. As a result of this transaction CRI intends to invest $800,000 during 1996 for almost a 3%interest in the project CRI shall have the option to increase its interest up to approximately 11.5% by investing up to approximately $4,000,000 by the first quarter of 1997.

CRI intends to obtain the necessary financing for its share of the initial equity commitment through the sale of its common stock and/or the partial collection of notes receivable. CRI has a commitment outstanding for $75,000 as a finders fee relating to the project of which one half is expected to be reimbursed by one of the partners.

NOTE 5  -- REVOLVING CREDIT FACILITY

Revolving Credit Facility at December 31, 1995, consisted of the following:

$3,000,000 revolving bank credit facility, payable to Norwest Bus-
iness Credit, Inc., bearing interest at Norwest Bank Minnesota,
N.A., base rate plus 2.5% (11.25% at December 31, 1995), due June
1998.  Collateralized by trade accounts receivable and inventory
of Graves Oil & Butane Co., Inc.                                   $2,039,944
$1,500,000 revolving bank credit facility, payable to Norwest Bus-
iness Credit, Inc., bearing interest at Norwest Bank Minnesota,
N.A., base rate plus 2% (10.75% at December 31, 1995), due June
30, 1998.  Collateralized by trade accounts receivable and inven-
tory of Hillger Oil Company                                           235,568

The revolving bank credit facility agreements require the Company to maintain certain net worth and performance ratio levels. As discussed in Note 1, pay-ments on these loans are made through collateral cash accounts in the name of the lender.

Graves and Hillger were in default of certain reporting requirements as set forth in Sections 6.1(b),(c),(d) and (g) of the Credit Agreements with Norwest Bank for the revolving credit facilities.Total borrowings under these facilit-ies were $2,275,512 at December 31, 1995.Those defaults concern untimely fil-ing of financial reports for November 1995,December 1995,January 1996 and Feb-ruary 1996.Graves and Hillger received a waiver for these items from the bank.

NOTE 6 --  LONG-TERM DEBT

Long-term debt at December 31, 1995 consisted of the following:

Note payable to Theron Graves,semiannual payments of $200,000 in-
cluding interest at prime plus 2%(10.75% at December 31,1995) col-
lateralized by half of Graves common stock, matures October 1997.   $1,955,663
Note payable to First National Bank of Farmington, monthly payments of $19,000 including interest at prime plus 2% (10.75% at December
31,1995), collateralized by mortgage on buildings and land, matures
January 1998.                                                          388,048
Note payable to Norwest Business Credit, Inc., monthly payments of
$10,417 plus interest at Norwest Bank of Minnesota, N.A. base rate plus 3.0% (11.75% at December 31, 1995), collateralized by property
and equipment, due June 30, 1998.                                      312,498
Note payable to Ford Motor Credit, monthly payments of $329 including interest at 11.9%, collateralized by equipment, matures December,1999. 12,459 Note payable to GMAC, monthly payments of $604, including interest
at 10.12%, collateralized by equipment, matures December, 1999.         23,754

Leases payable                                                          63,399
     Total                                                           2,755,821

Current portion                                                      (561,048)

     Long-term debt                                                 $2,194,773

The following is a schedule by years of the repayment of long-term debt:

              Period ending December 31,    Amount
                          1996            $  561,048
                          1997             2,110,008
                          1998                73,735
                        Remaining             11,030
                         Total            $2,755,821

NOTE  7 -- MINORITY INTEREST IN SUBSIDIARY

The Series A Convertible Preferred Stock of Graves Oil & Butane Co.,Inc.,is limited voting stock and is entitled to cumulative annual dividends at a rate of 8% of the liquidation value. These securities are convertible into common stock of Graves or Meteor at the bid price on the date of conversion or 22.2% of Meteor based on whichever calculation yields fewer shares. The record holder has the right to vote on matters which affect the rights of the class and to elect two of the seven members of Graves' board of directors. In the event of default under the Meteor promissory note issued to purchase the Graves common stock, the holder of the Series A Convertible Preferred Stock has the ability to elect all of the Graves directors. The Company may at any time redeem all or any portion of the Series A Convertible Preferred Stock outstanding at an amount equal to the liquidation value plus all accrued and unpaid dividends. At any time after September 15, 2000,the record holder shall have the right to have the Company redeem all or any portion of the shares outstanding at the price stated above. No dividends have been de-clared by the board of directors. Dividends in arrears amount to $685,075 as of December 31, 1995. The minority interest is recorded at its discounted value. Dividends and accretion of the preferred stock discount are reflected in minority interest on the income statement.

NOTE 8 -- INCOME TAXES

The provision for income taxes from continuing operations consists of the following components:

               Current tax expense                          $         0
               Deferred tax expense (benefit)                   ( 1,470)
               Total provision                              $   ( 1,470)

The following reconciles the tax provision with the expected provision ob-tained by applying statutory rates to pretax loss from continuing operations:

               Expected tax provision                       $    (3,933)
               Nondeductible expenses                             2,425
               Other                                                 38
                       Total provision                      $    (1,470)

The deferred tax asset (liability) in the accompanying balance sheet includes the following components:

               Current:
                    Deferred tax asset, federal             $   130,616
                    Deferred tax asset, state                    19,208
                       Net current deferred asset           $   149,824
               Noncurrent:
                    Deferred tax liability, federal         $(1,650,812)
                    Deferred tax liability, state              (242,767)
                      Net noncurrent deferred tax liability $(1,893,579)

Components of deferred income taxes at December 31, 1995 were as follows:

               Deferred tax asset:
                 Accounts receivable                        $    80,272
                 Net operating loss carryforwards                40,170
                 Other                                           29,382
                                                                149,824
                 Deferred tax liability:
                      Depreciation and amortization         $ 1,893,579

The net operating loss carryover expires in 2007. Management has determined, based on the carryforward period for the deferred tax asset, no valuation allowance was necessary at December 31, 1995.

NOTE 9 -- DEFINED CONTRIBUTION PLAN

Graves adopted a 401(k) profit sharing plan effective January 1,1994. Ex-cluded from the plan are employees whose employment is governed by a collec-tive bargaining agreement that includes retirement benefits.Contributions to the plan are voluntary through a salary reduction agreement up to a maximum of 15% of compensation. Matching contributions and other additional contribu-tions may be made by the employer at the employer's discretion. No contribu-tions were made for the period ended December 31,1995. Hillger adopted a 401
(k) profit sharing plan effective April 1, 1994. No employees are excluded from the plan. Contributions to the plan are voluntary through a salary re-duction agreement up to a maximum of 15% compensation. Matching contributions and other additional contributions may be made by the employer at the em-ployer's discretion. For the period ended December 31, 1995, Hillger's contribution was $4,346.

NOTE 10 -- RELATED PARTY TRANSACTIONS

The Company uses space, telephone and secretarial services of a corporation controlled by officers of the Company. Rent is currently $1,000 per month and secretarial services are currently $2,000 per month. Other expenses are paid by the Company as invoiced. At December 31, 1995, amounts payable to related parties were $21,256.

The following are transactions that occurred with the minority interest (100% preferred stockholder) in Graves Oil & Butane Co., Inc.:

     The Company leases certain real estate from the preferred stockholder of one of its subsidiaries.For the period ended December 31,1995,rents paid were $9,102.
     The Company has land, buildings, and equipment in Springerville, Arizona, and equipment in St.Johns, Arizona, which are used by a relative of the preferred stockholder of one of its subsidiaries.The Company does not charge for the use of its properties but received revenue from the sale of its products. During the period ended December 31, 1995, revenues reported amounted to $56,864.
     The Company sells its products to other entities controlled by the preferred stockholder of one of its subsidiaries. During the period ended December 31, 1995, revenues reported amounted to $224,425.
     The preferred stockholder of one of its subsidiaries is indebted to the Company on two notes totaling $650,000 as described in Note 3. Interest receivable at December 31, 1995, was $36,210. Interest earned during the period ended December 31, 1995, was $11,677.
     The Company is indebted to the preferred stockholder of one of its subsidiaries for $1,955,663 as described in Note 6. Interest payable at December 31, 1995, was $54,903. Interest expense during the period ended December 31, 1995, for this note was $36,602.

The Company has entered into a consulting agreement with the preferred stock-holder of one of its subsidiaries which provides for payments of $1,500 per month and the use of a vehicle; fuel for such vehicle; a personal automobile; health, life, disability, and automobile insurance; and reimbursement of various expenses including club dues. During the period ended December 31, 1995, the fees paid were $3,570.

NOTE 11 -- ENVIRONMENTAL PROTECTION EXPENDITURES

The Company utilizes underground tanks at various locations to store petroleum products and is therefore subject to various federal and state statutes con-cerning environmental protection, as well as the New Mexico Ground Water Pro-tection Act. The various federal and state statutes are designed to identify environmental damage, identify hazardous material and/or operations, regulate operations engaged in hazardous activities, and establish procedures for remedial action as necessary.

The state of New Mexico has recognized the potential cleanup costs resulting from regulations, and the New Mexico Ground Water Protection Act has included the establishment of a corrective action fund. The purpose of the fund is to provide monetary assistance in both assessing site damage and correcting the damage where such costs are in excess of $10,000. Assistance is not available to repair or replace underground tanks or equipment. The law specifies re-quirements which must have been met for an applicant to be eligible, including a provision that payments will be made in accordance with regulations (which have not yet been issued), and states that payment from the corrective action fund are limited to amounts in that fund.

The Company is responsible for any contamination of land it owns or leases. However, the Company may have limitations on any potential contamination liabilities as well as claims for reimbursement from third parties. During the period ended December 31, 1995, the Company expended $5,876 for site assessment and related cleanup costs. Included in other assets at December 31, 1995, are unreimbursed costs from the State of New Mexico of $94,593.

NOTE 12 -- COMMITMENTS AND CONTINGENCIES

The Company is contingently liable for certain costs associated with leasehold improvements made by a supplier on property of customers of Graves. The liability for the costs is amortized over a five-year period with the Company becoming responsible for payment to the supplier if fuel purchases fail to meet certain volumes. At December 31, 1995,the Company was contingently liable for $31,175 in unamortized costs. Future losses, if any, cannot be estimated at this time.

The Company has in escrow 400,000 shares in a Canadian corporation and a $150,000 cash deposit related to the sale of a subsidiary in 1995. Both the deposit and the shares are subject to reduction depending on various factors related to the subsidiary sale. The Company has not recognized any gain or asset related to the escrow items.

NOTE 13 -- OPERATING LEASES

The Company has entered into various noncancelable leases for land, building and equipment with terms ranging from 3 to 15 years. Under most leasing arrangements, the Company pays the property taxes, insurance, maintenance, and expenses related to the leased property. Total rent expense under operating leases for the period ended December 31, 1995, was $123,723.

Minimal future obligations on leases in effect at December 31, 1995, are:
          December 31, 1996                       $  739,000
          December 31, 1997                       $  743,000
          December 31, 1998                       $  734,000
          December 31, 1999                       $  697,000
          December 31, 2000                       $  658,000
          Thereafter                              $2,799,000

Annual minimum future rental payments have not been reduced by $42,000 of sublease rentals to be received in the future under non-cancelable subleases.

NOTE 14 -- CAPITAL LEASES

As of December 31, 1995, leased property under capital leases by major classes was as follows:
                    Buildings and improvements              $   18,141
                    Equipment                                  106,292
                    Accumulated amortization                   (44,350)
                         Net leased property                $   80,083

The following is a schedule by years of future minimum lease payments under capital leases together with the present value of the net minimum lease payments as of December 31, 1995:

                    December 31, 1996                       $   38,527
                    December 31, 1997                           28,952
                    December 31, 1998                            1,837
                    Total minimum lease payments            $   69,316
                    Less: amount representing interest           5,917
                    Present value of minimum lease payments $   63,399

NOTE 15 - BUSINESS COMBINATION

Effective November 2, 1995, Meteor Industries, Inc. acquired 100% of the is-sued and outstanding common stock of Capco Resources Inc. ("CRI") in exchange for 1,745,000 shares of Meteor common stock. The shares were valued at $2.51 each for a total consideration of $4,379,950. The $2.51 value was determined using the market price of the Company's stock at the date of the transaction and averaging that with a recent private placement. The acquisition was
treated as a reverse acquisition of Meteor by CRI.   Accordingly, the results
of operations of CRI are included in the accompanying financial statements since January 1, 1995. The results of operations of Meteor are included in the accompanying financial statements since the effective date of the acquis-ition. The total cost of acquisition exceeded the net assets of Meteor by $2,066,503. The excess was allocated to property and equipment based on ap-praised value and will be depreciated over the estimated remaining useful lives of the assets. The results of operations on a pro forma basis for the year ended December 31, 1995 is as follows:

           Revenues                                    $57,721,328
           Income (loss) from continuing operations       (285,335)
           Income (loss) per share                     $      (.16)

NOTE 16 -- STOCK OPTION PLAN

A stock option plan providing for the issuance of incentive stock options and nonqualified stock options to the Company's key employees was approved by the Company's stockholders on April 15, 1994. Pursuant to the plan, 500,000 shares of the Company's $.001 par value common stock have been reserved for issuance. Options must be granted at prices not less than 100% of fair market value at the time the option is granted. Options issued to each employee vest in equal installments on the anniversary dates of the date the options were granted. No options have been exercised. Options have been granted as follows:

                             Number of   Exercise price
     Date options granted     options      per share      Vesting period
       October 1, 1993        43,000       $  3.00          5 years
       February 1, 1994       49,600       $  5.25          3 years
       August 4, 1995         21,000       $  3.00          3 years
       November 30, 1995     215,000       $  3.50          3 years

At December 31, 1995, 328,600 options were exercisable.

NOTE 17 -- DISCONTINUED OPERATIONS

     a) On September 15, 1995, CRI sold the shares of Saba de Colombia, Inc., a U.S. subsidiary engaged in the exploration and development of petroleum and natural gas in Colombia, to a third party for consideration of $2,601,719, and realized a gain net of taxes on the sale of the shares of $890,189. The gain as previously reported of $1,108,939 has been restated to

$890,189 to eliminate certain proceeds held in escrow. The consideration received was in the form of:

Cash                                                            $2,401,719
400,000 cumulative, convertible, redeemable first preferred
shares of Petrosandtander Inc. bearing dividends at 8.5%           200,000
                                                                $2,601,719

Cash of $150,000 and the preferred shares remain in escrow pending review by Colombian taxing authorities.
     b) On December 1, 1995, CRI transferred to CAPCO Acquisub, Inc., a wholly-owned subsidiary of CAPCO Resources Ltd., all of its holdings of Saba Petroleum Company and certain other assets and liabilities. This transaction was recorded at book value. The net assets transferred had a book value of approximately $181,361

The discontinued operations results for 1995 are as follows:

     Income                                  Year Ended December 31, 1995
       Oil and gas sales (net of royalties)          $14,197,860
       Other income                                      843,793
                                                      15,041,653
     Expenses
       Production and operating                        9,010,631
       General and administrative                      1,986,967
       Interest and bank charges                       1,065,011
       Depreciation, depletion and amortization        2,413,743
                                                      14,476,352

     Operating income                                    565,301
     Income tax expense                                  180,130
     Foreign exchange (gain) loss                         51,237
     Minority interest                                   114,655
     Dilution gain                                      (179,510)
                                                         166,512
     Net Income                                      $   398,789
     Gain on disposition, net of tax of $681,475     $   890,189

NOTE 18  -- NEW ACCOUNTING PRONOUNCEMENTS

In March 1995,the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No.121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS No. 121"). The standard requires the recognition of an impairment loss on certain iden-tifiable intangible assets and long-lived assets in use or held for disposal when events or circumstances indicate the carrying value of these assets may not be recoverable or exceeds their fair value. At this time, the Company does not expect the adoption of SFAS No. 121 to have a material impact on the Company's financial position or results of operations.

In October 1995,the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No.123, "Accounting for Stock-Based Compen-sation" ("SFAS No. 123"). The standard encourages, but does not require, companies to recognize compensation expense for grants of stock, stock options and other equity instruments to employees based on fair value accounting rules. The standard requires companies that choose not to adopt the new fair value accounting rules to disclose pro forma net income and earnings per share under the new method. The standard is effective for fiscal years beginning after December 15, 1995. The Company will adopt only the disclosure provisions
of SFAS No. 123 in 1996.       F-22

                     SQUIRE & WOODWARD, P.C.
            Certified Public Accountants - Consultants
                    2730 San Pedro NE, Suite D
                  Albuquerque, New Mexico 87110
                           505/881-3408
                         FAX 505/881-6597

To the Board of Directors and Stockholders
 of Meteor Industries, Inc.
Denver, Colorado

                   INDEPENDENT AUDITORS' REPORT

We have audited the accompanying consolidated balance sheets of Meteor Industries, Inc. and subsidiaries, as of August 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Meteor Industries, Inc. and subsidiaries, as of August 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ Squire & Woodward
SQUIRE & WOODWARD, P.C.

November 22, 1995

                     METEOR INDUSTRIES, INC.
                         AND SUBSIDIARIES
                   Consolidated Balance Sheets
                  As of August 31, 1995 and 1994

                              ASSETS
                                                        1995          1994

Current assets
      Cash                                          $   244,206   $   292,121
      Cash - restricted                                 476,007       230,508
      Accounts receivable, net of an allowance
        for doubtful accounts of $195,500 for
        1995 and $165,000 for 1994                    4,041,591     4,784,370
       Inventory, pledged                             1,426,901       853,671
       Notes receivable                                  14,969        21,588
       Deferred tax asset                               257,893       135,409
       Prepaid expenses                                 184,956       217,931
       Other current assets                              35,980        20,664

           Total current assets                       6,682,503     6,556,262

Property and equipment, at cost, partially pledged
net of accumulated depreciation of $5,601,000 for
1995 and $5,533,417 for 1994                          5,767,704     4,561,713

Other assets
       Notes receivable                                 271,438        40,833
       Notes receivable - related parties               732,625       698,919
       Intangibles, net of accumulated
         amortization of $70,031
         for 1995 and $54,136 for 1994                  104,448       120,343
       Investment in closely held business              110,000       110,000
       Goodwill, net of accumulated amortization
         of $3,784                                      818,121
       Other assets                                      94,449       167,504

           Total other assets                         2,131,081     1,137,599

                 TOTAL ASSETS                       $14,581,288   $12,255,574

















See accompanying notes to consolidated financial statements.

                     METEOR INDUSTRIES, INC.
                         AND SUBSIDIARIES
                   Consolidated Balance Sheets
                  As of August 31, 1995 and 1994

               LIABILITIES AND STOCKHOLDERS' EQUITY

                                                        1995          1994

Current liabilities
       Accounts payable                             $ 2,746,718   $ 1,711,450
       Notes payable                                  2,002,085     2,700,165
       Bank overdraft                                   124,166
       Current portion of long-term debt                822,112       407,736
       Due to related parties                            91,077         2,827
       Taxes payable                                    837,042       601,529
       Accrued expenses                                 327,374       182,384

           Total current liabilities                  6,950,574     5,606,091

Long-term debt, net of current portion
       Notes payable                                  2,095,660     2,603,626

Deferred taxes                                        1,032,670       456,669

Minority interest in subsidiary                       3,488,310     3,107,048

Commitments and contingencies (Notes 15, 16,
       17 and 18)

Stockholders' equity

       Common stock, $.001 par value,
         10,000,000 shares authorized;
         1,272,903 shares issued and
         outstanding in 1995; 835,500
         shares issued and outstanding in 1994            1,273           835

       Additional paid-in capital                     1,715,290       954,865

       Retained deficit                                (702,489)     (473,560)

             Total stockholders' equity               1,014,074       482,140

             TOTAL LIABILITIES AND STOCKHOLDERS'
               EQUITY                               $14,581,288   $12,255,574











See accompanying notes to consolidated financial statements.

                     METEOR INDUSTRIES, INC.
                         AND SUBSIDIARIES
                   Consolidated Statements of Income
                  As of August 31, 1995 and 1994


                                                        1995          1994
Sales                                               $44,970,956   $38,763,225
Cost of sales                                        38,518,916    33,475,541

      Gross profit                                    6,452,040     5,287,684

Operating expenses
       Selling, general, and administrative           5,537,753     4,786,779
       Depreciation and amortization                    592,773       456,996
       Bad debts expense                                236,138        14,931

             Total operating expenses                 6,366,664     5,258,706

                   Income from operations                85,376        28,978

Other income and expense
       Interest income                                  234,096       235,593
       Dividend income                                    5,452         3,398
       Gain on sale of assets                            41,110        32,599
       Other income                                     121,314       125,017
       Interest expense                                (526,665)     (434,778)

             Total other income                        (124,693)      (38,171)

                  Loss before income taxes and
                    minority interest                   (39,317)       (9,193)

Provision for income taxes                             (191,650)      (28,562)

       Net income before minority interest              152,333        19,369

Minority interest                                      (381,262)     (492,929)

      Net loss                                      $  (228,929)  $  (473,560)

Income per common share (weighted average common
shares outstanding 1,056,191 for 1995 and 691,300
for 1994)                                           $      (.22)  $      (.69)













See accompanying notes to consolidated financial statements.

                    METEOR INDUSTRIES, INC.
                         AND SUBSIDIARIES
            Consolidated Statements of Stockholders' Equity
                  As of August 31, 1995 and 1994

                     Preferred Stock      Common Stock    Additional
                     Number              Number            Paid-in   Retained
                    of Shares  Amount   of Shares Amount   Capital   Earnings
Balance -
September 1, 1993             $           475,000 $  475 $   30,575 $
  Stock issued       160,000   160,000    200,500    200    764,350
  Stock warrants
    issued                                                      100
  Conversion of
    preferred stock (160,000) (160,000)   160,000    160    159,840

      Net loss                                                      (473,560)

Balance -
August 31, 1994            0         0    835,500    835    954,865 (473,560)
  Stock issued                            372,373    373    760,490
  Stock dividend                           65,030     65        (65)

        Net income                                                  (228,929)

Balance -
August 31, 1995            0  $      0 1,272,903 $1,273 $1,715,290 $(702,489)






























See accompanying notes to consolidated financial statements.

                     METEOR INDUSTRIES, INC.
                         AND SUBSIDIARIES
              Consolidated Statements of Cash Flows
                  As of August 31, 1995 and 1994

                                                       1995           1994
Cash flows from operating activities
  Net income                                      $    152,333   $     19,369
  Adjustments to reconcile net income to net
  cash provided (used) by operating activities:
      Depreciation and amortization                    592,773        456,994
      Gain on disposal of property and equipment       (41,072)       (32,599)
       Gain on disposal of investments                     (38)
       Other income from basis adjustment
         to property and equipment                                    (65,000)
       Deferred income taxes                          (252,475)       (28,769)
       Changes in assets and liabilities, net of
       effects from purchase of subsidiaries:
           Decrease (increase) in accounts
             receivable                              1,223,429     (1,056,469)
           Decrease (increase) in inventories          (35,852)       189,761
           Decrease (increase) in other current
             assets                                    193,406       (193,178)
           Decrease (increase) in other assets          73,635       (164,537)
           Increase in bank overdraft                  124,166
           Increase in accounts payable                148,184        205,043
           Decrease in accrued liabilities              (1,407)       (32,890)

              Net cash provided (used) by
              operating activities                   2,177,082       (702,275)

Cash flows from investing activities
  Cash paid for the purchase of subsidiaries,
    net of cash acquired                              (546,657)    (1,832,635)
  Cash paid for purchase of investment securities         (365)      (110,000)
  Cash paid for purchases of property and
    equipment                                         (377,210)      (442,016)
  Cash proceeds from sale of investment
    securities                                             657        243,595
  Cash proceeds from sale of property                  117,199         80,472
  Cash paid on notes receivable                       (205,972)        30,357
  Cash paid on related party receivables               (24,706)       134,916
    Net cash used by investing activities           (1,037,056)    (1,895,311)

Cash flows from financing activities
  Proceeds from short-term borrowings               42,695,070     42,760,933
  Principal payments on short-term debt            (43,452,946)   (40,260,768)
  Proceeds from borrowing on long-term debt            536,000
  Principal payments on long-term debt              (1,569,679)      (295,883)
  Proceeds from stock and stock warrants issued        760,863        924,650
  Net borrowings on related party payables              88,250         (8,923)
      Net cash provided (used) by financing
        activities                                    (942,442)     3,120,009
Net increase in cash and equivalents                   197,584        522,423
Cash and equivalents, beginning of year                522,629            206
Cash and equivalents, end of year                 $    720,213   $    522,629

See accompanying notes to consolidated financial statements.

                       METEOR INDUSTRIES, INC.
                         AND SUBSIDIARIES
               Consolidated Statements of Cash Flows
                  As of August 31, 1995 and 1994

                    SUPPLEMENTAL INFORMATION
                                                        1995         1994

Cash paid (refunds received) for income taxes         $(97,845)   $  155,107

Cash paid for interest                                $515,806    $  320,651


           NONCASH INVESTING AND FINANCING ACTIVITIES
                                                        1995         1994
The minority interest in subsidiary was adjusted
to record the dividend in arrears and the accretion
of preferred stock of Graves Oil & Butane Co., Inc.   $381,262    $  492,929

A stock dividend was issued for holders of record at
 June 30, 1995, at 8%                                 $     65

Long-term debt incurred in the acquisition of
subsidiary                                                        $2,350,000

Acquisition of land from minority interest
through recapitalization of subsidiary                            $   83,853

Reduction of stockholder note receivable in
exchange for reduction of stockholder note payable                $  100,000

Capital lease obligations incurred in the
acquisition of property and equipment                             $  124,433

As a result of the purchase of the subsidiary, the purchase premium increased additional paid-in capital and was allocated as follows:

  Marketable securities                                           $   47,824
  Inventory                                                          299,593
  Property and equipment                                             759,190
  Investment in closely held business                                 55,500
  Deferred taxes payable                                            (453,222)

    Increase in additional paid-in capital                        $  708,885












See accompanying notes to consolidated financial statements.

                     METEOR INDUSTRIES, INC.
                         AND SUBSIDIARIES
            Notes to Consolidated Financial Statements
                  As of August 31, 1995 and 1994

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Meteor Industries, Inc. (the company) and Subsidiaries is presented to assist in the understanding of the company's financial statements. The financial statements and notes are representations of the company's management, who are responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

PRINCIPALS OF CONSOLIDATION AND ORGANIZATION - The consolidated financial statements include the accounts of Meteor Industries, Inc. and its wholly owned subsidiaries, Graves Oil & Butane Co., Inc., including its wholly owned subsidiary, El Boracho, Inc., and Hillger Oil Company. All significant intercompany transactions and balances have been eliminated in consolidation.

Meteor Industries, Inc., was incorporated on December 22, 1992, as a Colorado based holding company. Graves Oil & Butane Co., Inc., which was acquired effective September 1, 1993, is a wholesale and retail distributor of petroleum products primarily in northern New Mexico, Colorado, Arizona, and Utah. The company also operates retail gasoline and convenience stores in northern New Mexico and Colorado. El Boracho, Inc., which was acquired September 1, 1993, holds a liquor license for use by an Albuquerque, New Mexico convenience store. Hillger Oil Company, which was acquired effective April 1, 1995, is a wholesale and retail distributor of petroleum products primarily in southern New Mexico and Arizona. In addition, the company operates retail gasoline and convenience stores in southern New Mexico.

ACCOUNTS RECEIVABLE - Accounts receivable are stated at net realizable value, using the allowance method of accounting for bad debts.

INVENTORIES - Inventories of petroleum products, greases and oils, and related products for Hillger Oil Company are stated at weighted average cost, which is not in excess of market. Inventories of petroleum products, greases and oils, and related products for Graves Oil & Butane Co., Inc., are valued at Last In, First Out (LIFO) cost, which is not in excess of market. Graves Oil & Butane Co., Inc., determines its LIFO reserve using the link chain dollar value method. At August 31, 1995 and 1994, inventories valued using the LIFO method were $789,788 and $868,068, respectively. The LIFO reserves were $315,163 and $307,473, respectively. Sundries inventories are valued by the retail method and stated on the First In, First Out (FIFO) basis which is lower than market.

PROPERTY AND EQUIPMENT - Property and equipment are stated at cost;major renewals and improvements are charged to the property and equipment accounts; while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expended currently. At the time prop-perty and equipment are retired or otherwise disposed of, the asset and rela-ted accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income.

DEPRECIATION - Depreciation is recorded principally on the straight-line method at rates based on the estimated useful lives of the assets. The estimated useful lives are as follows:

                 Description                            Lives
          Buildings and improvements                5 to 40 years
          Office equipment                          5 to  7 years
          Operating equipment                       5 to 16 years
          General and administrative                5 to 20 years
          Marketing equipment                       5 to 10 years
          Delivery equipment                        5 to 10 years

AMORTIZATION OF COVENANTS - Covenants not to compete are valued at cost and are amortized over a 60-month period. Goodwill represents the excess of the cost of Hillger Oil Company over the fair value of its net assets at the effective date of acquisition and is being amortized using the straight line method over 15 years.

INCOME TAXES - Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of certain assets and liabilities for financial and tax reporting. The deferred taxes represent the future consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future income taxes.

ENVIRONMENTAL EXPENDITURES - Expenditures that relate to current operations are expended or capitalized as appropriate for each expenditure. Whenever an expenditure relates to an existing condition caused by past operations and does not contribute to future revenues, the expenditure is expensed currently. Liabilities are recorded when remedial efforts are probable and the cost can be reasonably estimated.

EARNINGS PER SHARE - Earnings per common and common equivalent share are computed by dividing the net income by the weighted average number of common shares, and if dilutive, common stock equivalent shares (options and warrants) outstanding during the respective period. Fully diluted earnings per share is not materially different than primary earnings per share and has not been presented. The number of shares used in the earnings per share computation is 1,056,191 for 1995 and 691,300 for 1994.

COMPENSATED ABSENCES - Employees of the company are entitled to paid vacation and paid sick days off, depending on length of service and other factors.

CASH AND CASH EQUIVALENTS - Cash and cash equivalents include certificates of deposit or cash in local banks. See Note 2.

RECLASSIFICATIONS - Certain 1994 amounts have been reclassified to conform with the 1995 presentation.

USE OF ESTIMATES - The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

NOTE 2  -- CASH  - RESTRICTED

The company has revolving bank credit facilities(See Note 7)which require the use of depository accounts called collateral accounts from which collected funds are transferred to the lender. The lender then applies these collec-
                               F-31
tions to the revolving credit facilities. These accounts are controlled by the lender.

NOTE 3 -- PROPERTY AND EQUIPMENT

The major classifications of property and equipment are as follows:

           Description                                 1995         1994
     Land                                          $ 1,037,170  $ 1,032,514
     Buildings and improvements                      4,113,280    3,980,515
     Delivery equipment                              2,446,471    2,495,329
     Operating equipment                             3,264,448    2,079,841
     General and administrative                        331,205      330,801
     Office equipment                                   96,315       96,315
     Marketing equipment                                79,815       79,815
                                                    11,368,704   10,095,130
Accumulated depreciation                            (5,601,000)  (5,533,417)
Net property and equipment                         $ 5,767,704  $ 4,561,713

For the years ended August 31, 1995 and 1994, the company deducted depreciation of $587,388 and $441,098, respectively.

NOTE 4 -- NOTES RECEIVABLE  - RELATED PARTIES

The company has two outstanding notes receivable from its minority interest shareholder (100% preferred stockholder of Graves) in the amounts of $550,000 and $100,000. The $550,000 note is due October 1, 1997, and is secured by real estate. However, if the underlying security is sold prior to satisfac-tion of this note, then one half of the lesser of the outstanding balance or the sale proceeds of the security will be applied to reduce the liquidation preference of the preferred stock, and the remaining one half will be applied to reduce the note payable to Theron Graves. Interest is receivable semian-nually and is determined at each anniversary based on Citibank of New York prime plus 2%. The interest rate at August 31, 1995 and 1994, was 11% and 8.25%, respectively. The $100,000 note is unsecured and is due October 1, 1997, with interest accrued from September 28. Interest is computed semian-nually at Citibank of New York prime plus 2%, being 11% and 8.25% at August 31, 1995 and 1994, respectively. Accrued interest receivable at August 31, 1995 and 1994, totaled $73,625 and $48,919, respectively.

NOTE 5 -- INTANGIBLES

Intangible assets consist of organization costs of $3,000,net of accumulated amortization of $1,200 and $600 for the years ended August 31,1995 and 1994, respectively,and a five-year covenant not to compete agreement resulting from the acquisition of Southwest Petroleum on September 1,1990,of $76,479 at Aug-ust 31,1995 and 1994, net of accumulated amortization of $68,831 and $53,536, respectively, and a liquor license acquired in 1991 at a cost of $95,000.

NOTE 6 -- INVESTMENTS IN CLOSELY HELD BUSINESS

The company owns 50% of the Graves Rio Rancho No. 1 Ltd Co.  The investment
was acquired in May 1994 for $110,000.   The company reports the investment in
the limited liability company using the equity method. This investment is not publicly traded. The members of Graves Rio Rancho No. 1 Ltd. Co. set a fair market value of their company at $220,000.

NOTE 7 -- NOTES PAYABLE

Notes payable at August 31, 1995 and 1994, consisted of the following:

                                                         1995        1994
Revolving bank credit facility, payable to Norwest
Business Credit, Inc., bearing interest at Norwest
Bank Minnesota, N.A., base rate plus 2.5%, being
11.25% for 1995 and 9.75% for 1994.  Due June 1998.
Collateralized by trade accounts receivable and in-
ventory of Graves Oil & Butane Co., Inc.  Unused
credit at August 31, 1995, was $1,061,474.             $1,938,526  $2,700,165

Revolving bank credit facility payable to Norwest
Business Credit, Inc., bearing interest at Norwest
Bank Minnesota, N.A., base rate plus 2%, being
10.75%.   Due June 30, 1998.  Collateralized
by trade accounts receivable and inventory of
Hillger Oil Company.  Unused credit at August 31,
1995, was $1,499,364.                                      63,559
      Total notes payable                              $2,002,085  $2,700,165

The agreements require the company to maintain certain net worth and perform-ance ratio levels. As discussed in Note 2, payments on these loans are made through collateral cash accounts in the name of the lender.

NOTE 8 -- LONG-TERM DEBT

Long-term debt at August 31, 1995 and 1994, consisted of the following:

                                                         1995       1994
Note payable, Theron Graves, semiannual payments of
$200,000, including interest at prime plus 2% per
annum.  Collateralized by half of Graves common
stock.  Matures October 1997.                          $2,040,921  $2,244,200

Note payable, First National Bank of Farmington,
monthly payments of $19,000 including interest at
prime plus 2% per annum.  Collateralized by mortgage
on buildings and land. Matures January 1996.              448,709     620,108

Note payable, Federal Land Bank of Durango, payments
of $350 monthly including interest at 8.25% per annum
(variable rate),collateralized by mortgage on house
and land in Pagosa Springs, Colorado.Matures in June2011.              43,364

Note payable, Norwest Business Credit, Inc., monthly
payments of $10,417 plus interest at Norwest Bank of
Minnesota, N.A. base rate plus 3.0%, being 11.75% per
annum, collateralized by property and equipment.
Due June 30, 1998.                                        354,166

Lease payable, Norwest Equipment Finance, Inc.,
monthly payments of $2,276.68 including interest at
8.04% per annum, collateralized by equipment.  Matures
December 1997.                                             54,159      76,156

Lease payable, Norwest Equipment Finance, Inc., monthly
payments of $306.23 including interest at 10.00% per an-
num, collateralized by equipment.  Matures July 1998.       9,034      11,661
Lease payable, Dericks Leasing & Financial Company,
monthly payments of $627.68 including interest at 17.93%
per annum, collateralized by equipment.Matures June 1997.  10,783      15,873
   Total                                                2,917,772   3,011,362

Current portion                                          (822,112)   (407,736)
   Long-term debt, net                                 $2,095,660  $2,603,626

The following is a schedule by years of the repayment of long-term debt:

                  Year ending August 31,    Amount
                          1996            $  822,112
                          1997               364,761
                          1998             1,730,899
                                          $2,917,772

NOTE 9 -- MINORITY INTEREST IN SUBSIDIARY

The Series A Convertible Preferred Stock of Graves Oil & Butane Co., Inc., is limited voting stock and is entitled to cumulative annual dividends at a rate of 8% of the liquidation value per annum. These securities are convertible into common stock of Graves or Meteor at the bid price on the date of conversion or 22.2% of the company whichever calculation yields fewer shares. The record holder has the right to vote on matters which affect the rights of the class and to elect two of the seven members of the board of directors. In the event of default under the Meteor promissory note issued to purchase the Graves common stock, the holder of the Series A Convertible Preferred Stock has the ability to elect all of the Graves directors. The company may at any time redeem all or any portion of the Series A Convertible Preferred Stock outstanding at an amount equal to the liquidation value plus any accrued and unpaid dividends. At any time after September 15, 2000, the record holder shall have the right to have the company redeem all or any portion of the shares outstanding at the price stated above. No dividends were declared by the board of directors. Dividends in arrears amount to $.56696 and $.28348 per share or $566,960 and $283,480 as of August 31, 1995 and 1994,
respectively.

Included in the minority interest component of the statement of income for the year ended August 31, 1995, are dividends in arrears of $283,480, and $97,782 which represent the accretion of the preferred stock discount.

The minority interest component for the year ended August 31, 1994, included dividends in arrears of $283,480, a deemed dividend of $121,881, which represents the minority interest's share of the difference between the purchase price and the book value of Graves at the time of acquisition and $87,568, which represents the accretion of preferred stock discount.

NOTE 10 -- STOCKHOLDERS' EQUITY

During the year ended August 31, 1995, the company issued 372,373 shares of the company's common stock for a total of $760,863. On July 9, 1995, the company distributed 65,030 shares of common stock in connection with an 8% stock dividend. As a result of the stock dividend, common stock was increased by $65, and additional paid-in capital was decreased by $65.

On August 31, 1995, the company issued 100,000 stock options to outside consultants in connection with the various completed and pending acquisitions. The options issued have an exercise price of $2.50 and expire June 30, 1996.

NOTE 11 -- PREFERRED STOCK

During the year ended August 31, 1994, the company sold 160,000 shares of preferred stock, which was designated as Series A, for $160,000. The shares had a liquidation preference of $1.00 each, paid no dividends, had limited voting rights, and were convertible into the company's common stock on a one-for-one basis. The shares were required to be redeemed by the company on August 31, 1998, at $1.25 per share if they were not converted earlier. The shares were converted into the company's common stock on January 24, 1994, when an offering circular covering the issuance of such common stock was closed.

NOTE 12 -- INCOME TAXES
The provision for income taxes from continuing operations consists of the following components:
                                                       1995         1994
     Current tax expense                           $             $     207
     Deferred tax expense (benefit)                  (191,650)     (28,769)
       Total provision                             $ (191,650)   $ (28,562)

The following reconciles the tax provision with the expected provision obtained by applying statutory rates to pre-tax income:

                                                       1995         1994
     Expected tax provision                        $  (13,368)   $  (3,126)
     Nondeductible expenses                             2,157        1,159
     Benefit of NOL carryover                          (1,872)     (50,060)
     Change in temporary differences                 (176,820)      25,048
     Income tax benefits of other tax
       jurisdictions                                   (1,747)      (1,583)
         Total provision                           $ (191,650)    $(28,562)

A consolidated tax return will be filed with the subsidiaries of Meteor Industries, Inc. The provision for income taxes was calculated by using a method that allocates current and deferred taxes to members of the group by applying the Financial Accounting Standards Board Statement 109 to the members as if they were separate taxpayers. The deferred tax asset (liability) in the accompanying balance sheet includes the following components:

                                                        1995         1994
     Current:
       Deferred tax asset, federal                 $   224,927   $  124,896
       Deferred tax asset, state                        32,966       10,513
         Net current deferred asset                $   257,893   $  135,409

     Noncurrent:
       Deferred tax liability, federal             $  (957,120)  $ (401,825)
       Deferred tax liability, state                   (75,550)     (54,844)
         Net noncurrent deferred tax liability     $(1,032,670)  $ (456,669)

The following temporary differences gave rise to the deferred tax asset and deferred tax liability at August 31, 1995 and 1994:

                                                        1995       1994
Excess of tax amortization and depreciation
over financial accounting amortization and
depreciation                                       $ 2,933,026   $1,181,842

Accrued expenses deducted for financial
accounting purposes, not deductible for tax
purposes until paid                                $  (269,403)  $

Net operating loss and contribution carryovers     $  (370,076)  $ (364,572)

The deferred tax asset and deferred tax liability comprised the following at August 31, 1995 and 1994:

Deferred tax asset:
                                                        1995         1994
  Net operating loss and contribution carryovers   $   148,030   $  135,409
  Inventory and accounts receivable                     88,410
  Employee benefits                                     21,453
                                                   $   257,893   $  135,409
Deferred tax liability:
  Depreciation and amortization                    $ 1,032,670   $  456,669

The company has available at August 31, 1995, $364,064 of unused operating loss carryforwards that may be applied against future taxable income and that expire as follows:

                   August 31, 2007      $105,877
                   August 31, 2009       180,757
                   August 31, 2010        77,430

NOTE 13 -- RETIREMENT PLANS

Graves Oil & Butane Company, Inc., adopted a 401(k) profit sharing plan effective January 1, 1994. In order to be eligible to participate in the plan, the employee must have completed 12 months of employment and be credited with a year of service, and must have attained age 21. Excluded from the plan are employees whose employment is governed by a collective bargaining agreement that includes retirement benefits. Contributions to the plan are voluntary through a salary reduction agreement up to a maximum of 15% of compensation. Matching contributions and other additional contributions may be made by the employer at the employer's discretion. For the year ended August 31, 1995, the amount of pension expense was $26,779. For the year ended August 31, 1994, no matching contributions had been made.

Hillger Oil Company adopted a 401(k) profit sharing plan effective April 1, 1994. In order to be eligible to participate in the plan, the employee must have completed 12 months of employment and be credited with a year of service, and must have attained age 21. No employees were excluded from the plan. Contributions to the plan are voluntary through a salary reduction agreement up to a maximum of 15% of compensation. Matching contributions and other additional contributions may be made by the employer at the employer's discretion. For the five months ended August 31, 1995, the amount of pension expense was $9,421.

Prior to acquisition, Hillger Oil Company had adopted a defined benefit plan. Participation in the plan required an employee to complete one year of service and be at least 21 years old. Participants were vested in their accounts over a period of six years. The employer had a fixed obligation to contribute each plan year to the trust fund the amount the plan's actuary determined was necessary to fund retirement benefits under the plan. Plan assets consist primarily of investments in corporate debt and equity securities. The plan was terminated effective March 31, 1995, prior to the acquisition by Meteor Industries, Inc. The plan assets have not yet been settled.

NOTE 14 -- RELATED PARTY TRANSACTIONS

The company uses space, telephone and secretarial services of a company controlled by officers of Meteor Industries, Inc. Rent is currently $1,000 per month and secretarial services are currently $2,000 per month. Other expenses are reimbursed to the company as invoiced. For the years ended August 31, 1995 and 1994, the total amount paid to the company was $32,272 and $18,946, respectively. At August 31, 1995 and 1994, amounts payable to related parties were $1,500 and $2,827, respectively.

During the year ended August 31, 1994, the company repaid advances made by various officers for acquisition costs incurred in the prior year. The total amount repaid was $11,750.

During the year ended August 31, 1994, Almo Industries loaned $10,000 to the
company.   The loan, including interest at 5% per annum and 500 shares of common stock, was repaid from the proceeds of the company's public offering.

During the year ended August 31, 1994, the company received $10,000 from a stockholder of MeteorIndustries,Inc.The note was repaid with interest of $141.

During the year ended August 31, 1995, the company controlled by officers of Meteor Industries, Inc., loaned the company $95,000. This amount was repaid with interest in the amount of $1,876.

The company also reimbursed officers for out-of-pocket expenses and some consulting services. For the year ended August 31, 1995, total amounts paid to officers was $37,356. Also during the year, an officer loaned the company $46,000 which is included in the balance sheet as due to related parties.

Included in the amount of stock issued during the year ended August 31, 1995, as discussed in Note 10, were 5,373 shares issued to the subsidiaries retirement plan as an employer matching contribution in the amount of $26,779.

The following are transactions that occurred with the minority interest (100% preferred stockholder) in Graves Oil & Butane Co., Inc:

The company leases certain real estate from the preferred stockholder. For the years ended August 31, 1995 and 1994, rents paid were $57,286 and $53,000, respectively.

The company has land, buildings, and equipment in Springerville, Arizona, and equipment in St. Johns, Arizona, which are used by a relative of its preferred stockholder. The company does not charge for the use of its properties but receives revenue from the sale of its products. During the years ended August 31, 1995 and 1994, revenues reported amounted to $413,987 and $567,995, respectively.

The company sells its products to other entities controlled by the preferred stockholder. During the years ended August 31, 1995 and 1994, revenues reported amounted to $1,152,825 and $558,939, respectively.

The preferred stockholder is indebted to the company on two notes totaling $650,000 as described in Note 4. Interest receivable at August 31, 1995 and 1994, was $73,625 and $48,919, respectively. Interest received during the years ended August 31, 1995 and 1994, was $41,393 and $29,360, respectively.

The company has entered into a consulting agreement with its preferred stockholder which provides for payments of $1,500 per month and the use of a vehicle; fuel for such vehicle; a personal automobile; health, life, disability, and automobile insurance; and reimbursement of various expenses including club dues. During the years ended August 31, 1995 and 1994, the fees paid were $30,021 and $24,606, respectively.

As discussed in Note 19, the company has entered into a purchase agreement with Mr. Graves in which a note payable in the amount of $2,350,000 was established. See Note 8. For the years ended August 31, 1995 and 1994, interest paid on the note was $196,722 and $94,200, respectively. As of August 31, 1995 and 1994, accrued interest was $94,106 and $90,000, respectively. Pursuant to the purchase agreement, additional land in the amount of $83,853 was contributed to the company.

Other transactions:

Hillger Oil Company leases various real property and equipment from a company in which an employee is a stockholder. Included in rent expense is $208,950 paid to the related party for the five months ended August 31, 1995.

NOTE 15 -- ENVIRONMENTAL PROTECTION EXPENDITURES

The company utilizes underground tanks at various locations to store petroleum products and is therefore subject to the various federal and state statutes concerning environmental protection, as well as the New Mexico Ground Water Protection Act. The various federal and state statutes are designed to identify environmental damage, identify hazardous material and/or operations, regulate operations engaged in hazardous activities, and establish procedures for remedial action as necessary.

The state of New Mexico has recognized the potential cleanup costs resulting from such regulations, and the New Mexico Ground Water Protection Act has included the establishment of a corrective action fund. The purpose of the fund is to provide monetary assistance in both assessing site damage and correcting the damage where such costs are in excess of $10,000. Assistance is not available to repair or replace underground tanks or equipment. The law specifies requirements which must have been met for an applicant to be eligible, including a provision that payments will be made in accordance with regulations (which have not yet been issued), and states that payment from the corrective action fund are limited to amounts in that fund.

The company is responsible for any contamination of land it owns or leases. However, the company may have limitations on any potential contamination liabilities as well as claims for reimbursement from third parties. During the years ended August 31, 1995 and 1994, the company expended $47,013 and $69,702, respectively, for site assessment and related cleanup costs. Reimbursement from the state of New Mexico for the year ended August 31, 1995, amounted to $23,485. Included in other assets at August 31, 1995, are unreimbursed costs of $86,982.

NOTE 16 -- PURCHASE COMMITMENTS

The company is contingently liable for certain costs associated with leasehold improvements made by a supplier on property of customers of Graves Oil & Butane Co., Inc. The liability for the costs is amortized over a five-year period with the company becoming responsible for payment to the supplier if fuel purchases fail to meet certain volumes. Originally, the company was contingently liable on $84,576 in unamortized costs. At August 31, 1995 and 1994, the company was contingently liable on $31,175 and $52,116, respectively, in unamortized costs. For the years ending August 31, 1995 and 1994, the company made payments to the supplier totaling $8,480 and $4,228, respectively, for periods when purchase commitments were not met. Future losses, if any, cannot be estimated at this time.

NOTE 17 -- OPERATING LEASES

The company has entered into various noncancelable leases for land, building, and equipment with terms ranging from 3 to 15 years. Under most leasing arrangements, the company pays the property taxes, insurance, maintenance, and expenses related to the leased property. Total rent expense under operating leases for the years ended August 31, 1995 and 1994, was $466,106 and $164,069, respectively.

Minimal future obligations on leases in effect at August 31, 1995, are:

                   August 31, 1996   $  731,532
                   August 31, 1997      730,537
                   August 31, 1998      745,138
                   August 31, 1999      733,031
                   Thereafter         3,456,615

Annual minimum future rental payments have not been reduced by $42,000 of sublease rentals to be received in the future under non-cancelable subleases.

NOTE 18 -- CAPITAL LEASES

As of August 31, 1995 and 1994, leased property under capital leases by major classes was as follows:
                                           1995       1994
     Buildings and improvements          $ 18,141   $ 18,141
     Operating equipment                   94,117     94,117
     General and administrative            12,175     12,175
     Accumulated amortization             (36,286)   (12,096)
     Net leased property                 $ 88,147   $112,337

The following is a schedule by years of future minimum lease payments under capital leases together with the present value of the net minimum lease payments as of August 31, 1995:

     August 31, 1996                                $ 38,527
     August 31, 1997                                  36,016
     August 31, 1998                                   7,616

     Total minimum lease payments                     82,159
     Less: amount representing interest               (8,183)
       Present value of minimum lease payments      $ 73,976

NOTE 19 -- BUSINESS COMBINATION

On June 12, 1995, Meteor Industries, Inc. acquired 100% of the issued and outstanding common stock (2,500 shares, $100 par value) of Hillger Oil Company for cash. The acquisition was effective as of April 1, 1995. As part of the purchase agreement, all of the long-term debt of Hillger Oil Company was reorganized. At closing, Hillger Oil Company obtained a new revolving credit line and a term note, the terms of which are discussed in Notes 7 and 8. A total of $875,000 was borrowed at closing to payoff existing debt and consummate the transaction. The results of operations of Hillger Oil Company are included in the accompanying financial statements since the effective date of the acquisition. The acquisition was accounted for as a purchase and "push down accounting" was applied, with the result that purchase accounting adjustments were reflected in the accounting of the company. The total cost of acquisition exceeded the net assets of Hillger Oil Company by $1,123,144. Part of the excess was allocated to property and equipment based on appraised values and will be depreciated over the estimated remaining useful lives of the assets. The remaining excess was recorded as goodwill and is being amortized on the straight line method over 15 years.

Effective September 1, 1993, Meteor Industries, Inc., purchased 100% of the common stock of Graves Oil & Butane Co., Inc., for cash and notes amounting to $4,100,000. Additional costs of $281,750 were incurred in the acquisition. Graves Oil & Butane Co., Inc., sells petroleum products at the wholesale and retail level. The business combination was accounted for under the purchase method. Results of operations of Graves for the years ended August 31, 1995 and 1994, are included in the income statements of Meteor Industries, Inc. As part of the acquisition, a note payable to the preferred stockholder of Graves in the amount of $2,350,000 was incurred. The note payable was included in long-term debt, which is detailed in Note 8.

NOTE 20 -- SUBSEQUENT EVENTS

In October 1995 the company formed Pyramid Stores, Inc., a Colorado corporation, as a wholly owned subsidiary to hold all of the stock of Graves Oil & Butane Co., Inc., and Hillger Oil Company and operate those companies separately from the company's other activities.

In November 1995, the company issued 1,745,000 shares of its common stock in exchange for all the outstanding stock of Capco Resources, Inc., (CRI) a Delaware corporation, which is a U.S. subsidiary of Capco Resources, Ltd. The shares of the company's common stock issued represent approximately 58% of the shares now outstanding. The shares were issued to Capco Resources, Ltd.

(Capco), an Alberta corporation which is listed on the Alberta Stock Exchange. As a result of this transaction, there was a change in control of the company and two of the company's three directors were replaced by Capco representatives. The major assets of CRI include: (I) an interest in Saba Power Company Ltd., which is involved in the development of a power plant in Pakistan; (ii) all of the stock of Capco Analytical Services, Inc., a California environmental services firm; and (iii) a $1,516,000 promissory note from Saba Petroleum Company and other miscellaneous assets.

NOTE 21 -- STOCK OPTION PLAN

A stock option plan providing for the issuance of incentive stock options and nonqualified stock options to the company's key employees was approved by the company's stockholders on April 15, 1993. Pursuant to the plan, 500,000 shares of the company's $.001 par value common stock have been reserved for issuance. Such shares will be issued upon the exercise of options at prices not less than 100% of fair market value at the time the option is granted. The options so granted do not vest and are not exercisable by the holder except on the continued employment of the recipient. Options issued to each employee vest in equal installments on the anniversary dates of the date the options were granted. Options have been granted as follows:

                            Number of   Exercise Price   Vesting
     Date options granted    Options      Per share      Period

       October 1, 1993        64,000        $3.00        5 years
       February 1, 1994       49,600        $5.25        3 years

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
 Stockholders of Meteor Industries, Inc.

We have audited the accompanying balance sheet of Meteor Industries, Inc. as of August 31, 1993 and the related statement of operations, changes in stockholders' equity and cash flows for the period from December 22, 1992 (inception) to August 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepting auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Meteor Industries, Inc. as of August 31, 1993 and the results of its operations and its cash flows for the period from December 22, 1992 (inception) to August 31, 1993 in conformity with generally accepted accounting principles.

/s/ Coopers & Lybrand
COOPERS & LYBRAND

Denver, Colorado
February 16, 1994

                     METEOR INDUSTRIES, INC.
                  (A DEVELOPMENT STAGE COMPANY)

                          BALANCE SHEET
                         AUGUST 31, 1993

                              ASSETS

Current assets
  Cash                                                $     206

Other assets
 Organization costs                                       3,000
 Acquisition costs                                       41,481
 Deferred financing costs                                34,000
 Other                                                      294

                                                         78,775

      Total assets                                    $  78,981

               LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
 Accounts payable                                     $  36,181
 Accounts payable-related parties                        11,750

      Total liabilities                                  47,931

Stockholders' equity
 Preferred stock $1.00 par value per share,
  1,000,000 shares authorized and -0- shares
  issued                                                      0
 Common stock $.001 par value per share,
  10,000,000 shares authorized and 475,000
  shares issued and outstanding                             475
 Additional paid in capital                              30,575

      Total stockholders' equity                         31,050

Total liabilities and stockholders' equity            $  78,981
















The accompanying notes are an integral part of these financial statements.

                     METEOR INDUSTRIES, INC.
                     STATEMENT OF OPERATIONS
            PERIOD FROM DECEMBER 22, 1992 (INCEPTION)
                       TO DECEMBER 31, 1993

Income                                                $        0

Expense                                                        0

     Net income during Development Stage              $        0

Net Income per share of Common Stock                  $        0

Weighted Average Shares Outstanding                      358,500











































The accompanying notes are an integral part of these financial statements.

                     METEOR INDUSTRIES, INC.
                  (A DEVELOPMENT STAGE COMPANY)
           STATEMENT OF CHANGES IN STOCKHOLDERS EQUITY
            PERIOD FROM DECEMBER 22, 1992 (INCEPTION)
                        TO AUGUST 31, 1993

                          COMMON STOCK    ADD'L
                         ---------------  PAID IN  ACCUMULATED
                         SHARES   AMOUNT  CAPITAL   DEFICIT   TOTAL

Balance December
 22,1992 (inception)          0  $   0   $      0     $ 0   $     0

Stock for services
 April 14,1993($.003
 per share)              90,000     90        210       0       300

Stock for Cash Ad-
 vanced for Costs

April 15,1993($.003
 per share)             150,000    150        350       0       500
June 15,1993 ($.03
 per share)              30,000     30        970       0     1,000
June 25,1993 ($.03
 per share)             120,000    120      3,880       0     4,000
July 12,1993 ($.20
 per share)               5,000      5        995       0     1,000
August 18,1993($.50
 per share)               2,000      2        998       0     1,000

Stock for Cash

July 12, 1993 ($.20
 per share)              25,000     25      4,975       0     5,000
July 12, 1993 ($.20
 per share)              15,000     15      2,985       0     3,000
July 19, 1993 ($.20
 per share)              12,500     12      2,488       0     2,500
August 16,1993($.50
 per share)              25,500     26     12,724       0    12,750

Net Income                    0      0          0       0         0

Balance August 31,
  1993                  475,000   $475    $30,575       0   $31,050











The accompanying notes are an integral part of these financial statements.

                     METEOR INDUSTRIES, INC.
                  (A DEVELOPMENT STAGE COMPANY)
                     STATEMENT OF CASH FLOWS
            PERIOD FROM DECEMBER 22, 1992 (INCEPTION)
                        TO AUGUST 31, 1993


Cash provided by operations
   Net Income                                               $        0

      Cash provided by operations                                    0

Cash provided by financing activities
  Proceeds from borrowings from related parties                  9,250
  Issuance of stock for cash                                    23,250
  Deferred financing costs                                     (32,000)
  Other                                                           (294)

      Cash provided by financing activities                        206

Net increase in cash                                               206

Cash, beginning of period                                            0

Cash, end of period                                                206

Supplemental schedule of non-cash investing and financing activities:

  Issuance of 397,000 shares of common stock for
   acquisition costs incurred by related parties            $    7,800

  Accounts payable to related parties for
   acquisition costs paid on behalf of the
   Company                                                  $    2,500






















The accompanying notes are an integral part of these financial statements.

                     METEOR INDUSTRIES, INC.
                  (A Development Stage Company)

                  NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
ORGANIZATION
Meteor Industries, Inc. (the "Company") was incorporated under the laws of the State of Colorado on December 22, 1992. The Company is in the development stage of operations. Planned principal operations of the Company had not yet commenced on August 31, 1993, and activities to date have been limited to its formation, obtaining initial capitalization of $31,050 through the issuance of 475,000 shares of common stock, entering into an agreement to acquire Graves Oil & Butane Co., Inc. ("Graves") and preparing a confidential private placement memorandum related to the sale of 160,000 shares of the Company's preferred stock.

DEFERRED FINANCING COSTS
These costs represent the cost of obtaining the line of credit for the
acquisition of Graves (See Note 5).   These costs will be amortized over the
term of the agreement.

ACQUISITION COSTS
Acquisition costs represent direct costs incurred associated with the acquisition of Graves (See Note 5). These costs will be allocated as part of the purchase.

ORGANIZATION COSTS
Organization costs will be amortized over 5 years.

INCOME TAXES
The Company has recorded no income taxes as it has had no income or expenses.

INCOME PER SHARE
The net income per share of common stock is computed by dividing the net in-come by the weighted average number of common shares outstanding during the year.

NOTE 2 - PREFERRED STOCK
The preferred stock may be issued by the Board of Directors in more than one series. The Board will determine the distinguishing features of each includ-ing preference,rights and restrictions, upon the establishment of each series.

Subsequent to August 31, 1993, the Company sold 160,000 shares of preferred stock for $160,00, including $10,000 to related parties, which was designated as Series A. The Shares had a liquidation preference of $1.00 each, paid no dividends, had limited voting rights, and were convertible into the Company's common stock on a one-for-one basis. The Shares were required to be redeemed by the Company on August 31, 1998 at $1.25 per share if they were not convert-ed earlier. The Shares were converted into the Company's common stock on Jan-uary 24, 1994 when an Offering Circular covering the issuance of such common stock was closed. Such common stock is subject to certain restrictions on transfer imposed by the underwriter of the public offering.

NOTE 3 - RELATED PARTY TRANSACTIONS
The Company issued 30,000 common shares each, to its President, its Secretary and to Almo Industries in exchange for services valued at $300, which was based on time spent in the organization of the Company.

The Company issued 270,000 common shares to its President for cash advanced for acquisition costs of $4,500, 15,000 common shares for cash of $3,000, and 10,000 common shares to his wife for cash of $5,000.

The Company issued 20,000 common shares to Almo Industries for cash of $6,250.

The Company's President advanced $3,500, the secretary advanced $6,000, Almo Industries advanced $1,250 and a company controlled by the President and Secretary advanced $1,000 for acquisition costs. These amounts are included in accounts payable at August 31, 1993.

The Company uses space, telephone and secretarial services of a company controlled by the President and Secretary. Subsequent to August 31, 1993 the Company began paying $400 a month for the space, telephone and services.

Subsequent to August 31, 1993 Almo Industries loaned $10,000 to the Company. The loan, including interest at 5% per annum and 500 shares of common stock, is to be repaid from the proceeds of the Company's public offering.

Subsequent to August 31, 1993, the Company entered into a 5 year employment agreement with its president which renews automatically every year. The Company, however, can terminate the president, without cause, and will be obligated for one year's salary.

NOTE 4 - STOCK OPTION PLAN
On April 15, 1993, the Company's Board of Directors authorized an Incentive Stock Option Plan and reserved 500,000 shares of the Company's $.001 par value common stock for key employees. The Board of Directors is authorized to determine the exercise price, the time period, the number of shares subject to the option and the identity of those receiving the options. As of August 31, 1993, no stock options had been granted pursuant to this plan. On October 1, 1993, 65,000 options were granted with an exercise price of $3.00 per share.

NOTE 5 - SUBSEQUENT EVENTS
On September 28, 1993, and effective September 1, 1993, the Company completed its acquisition of all of the outstanding common stock of Graves. Graves had total assets and stockholders equity of approximately $9,700,000 and $6,200,000, respectively, as of August 31, 1993. The Purchase price for the common stock was $4,100,000 paid in the form of $1,750,000 of cash and the discharge of certain of the Seller's obligations at closing and a $2,350,000 promissory note payable over the next four years which bears interest at 2% over prime. In connection with the acquisition the Company guaranteed a line of credit with Norwest Business Credit, Inc. of up to $4,000,000 subject to the borrowing base of Graves. In addition an officer of the Company has personally guaranteed up to $250,000 on amounts outstanding under the line of credit. At closing $1,850,000 was borrowed.

On January 24, 1994, the Company completed its offering of 200,000 common shares at a price of $5.00 per share in a public offering underwritten on a firm commitment basis by VTR Capital, Inc. After deducting offering expenses, the Company netted approximately $837,500 from this offering. In connection with the offering the Company issued warrants to purchase 17,000 shares of common stock to the underwriter. The warrants are exercisable at a price of $6.00 per share for a 5 year period commencing January 14, 1995. Also, the Company entered into a contract with the underwriter to consult on financial matters and provide investment banking services for a 12 month period for a fee of $25,000.

                         PRICE WATERHOUSE
                      Chartered Accountants
                   1200, 425 - 1st Street S.W.
                     Calgary, Alta.  T2P 3V7
                           403/267-1200
                     Telecopier: 403/233-0883

May 17, 1995, except for Notes 3, 5, 10(b), 10(c) and 10(d) which are as of September 15, 1995 for Notes 3(a) and 10(c) December 1, 1995, for Notes 3(b) and 10(b) and December 29, 1995 for Notes 5 and 10(d)

AUDITORS' REPORT
To the Shareholder of
CAPCO Resources Inc.

We have audited the consolidated balance sheet of CAPCO Resources Inc. as at December 31, 1994 and 1993 and the consolidated statements of operations and retained earnings (deficit) and changes in financial position for the three years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1994 and 1993 and the results of its operations and the changes in its financial position for the three years then ended in accordance with Canadian generally accepted accounting principles.

/s/ Price Waterhouse
Chartered Accountants

COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA - U.S. REPORTING CONFLICT
In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by significant uncertainties such as that referred to in the attached consolidated balance sheet of CAPCO Resources Inc. as at December 31, 1994 and 1993 and as described in Note 2 of the consolidated financial statements. Our report to the shareholders dated May 17, 1995, except for Notes 3, 5, 10(b), 10(c) and 10(d) which are as of September 15, 1995 for Notes 3(a) and 10(c), December 1, 1995, for Notes 3(b) and 10(b) and December 29, 1995 for Notes 5 and 10(d) is expressed in accordance with Canadian reporting standards which do not permit a reference to such an uncertainty in the auditors' report when the uncertainty is adequately disclosed in the financial statements.

/s/ Price Waterhouse
Chartered Accountants

                       CAPCO RESOURCES INC.
                    CONSOLIDATED BALANCE SHEET
                        (in U.S. dollars)

                                                      December 31
                                                    1994        1993
ASSETS

Current assets
 Cash                                           $    1,277  $        -
 Accounts receivable                               124,263           -

                                                   125,540           -

Capital assets (Note 4)                            250,344           -
Other assets
 Investment in Saba Power Company Limited
   (Note 5)                                        150,865           -
 Deposits and other                                 12,776           -
 Net assets from discontinued operations
  (held primarily through shares of other
  companies) (Note 3)                              572,036     660,023

                                                $1,111,561  $  660,023

LIABILITIES

Current liabilities
 Accounts payable                               $  287,814  $        -
 Accrued liabilities                               114,729           -

                                                   402,543           -

SHAREHOLDER'S EQUITY

Share capital
 Authorized
  10,000 of $.01 par value common voting
  shares
 Issued and outstanding
  100 common voting shares                             100         100

Contributed surplus                                511,920     511,920

Retained earnings                                  196,998     148,003

                                                   709,018     660,023

                                                $1,111,561  $  660,023

Commitments and contingencies
  (Notes 5, 8 and 10)

Approved by the Board   ______________________ Director
______________________ Director

                       CAPCO RESOURCES INC.
    CONSOLIDATED STATEMENT OF OPERATIONS AND RETAINED EARNINGS
                            (DEFICIT)
                        (in U.S. dollars)

                                          Year ended December 31
                                       1994        1993       1992
Revenue
 Analytical services and other      $  472,148  $       -  $         -

Expenses
 General and administrative            577,024      2,282            -
 Depreciation and amortization          24,656          -            -

                                       601,680      2,282            -
(Loss) for the year before
  discontinued operations             (129,532)    (2,282)           -

Income from discontinued
  operations (Note 3)                  178,527    690,624      765,220

Net income for the year                 48,995    688,342      765,220

Retained earnings (deficit),
  beginning of year                    148,003   (540,339)  (1,305,559)

Retained earnings (deficit),
  end of year                       $  196,998  $ 148,003  $  (540,339)

(Loss) per share from
  continuing operations             $(1,295.32) $  (22.82) $         -

Earnings per share                  $   489.95  $6,883.42  $  7,652.20

                       CAPCO RESOURCES INC.

     CONSOLIDATED STATEMENT OF CHANGES IN FINANCIAL POSITION
                        (in U.S. dollars)


                                           Year ended December 31
                                           1994      1993     1992

Cash provided by (used in)
  operating activities
    Loss for the year before
      discontinued operations        $ (129,532) $ (2,282) $       -
    Items not affecting cash
      Depreciation and amortization      24,656         -          -

                                       (104,876)   (2,282)         -
  Net change in non-cash working
    capital deficiency                  278,280         -          -
  Cash provided by (used in)
    discontinued operations             266,514     2,282   (511,920)

                                        439,918         -   (511,920)

Cash used in investing activities
  Purchase of capital assets           (275,000)        -          -
  Investment in Saba Power
    Company Limited (Note 5)           (150,865)        -          -
  Deposits and other                    (12,776)        -          -

                                       (438,641)        -          -

Cash provided by (used in) financing
  activities
  Issue of share capital                      -       100          -
  Contributed surplus                         -         -    511,920
  Increase in notes receivable,
    related party                             -      (100)         -
                                              -         -    511,920

Net change in cash for the year           1,277         -          -
Cash, beginning of year                       -         -          -
Cash, end of year                    $    1,277  $      -  $       -

Supplemental disclosure of cash
  flow information

Cash paid during year for Interest
  in discontinued operations         $1,071,405  $790,960  $ 440,078

  Income taxes in discontinued
    operations                       $1,315,480  $ 72,064  $ 112,873

                       CAPCO RESOURCES INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1994
                        (In U.S. dollars)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in Canada.
Underlying these principles is the assumption that the Company will be able to realize its assets and pay its liabilities in the normal course of business (refer to Note 2). The more significant of the Company's accounting policies are:

a)   PRINCIPLES OF CONSOLIDATION
The consolidated financial statements include the accounts of the Company and its subsidiary, CAPCO Analytical Services Inc. Oil and gas and other miscellaneous operations were treated as discontinued operations as a definitive merger agreement which contemplated the sale of these assets was signed January 20, 1995 (see Note 3).

b)   ANALYTICAL EQUIPMENT

Analytical equipment is stated at cost less accumulated depreciation. Depreciation of equipment is provided principally on the straight-line method over the estimated useful life of the equipment, ranging from three to seven years.

c)   INVESTMENT IN SABA POWER COMPANY LIMITED
The investment in Saba Power Company Limited is recorded using the equity method. All operations to date have been pre-operational project development costs and such costs have been capitalized.

d)   EARNINGS PER SHARE
Earnings per share is calculated using the weighted monthly average number of shares outstanding.

2.   CORPORATE ITEMS

a)   FINANCIAL ITEMS
At December 31, 1994, the Company had a working capital deficiency of $277,003. The Company's ability to continue as a going concern and to realize its assets and to discharge its liabilities (see Notes 3 and 5) is dependent upon the Company obtaining profitable operations or receiving financial support from its controlling shareholder.

b)   CONTROL
At December 31, 1994, the Company was indirectly controlled by an individual who indirectly held 85.29% of the issued common shares of the parent company, CAPCO Resources Ltd. (see Note 10(b)).

c)   CAPCO ANALYTICAL SERVICES INC.
In April 1994, the Company formed CAPCO Analytical Services, Inc. ("CAS"). CAS acquired $275,000 in assets to be used in laboratory analyses. CAS assumed liabilities related to the assets of $230,000 and agreed to pay the remaining $45,000 by providing discount laboratory analysis to the seller.

d)   ACCOUNTING PRESENTATION
The Company was incorporated in October 1993 and commenced operations when the U.S. assets of its parent company were transferred to it for corporate planning purposes. The historical comparative financial information has been presented as if the Company owned the assets from the time acquired by the parent company as the purchase transaction occurred between companies under common control. Subsequent to December 31, 1994, the majority of the assets transferred by its parent company to the Company were transferred to a related party or sold, and accounted for as discontinued operations.

3.   DISCONTINUED OPERATIONS
a) On September 15, 1995, the Company sold the shares of Saba de Colombia, Inc., a U.S. subsidiary engaged in the exploration and development of petroleum and natural gas in Colombia, to a third party for fair market value of $2,601,719, and realized a gain net of taxes on the sale of the shares of $1,426,395. The consideration received was in the form of:

Cash                                                              $2,401,719
400,000 cumulative,convertible,redeemable first preferred shares
of Petrosandtander Inc. bearing dividends at 8.5% per annum          200,000
                                                                  $2,601,719

$150,000 and the preferred shares remain in escrow pending review by Colombian taxing authorities.

b) On December 1, 1995, the Company transferred to CAPCO Acquisub Inc., a wholly-owned subsidiary of CAPCO Resources Ltd., all of its holdings of Saba Petroleum Company and certain other assets and liabilities. This transaction was recorded at book value. The net assets transferred had a book value of approximately $1,220,000.

The discontinued operations results for 1994, 1993, and 1992 are as  follows:

                                               Year ended December 31
  Income                                   1994         1993         1992
    Oil and gas sales
     (net of royalties)                 $16,561,431  $14,888,250  $10,736,986
    Other income                            996,658      729,234      516,759
                                         17,558,089   15,617,484   11,253,745
  Expenses
   Production and operating              10,807,058    8,392,673    6,070,781
   General and administrative             2,530,929    2,998,152    1,775,247
   Interest and bank charges              1,252,507      810,168      498,607
   Depreciation, depletion
     and amortization                     2,744,054    2,555,213    1,551,673
                                         17,334,548   14,756,206    9,896,308

  Income before the following               223,541      861,278    1,357,437

  Income tax expense                        540,043      486,947      675,471
  Foreign exchange (gain) loss             (373,787)    (114,313)    (224,115)
  Minority interest                         249,665      (36,676)     140,861
  Dilution gain                            (370,907)    (165,304)           -
                                             45,014      170,654      592,217

  Income for the year                   $   178,527  $   690,624  $   765,220

The following summarizes the carrying value of major assets and liabilities of the discontinued operations transferred which has been reflected in the consolidated balance sheet as net assets from discontinued operation. The assets and liabilities were held primarily through investments in shares in other companies and were not directly owned:

                                           Year ended December 31
                                   1994           1993            1992

Net working capital            $(4,026,062)   $(2,583,420)    $(2,527,348)
Capital assets                  16,798,922     13,060,590      13,169,002
Other assets                       652,415        680,222         378,768
Minority interest               (3,080,083)    (1,834,087)     (1,548,533)
Long-term debt                  (5,385,221)    (4,875,000)     (3,612,649)
Deferred tax and other            (664,617)      (306,786)        (37,000)
Pension liability               (1,844,360)    (1,554,154)     (1,765,644)
Deferred foreign exchange gain    (420,379)      (450,270)              -
Due to affiliated companies     (1,458,579)    (1,476,872)     (4,084,913)
                               $   572,036    $   660,023     $   (28,317)
4. CAPITAL ASSETS
                                                   December 31
                                           1994                     1993
                                        Accumulated    Net book   Net book
                                 Cost   amortization    value       value
Analytical equipment           $275,000    $24,656    $250,344    $    -

5. INVESTMENT IN SABA POWER COMPANY LIMITED ("SABA POWER")

During 1994, Saba Power and several partners received approval to develop, construct and operate a 109 Megawatt power generating plant in the Islamic Republic of Pakistan. The Company holds an indirect equity investment in Saba Power of 25.2%. At December 31, 1994, the Company's investment represents its share of project development costs incurred to that date.

The recoverability of the investment is dependent upon successful completion of the project and commencement of commercial production. The Company and its partners provided a performance guarantee through a bank in Pakistan, in the amount of approximately $355,000 at December 31, 1994 (10,900,000 Rupees).

The agreements between the partners and the Government of Pakistan have several conditions, the most significant being:

i) To maintain its 25.2% interest in the project, the Company must fund an initial equity investment of $6.75 million which includes earning a development fee from the project of $2.7 million, which must be reinvested as part of the Company's equity commitment. In a letter dated December 29, 1995, the Company agreed with the majority equity holder, Cogen Technologies Inc. ("Cogen"), that the Company would borrow all additional equity from Cogen, which is necessary to fund the amount in excess of $6.75 million, including interest at 15% per annum to be paid out of the cashflow of the project if not paid sooner by the Company. The Company also confirms that, at the financial closing (currently March 17, 1996) of the project, it will deposit 50% of the $4.05 million required, after receiving the development fee, and the amount borrowed from Cogen. The remaining 50% will be deposited with Cogen on the first anniversary of the financial closing. Should the Company not meet its required equity commitment, the majority equity partner will fund the difference and reduce the Company's interest proportionately.
ii) Cogen agreed to fund all project development costs subsequent to September 30, 1994 and will carry on day to day operations of the project, including design, engineering, selecting equipment, obtaining financing and overseeing construction and operations.

iii) The Company must reimburse its proportionate share of all project development costs, paid for by Cogen, including interest at 15% per annum. The Company will be responsible for its proportionate share of all remaining project costs as incurred.

iv) On September 17, 1995 Saba Power entered into an agreement with the Government of Pakistan to increase the Performance Guarantee to $728,000 (23 million Rupees) valid up to January 18, 1996 and to move the date of Financial Close under the Letter of Support to December 17, 1995.

The Company has not yet determined how it will obtain the necessary financing for its share of the initial equity commitment but is investigating options available to it.

The Company has a commitment outstanding for $75,000 as a finders fee relating to the project and $60,750 as a letter of credit fee.

6.  INCOME TAXES

The provision for income taxes in the Statement of Operations varies from the amount that would be computed by applying the expected income tax rate of 37.5% (1993 and 1992 - 37.5%) to income from continuing operations. The principal reasons for the difference between such "expected" income tax expense and the amount actually recorded are as follows:
                                                 Year ended December 31
                                                 1994      1993     1992

Computed "expected" income tax recovery        $(48,575)   $(856)   $  -
Tax losses carried forward applied               48,575      856       -
                                               $      -    $   -    $  -

7. SEGMENTED INFORMATION

During 1994 and 1993 the Company operated predominately in one industry segment - Laboratory Analysis in the United States and invested in a Power Project in Pakistan (see Note 5).
                                   United
1994                               States    Pakistan     Other      Total
Revenue                          $ 472,148  $       -  $        -  $  472,148

Segment operating profit (loss)  $(129,532) $       -  $  178,527  $   48,995
Identifiable assets              $ 388,660  $ 150,865  $  572,036  $1,111,561
Depreciation and amortization    $  24,656  $       -  $2,744,054  $2,768,710

1993
Revenue                          $       -  $       -  $        -  $        -
Segment operating profit (loss)  $  (2,282) $       -  $  690,624  $  688,342
Identifiable assets              $      -   $       -  $  660,023  $  660,023
Depreciation and amortization    $      -   $       -  $2,555,213  $2,555,213

8.  COMMITMENTS AND CONTINGENCIES
The Company is subject to extensive Federal, State and local environmental laws and regulations. These laws, which are constantly changing, include regulations of the discharge of materials into the environment. The Company believes that it is in compliance with existing laws and regulations.

LEASES

The Company is committed under non-cancellable leases for office space, which expire in 1998. Future minimum payments are as follows:

                      1995                   $80,400
                      1996                    80,400
                      1997                    80,400
                      1998                    33,500

9.  RELATED PARTY TRANSACTIONS
Related party transactions are described as follows:

The Company has in the past, advanced and received funds with related parties. All of these transactions have been included in discontinued operations (see
Note 3), including the amount from net assets from discontinued operations.

10. SUBSEQUENT EVENTS
a) On April 22, 1995, the Company signed a Project Development and Shareholders' Agreement relating to the power generating plant in Pakistan which converted the indirect equity holding into direct investment in Saba Power.
b) On January 20, 1995, the Company's parent entered into a definitive merger agreement with Meteor Industries, Inc. (Meteor), a United States public company engaged in the wholesale and retail marketing of petroleum products with operations in Colorado and New Mexico. The Company's parent was to exchange shares of the parent for all the shares of Meteor. Although the number of shares was to be determined, the Company's parent would issue a maximum of 2,091,250 shares. This agreement was cancelled and a new agreement between the Company, its parent, and Meteor was entered into and closed on December 1, 1995.

The new agreement merged the Company with Meteor in a reverse takeover whereby all of the shares of the Company were exchanged for 1,745,000 shares of Meteor, representing 57.8% of the total outstanding shares of Meteor after the transaction. In connection with this agreement, the Company transferred its interest in Saba Petroleum Company and certain other assets and liabilities to another wholly-owned subsidiary of the Company's parent. This resulted in the discontinuation of operations in oil and gas production and in other assets, liabilities and revenues and expenses which are allocated to discontinued operation (see Note 3). The acquisition will be accounted for as a purchase of Meteor by the Company with income being recorded from the date of acquisition. The estimated purchase price allocation based upon the August 31, 1995 financial statements of Meteor is as follows:

              Current assets                 $ 6,682,503
              Capital assets                   7,677,652
              Other assets                     2,131,081
              Current liabilities             (6,950,574)
              Long-term liabilities           (2,095,660)
              Deferred taxes                  (1,682,051)
              Minority interest               (3,488,310)
                                             $ 2,274,641
c) On September 15, 1995, the Company sold its interest in Saba de Colombia, Inc. The proceeds of the sale were used to advance monies to Saba Petroleum Company and to pay some liabilities. The operations of Saba de Colombia, Inc. and the gain on sale are included in discontinued operations (see Note 3).
d)   Restructuring of the Saba Power commitment as disclosed in Note 5.

11. DIFFERENCES BETWEEN CANADIAN AND U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP")
There are no material differences between Canadian and U.S. GAAP.

                     SQUIRE & WOODWARD, P.C.
            Certified Public Accountants - Consultants

                    2730 San Pedro NE, Suite D
                  Albuquerque, New Mexico 87110
                           505/881-3408
                         FAX 505/881-6597



To the Board of Directors and Stockholders
 of Hillger Oil Company
Las Cruces, New Mexico



                  INDEPENDENT AUDITORS' REPORT

We have audited the accompanying balance sheets of Hillger Oil Company as of March 31, 1995 and 1994, and the related statements of income, stockholders' equity, and cash flows for the years ended March 31, 1995 and 1994, and the statements of income and cash flows for the year ended March 31, 1993. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hillger Oil Company as of March 31, 1995 and 1994, and the results of their operations and their cash flows for the years ended March 31, 1995, 1994 and 1993, in conformity with generally accepted accounting principles.


/s/ Squire & Woodward, P.C.
Squire & Woodward, P.C.

August 18, 1995

                       HILLGER OIL COMPANY
                          BALANCE SHEETS

                     March 31, 1995 and 1994

                              ASSETS
                                                    March 31,    March 31,
                                                      1995        1994
Current assets

  Cash                                             $1,087,592   $  394,704
  Accounts receivable, net of an allowance
    for doubtful accounts of $15,700 for
    1995 and $11,400 for 1994                         480,650      498,674
  Investments                                             254      200,296
  Inventory                                           537,378      548,889
  Note receivable                                      18,014       25,135
  Deferred tax asset                                   80,789       14,355
  Other current assets                                175,747       93,134

    Total current assets                            2,380,424    1,775,187

Property and equipment, at cost, partially
  pledged net of an accumulated depreciation of
  $1,291,356 for 1995, and $1,236,293 for 1994        458,685    1,241,589

Other assets

  Note receivable                                                  18,0014
  Notes receivable - related parties                    9,000       27,929
  Loans receivable - related parties                                75,290
  Other assets                                            580       43,782

    Total other assets                                  9,580      165,015

      Total assets                                 $2,848,689   $3,181,791





















See accompanying notes to financial statements.

                       HILLGER OIL COMPANY
                          BALANCE SHEETS

                     March 31, 1995 and 1994

               LIABILITIES AND STOCKHOLDERS' EQUITY

                                                    March 31,    March 31,
                                                      1995        1994

Current liabilities

  Accounts payable                                 $  887,084   $  907,537
  Note payable                                         59,796
  Current portion of long-term debt                   616,587       91,033
  Taxes payable                                       365,763      397,079
  Accrued expenses                                     16,147       60,803
  Total current liabilities                         1,945,377    1,456,452

Long-term debt, net of current portion

  Notes payable                                       323,502      940,085

Deferred taxes                                         68,705       50,426

  Total liabilities                                 2,337,584    2,446,963

Stockholders' equity

  Common stock - $100 par value, 2,500
    shares authorized; 2,500 shares issued
    and outstanding                                   250,000      250,000
  Retained earnings                                   261,105      484,828

      Total stockholders' equity                      511,105      734,828

          Total liabilities and stockholders'
            equity                                 $2,848,689   $3,181,791



















See accompanying notes to financial statements.

                       HILLGER OIL COMPANY
                       STATEMENTS OF INCOME

        For the years ended March 31, 1995, 1994 and 1993

                                      1995            1994            1993

Sales                              $22,433,358    $22,522,125    $ 21,968,747

Cost of sales                       18,386,786     18,852,433      18,848,952

  Gross profit                       4,046,572      3,669,692       3,119,795

Operating expenses

  Operating expenses                 4,265,018      3,284,376       2,912,747

  Depreciation and amortization        196,361        222,869         212,840

    Total operating expenses         4,461,379      3,507,245       3,125,587

      Income (loss) from
      operations                      (414,807)       162,447          (5,792)

Other income and expenses

  Interest income                       22,143         14,913           8,597
  Dividend income                       19,185
  Gain on sale of assets                85,090          2,497
  Other income                          70,408         90,222         200,473
  Interest expense                     (86,439)       (94,705)       (114,506)

    Total other income                 110,387         12,927          94,564

      Income (loss) before
      income taxes                    (304,420)       175,374          88,772

Provision for income taxes             (88,790)        76,838          18,190

  Net income (loss)                $  (215,630)  $     98,536     $    70,582

















See accompanying notes to financial statements.

                       HILLGER OIL COMPANY
                STATEMENTS OF STOCKHOLDERS' EQUITY

        For the years ended March 31, 1995, 1994 and 1993

                                          Common      Retained
                                           Stock      Earnings        Total

April 1, 1993                           $  250,000   $  387,786    $  637,786

  Net income                                             98,536        98,536
  Payment on reissued treasury stock                     (1,494)       (1,494)

March 31, 1994                             250,000      484,828       734,828

  Net loss                                             (215,630)     (215,630)
  Payment on reissued treasury stock                     (8,093)       (8,093)

March 31, 1995                          $  250,000   $  261,105    $  511,105






































See accompanying notes to financial statements.

                       HILLGER OIL COMPANY
                     STATEMENTS OF CASH FLOWS

        For the years ended March 31, 1995, 1994 and 1993

           Increase (Decrease) in Cash and Equivalents

                                           1995         1994         1993

Cash flows from operating activities
  Cash received from customers          $22,437,917  $22,535,310  $21,896,872
  Interest and dividends received            41,328       14,913        8,597
  Other operating cash receipts              70,408       90,222      200,473
  Cash paid to suppliers and employees  (21,904,758) (21,991,899) (21,678,371)
  Interest paid                             (86,439)     (94,705)    (114,506)
  Income taxes paid                         (35,503)     (21,344)     (10,361)
  Other operating cash payments              (9,153)      (4,973)      (1,045)

    Net cash provided by
      operating activities                  513,800      527,524      301,659

Cash flows from investing activities
  Cash paid for purchase of investments    (400,534)    (199,597)
  Cash paid for purchases of property
    and equipment                           (79,483)    (340,807)    (933,517)
  Cash proceeds from sale of
    investments                             405,533
  Cash proceeds from sale of property       200,000      172,496
  Cash proceeds from image
    reimbursements                           72,350
  Decrease (increase) in notes
    receivable                               25,135       61,917      (62,734)
  Increase in related party receivables      (4,587)     (16,763)         (27)

    Net cash provided (used) by
      investing activities                  218,414     (322,754)    (996,278)

Cash flows from financing activities
  Long-term borrowings                                                939,739
  Net borrowings on short-term
    note payable                             59,796      (23,538)      23,538
  Principal payments on long-term debt      (91,029)    (429,055)
  Payments made on reissued
    treasury stock                           (8,093)      (1,494)      (1,409)

    Net cash provided (used) by
      financing activities                  (39,326)    (454,087)     961,868

Net increase (decrease) in cash and
  equivalents                               692,888     (249,317)     267,249

Cash and equivalents, beginning of year     394,704      644,021      376,772

Cash and equivalents, end of year       $ 1,087,592  $   394,704  $   644,021

                                            1995         1994         1993

Reconciliation of net income (loss) to
  net cash provided (used) by
  operating activities

    Net income (loss)                   $  (215,630) $    98,536  $    70,582

  Adjustments to reconcile net
    income (loss) to net cash
    provided (used) by operating
    activities:

    Depreciation and amortization           196,361      222,869      212,840
    Gain on disposal of property and
      equipment                            (113,345)      (2,497)
    Loss on disposal of investments          28,255
    Deferred income taxes                   (48,155)      52,705        2,196
    Deferred compensation                   772,615
    Decrease in accounts receivable          18,024       22,027       88,807
    Decrease (increase) in prepaid
      expenses                              (88,561)       1,323      (34,931)
    Decrease (increase) in inventories       11,511       34,309      (62,021)
    Decrease (increase) in other
      current assets                          5,948      (14,110)       4,139
    Decrease (increase) in other assets      43,202      (13,351)     (30,351)
    Decrease in accounts payable            (20,453)     (12,644)        (692)
    Increase (decrease) in accrued
      liabilities                           (64,739)     135,568       45,457
    Increase (decrease) in income
      taxes payable                         (11,233)       2,789        5,633

        Total adjustments                   729,430      428,988      231,077

          Net cash provided by
          operating activities          $   513,800  $   527,524  $   301,659

                       HILLGER OIL COMPANY
                  NOTES TO FINANCIAL STATEMENTS
                          March 31, 1995

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
This summary of significant accounting policies of Hillger Oil Company (the company) is presented to assist in the understanding of the company's financial statements. The financial statements and notes are representations of the company's management, who are responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

     BUSINESS ACTIVITY - The company was incorporated February 20, 1950, under the laws of the state of New Mexico. The company is a retail and wholesale distributor of petroleum products and also sells various products at retail in its convenience stores. The company grants credit to customers, substantially all of whom are local businesses or individuals.

     ACCOUNTS RECEIVABLE - Accounts receivable are stated at net realizable value, using the allowance method of accounting for bad debts.

     INVESTMENTS - Investments consist of marketable securities classified as available-for-sale and are valued at cost which approximates market value.

     INVENTORIES - Inventories of petroleum products, greases and oils, and related products are valued at average cost which is not in excess of market. Sundries inventories are valued by the retail method and stated on the First-In, First-Out (FIFO) basis which is lower than market.

     PROPERTY AND EQUIPMENT - Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets. Maintenance and repairs are charged to expense in the year incurred. Renewals and material betterments are capitalized. Gains and losses on disposition are credited or charged to income during the year of disposition. See Note 3.

     DEPRECIATION - Depreciation is recorded principally on the straight-line method at rates based on the estimated useful lives of the assets. The estimated useful lives are as follows:

                    Description                         Lives
          Buildings and leasehold improvements        5 to 40 years
          Equipment                                   5 to 20 years
          Vehicles                                    5 to 10 years

     INCOME TAXES - Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of certain assets and liabilities for financial and tax reporting. The deferred taxes represent the future consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses and contribution carryforwards that are available to offset future taxable income. See Note 7.

     ENVIRONMENTAL EXPENDITURES - Expenditures that relate to current operations are expensed or capitalized as appropriate for each expenditure.

Whenever an expenditure relates to an existing condition caused by past operations and does not contribute to future revenues, the expenditure is expensed currently. Liabilities are recorded when remedial efforts are probable and the cost can be reasonably estimated.

     COMPENSATED ABSENCES - Employees of the company are entitled to paid vacation and paid sick days off, depending on length of service and other factors.

     ADVERTISING COSTS - Advertising costs are expensed as incurred.See Note9.

     CASH AND CASH EQUIVALENTS - For purposes of the statements of cash flows, the company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

NOTE 2 - INVESTMENTS
     At March 31, 1995 and 1994, investments were classified as available-for-sale and consisted of the following:
                                                 1995      1994
     Equity securities:
       Tri-state Grocery stock                  $        $    699
     Debt securities:
       Mutual funds investing in U.S.
         government securities                    254      93,014
       Municipal security - 5.875%,
         June 1, 2023                                     106,583
           Total investments                    $ 254    $200,296

Cost approximates fair value of investments. Unrealized holding gains and losses are considered by management to be immaterial.

For the years ended March 31, 1995 and 1994, sales of investments occurred as follows:
                                                   1995      1994
     Proceeds from sales                        $ 405,533    $
     Cost basis                                  (433,788)      0
       Net loss on sale of investments          $ (28,255)   $  0

     Gross realized gains or losses were
     as follows:
       Gross realized gains                     $   1,792    $
       Gross realized losses                      (30,047)      0
         Net loss on sale of investments        $ (28,255)   $  0

The basis on which cost was determined in computing realized gain or loss was the specific identification method.

NOTE 3 - PROPERTY AND EQUIPMENT
     The major classifications of property and equipment are as follows:

                                                 1995          1994
     Building and leasehold improvements     $    63,133   $   747,627
     Equipment                                 1,152,151     1,179,970
     Vehicles                                    534,757       550,285
                                               1,750,041     2,477,882
     Accumulated depreciation                 (1,291,356)   (1,236,293)
       Net property and equipment            $   458,685    $1,241,589
For the years ended March 31, 1995 and 1994, the company deducted depreciation of $196,361 and $222,869, respectively.

NOTE 4 - NOTE RECEIVABLE
     At March 31, 1995 and 1994, note receivable consisted of the following:

                                                   1995     1994
     Note receivable, $2,400 per month,
     including interest at 11.5%, unsecured.     $18,014   $43,149

NOTE 5 - NOTES RECEIVABLE - RELATED PARTIES
     At March 31, 1995 and 1994, notes receivable from related parties consisted of the following:
                                                   1995     1994
     Note receivable - stockholder, due on
       demand with 10% interest, unsecured        $        $27,929
     Note receivable - employee, due upon
       receipt of employee benefit plan
       funds (closed March 31, 1995), with
       interest at 10%, unsecured                  9,000

         Total notes receivable -
           related parties                        $9,000   $27,929

NOTE 6 - NOTE PAYABLE
At March 31, 1995, note payable consisted of an insurance note, payable in quarterly installments of $29,900 with no interest due.

NOTE 7 - INCOME TAXES
At March 31, 1995 and 1994, the net deferred income taxes in the accompanying balance sheets included the following components:

                                                  1995       1994
     Current:
       Deferred tax asset - federal             $(71,935)  $(12,579)
       Deferred tax asset - state                 (8,854)    (1,776)
         Net current deferred tax asset         $(80,789)  $(14,355)

     Noncurrent:
       Deferred tax asset - federal             $   (748)  $
       Deferred tax asset - state                    (92)
       Deferred tax liability - federal           61,924     44,188
       Deferred tax liability - state              7,621      6,238
         Net noncurrent deferred tax liability  $ 68,705   $ 50,426

At March 31, 1995, 1994, and 1993, the provision for income taxes consisted of the following components:
                                            1995      1994      1993
Current income tax (benefit)             $(40,635)  $24,133   $15,994
Deferred income tax (benefit)             (14,240)   52,705     2,196
Benefit of operating loss
  carryforward                            (33,915)
    Total provision for income tax       $(88,790)  $76,838   $18,190

The deferred tax liabilities result from the use of accelerated methods of depreciation of property and equipment. The deferred tax assets result from an allowance for bad debts that is not deductible for tax purposes until losses are identified and written off and from operating loss and contribution carryforwards that are available to offset future taxable income.

The tax provisions differ from amounts that would be calculated by applying the statutory rates to income before income taxes because no tax assets have been recognized for nontaxable income totaling approximately $10,000 for 1995, and no tax liabilities have been recognized for nondeductible operating expenses totaling $16,000 for 1995 and 1994, and $24,000 for 1993, the company is subject to state income taxes, and the tax provisions consider the effect of graduated rates.

As of March 31, 1995, the company has an operating loss carryforward of $77,430 and a contribution carryforward of $9,153 available to offset future taxable income. The operating loss carryforward expires March 31, 2015, and the contribution carryforward expires March 31, 2000.

NOTE 8 - LONG-TERM DEBT

A summary of long-term debt as of March 31, 1995 and 1994, follows:

                                                  1995         1994
Note payable to stockholder,
monthly payments of $2,301.61,
including interest at 10.00%
per annum, due November 7, 2007.
Not secured.                                    $ 194,661   $  202,071
Note payable to First National
Bank in Albuquerque, monthly
payments of $2,007.98, including
interest at the bank's base rate
plus 1.00% per annum, due
December 3, 1996.  Secured by
trailers.                                                       53,300
Mortgage payable to Western
Bank, monthly payments of $6,493.97,
including interest at 8.50% per
annum with the balance of the note due
February 28, 1996.  Secured by
stockholder assets.                               606,047      631,267
Mortgage payable to Norwest
Bank New Mexico (formerly United New
Mexico Bank), monthly payments of
$1,348.38, including interest at
Chase Manhattan Bank prime plus 1.00%,
balance due April 15, 2000. Secured by
stockholder assets.                               139,381      144,480
                                                  940,089    1,031,118
  Less current maturities                        (616,587)     (91,033)
    Net long-term debt                          $ 323,502   $  940,085

Long-term debt maturing in the next five years consists of the following:

                         1996            $616,587
                         1997              11,643
                         1998              12,863
                         1999              14,210
                         2000             140,607
                         Thereafter       144,179

NOTE 9 - ADVERTISING
For the years ended March 31, 1995, 1994 and 1993, the total amounts charged to advertising expense were $14,145, $10,680, and $13,939, respectively.

NOTE 10 - RELATED PARTY TRANSACTIONS
Hillger Oil Company leases from the stockholders, either directly or indirectly through an affiliated company, various real property and equipment. Amounts included in rent expense and paid to the related parties for the year ended March 31, 1995, were $640,522 and approximately $529,000 for each of the years ended March 31, 1994 and 1993. See Note 16 for additional information on the operating leases.

Pursuant to an agreement dated August 1, 1962, the company reacquired 201 shares of stock in exchange for forgiveness of debt of $10,647 and $200 per month so long as the stockholders or the survivor of them shall live. The stock was subsequently reissued. On November 15, 1993, the Board of Directors approved an increase in the monthly payment to $600. Pursuant to the sale of the company, as discussed in Note 17, the agreement was terminated as of March 31, 1995. For the years ended March 31, 1995, 1994, and 1993 payments made under the agreement were charged to retained earnings in the amount of $8,093, $1,494, and $1,409, respectively.

The company has advanced various amounts of money to stockholders and employees. In addition to the notes receivable discussed in Note 5, loans receivable in the amount of $75,290 from various stockholders existed at March 31, 1994.

In 1992, the company borrowed $214,182 from a stockholder. The terms and balances of the note are discussed in Note 8. For the years ended March 31, 1995, 1994, and 1993, interest was paid in the amounts of $20,204, $20,906, and $7,113, respectively.

NOTE 11 - CREDIT RISK
The company grants credit, generally without collateral, to its customers which are located primarily in New Mexico. Management believes that its contract acceptance, billing, and collection policies are adequate to minimize potential credit risk.

NOTE 12 - CONTINGENCIES
The company utilizes underground tanks at various locations to store petroleum products and is therefore subject to the various federal and state statutes concerning environmental protection, as well as the New Mexico Ground Water Protection Act. The various federal and state statutes are designed to identify environmental damage, identify hazardous material and/or operations, regulate operations engaged in hazardous activities, and establish procedures for remedial action as necessary.

Environmental regulation is a relatively new area and its extent as well as its application will ultimately be defined by case law. The state of New Mexico has recognized the potential cleanup costs resulting from such regulations, and the New Mexico Ground Water Protection Act has included the establishment of a corrective action fund. The purpose of the fund is to provide monetary assistance in both assessing site damage and correcting the damage where such costs are in excess of $10,000 per site. Assistance is not available to repair or replace underground tanks or equipment. The law specifies requirements which must have been met for an applicant to be eligible, including a provision that payments will be made in accordance with regulations (which have not been issued), and states that payments from the corrective action fund are limited to amounts in that fund.

The company will be responsible for any contamination of land it owns or leases. However, the company may have limitations on any potential contamination liabilities as well as claims for reimbursement from third

Parties. During the years ended March 31, 1995, 1994, and 1993, the company expended $26,373, $30,596, and $21,504, respectively for pollution repairs.

NOTE 13 - DEFINED CONTRIBUTION PLAN
The company adopted a 401(k) profit sharing plan effective April 1, 1994. In order to be eligible to participate in the plan, the employee must be credited with a year of service, and must have attained the age of 21. No employees are excluded from the plan. Contributions to the plan are voluntary through a salary reduction agreement up to a maximum of 15% of compensation. Matching contributions and other additional contributions may be made by the employer at the employer's discretion. As of March 31, 1995, $34,018 in matching contributions had been made by the company.

NOTE 14 - DEFINED BENEFIT PLAN
The company had adopted a defined benefit pension plan. Participation in the plan required an employee to complete one year of service and be at least 21 years old. Participants were vested in their accounts over a period of six years. The employer had a fixed obligation to contribute each plan year to the trust fund the amount the plan's actuary determined was necessary to fund retirement benefits under the plan. Plan assets consist primarily of investments in corporate debt and equity securities. The plan was terminated effective March 31, 1995. The plan assets had not yet been settled.

Pension expense for March 31, 1995, 1994, and 1993, includes the following components:
                                                 1995      1994      1993
Service cost of the current period             $ 75,823  $ 42,837  $ 59,418
Interest cost on the projected benefit
  obligation                                      7,916     3,725     2,676
Actual return on assets held in the plan        (10,732)   (8,890)  (24,757)
Net amortization of prior service cost,
  transition liability, and net gain                403     1,030     1,400

    Pension expense                            $ 73,410  $ 38,702  $ 38,737

The following sets forth the funded status of the plan and the amounts shown in the accompanying balance sheet at March 31, 1995 and 1994:

Actuarial present value of benefit obligations:
                                                   1995        1994
  Vested benefits                               $ 163,145   $ 159,309
  Nonvested benefits
  Accumulated benefit obligation                  163,145     159,309
  Effect of anticipated future
    compensation levels and other events            1,049       4,603
  Projected benefit obligation                    164,194     163,912
  Fair value of assets held in the plan           164,194     133,912

  Unfunded excess of projected
    benefit obligation over plan assets         $       0   $  30,000

The weighted average discount rate used to measure the projected benefit obligation is 6%, the rate of increase in future compensation levels is 2%, and the expected long-term rate of return on assets is 6%. The company uses the straight-line method of amortization for prior service cost and unrecognized gains and losses.

NOTE 15 - OPERATING LEASES
At March 31, 1995, the company leased various properties under month-to-month operating leases. In addition, the company leased two trucks under month-to-month operating leases. The terms of the various leases require the company to pay for all taxes, maintenance, insurance, and other operating expenses.

Aggregate rental expense totaled $689,474, $659,004, and $569,909 for the years ended March 31, 1995, 1994 and 1993, respectively.

The operating leases for the various properties were renegotiated upon the sale of Hillger Oil Company to Meteor Industries, Inc. (See Note 17). The new lease commences on the closing date of the sale of the company for a term of 10 years with an option for three additional 5-year terms. The company is required to pay for all taxes, maintenance, insurance, and other operating expenses. The lease payments will start at $38,790 per month for the first year, with an increase of 2.5% per year for each term under this lease.

Minimum future rental payments under operating leases having remaining terms in excess of 1 year as of March 31, 1995, for each of the next five years and in the aggregate are:

     Year ended March 31:                         Amount
            1996                                $  465,480
            1997                                   477,117
            1998                                   489,045
            1999                                   501,271
            2000                                   513,803
      Subsequent to 2000                         2,768,234

        Total minimum future rental payments    $5,214,950

Annual minimum future rental payments have not been reduced by $42,000 of sublease rentals to be received in the future under noncancelable subleases.

NOTE 16 - SUBSEQUENT EVENTS
On April 7, 1995, Meteor Industries, Inc., purchased 100% of the issued and outstanding common stock of Hillger Oil Company for cash and notes.

At closing, Hillger Oil Company obtained a new revolving line-of-credit for $1,500,000, which is limited to approximately $500,000 until the borrowing base of Hillger Oil Company as defined in the credit agreement increases or decreases. The interest rate is the Norwest base rate plus 2%. The line is secured by the trade accounts receivable and inventory of Hillger Oil Company. The company also obtained a term note of $375,000. The interest rate is the Norwest base rate plus 3%. The term note is secured by property and equipment of Hillger Oil Company. A total of $875,000 was borrowed at closing to pay off existing debt and consummate the transaction as described above. The notes are due June 30, 1998.

                     SQUIRE & WOODWARD, P.C.
            Certified Public Accountants - Consultants

                    2730 San Pedro NE, Suite D
                  Albuquerque, New Mexico 87110
                           505/881-3408
                         FAX 505/881-6597

To the Board of Directors and Stockholders
 of Graves Oil & Butane Co., Inc. and Subsidiary
Farmington, New Mexico

                  INDEPENDENT AUDITORS' REPORT

We have audited the accompanying balance sheet of Graves Oil & Butane Co., Inc. And subsidiary as of August 31, 1993, and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the company's
management.   Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Graves Oil & Butane Co. and subsidiary, as of August 31, 1993, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ Squire & Woodward, P.C.
Squire & Woodward, P.C.

November 23, 1993

                  GRAVES OIL & BUTANE CO., INC.
                          AND SUBSIDIARY
                    Consolidated Balance Sheet
                      As of August 31, 1993

                              ASSETS

Current assets
     Cash and cash equivalents, partially restricted        $       123,634
     Marketable securities                                           41,858
     Accounts receivable, net of allowance
      for doubtful accounts of $165,000                           3,727,901
     Notes receivable                                                32,735
     Related party receivable                                       134,916
     Inventory                                                      743,839
     Deferred tax asset                                             189,968
     Other current assets                                            45,417

          Total current assets                                    5,040,268

Property, plant and equipment, net of
 accumulated depreciation of $5,680,354                           3,599,604

Other assets
     Notes receivable                                                60,043
     Notes receivable, shareholder                                  677,440
     Intangibles, net of accumulated
      amortization of $38,240                                       133,239
     Investment in closely held business                             75,000
     Loan receivable, shareholder                                   100,000
     Other assets                                                    24,152

          Total other assets                                      1,069,874

               TOTAL ASSETS                                   $   9,709,746






















See accountants' report and notes to financial statements.

                  GRAVES OIL & BUTANE CO., INC.
                          AND SUBSIDIARY
                    Consolidated Balance Sheet
                      As of August 31, 1993

               LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
     Note payable                                             $      200,000
     Accounts payable, trade                                       1,470,226
     Current portion, long-term debt                                 178,661
     Loan payable to shareholder                                      82,000
     Accrued wages                                                    62,422
     Payroll taxes payable                                            17,645
     Sales taxes payable                                              54,755
     Excise taxes payable                                            681,729
     Income taxes payable                                             18,252

          Total current liabilities                                2,765,690

Long-term debt, net of current portion                               654,151

Deferred tax payable                                                  86,775

Stockholders' equity
     Capital stock ($1.00 par value; 2,000,000 shares
      authorized, issued and outstanding                           2,000,000
     Paid-in capital                                                 108,999
     Retained earnings                                             4,094,131

          Total stockholders' equity                               6,203,130

               TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $ 9,709,746
























See accountants' report and notes to financial statements.

                  GRAVES OIL & BUTANE CO., INC.
                          AND SUBSIDIARY
                 Consolidated Statement of Income
                For the Year Ended August 31, 1993

Revenues

     Sales                                                    $ 42,889,645
     Cost of sales                                              37,057,554

          Gross profit                                           5,832,091

Expenses

     Truck and delivery                                          1,633,344
     Operating                                                   1,951,173
     General and administrative                                    962,626
     Selling                                                       218,491
     Insurance                                                     489,938
     Interest                                                      112,451
     Taxes                                                         513,902
     Depreciation                                                  357,965
     Amortization                                                   15,296

          Total expenses                                         5,355,186

               Income from operations                              476,905

Other income

     Interest income                                               205,824
     Dividend income                                                50,206
     Gain on sale of assets                                        346,254
     Other income                                                  182,522

          Income before income taxes                             1,261,711

Provision for income taxes                                        (303,499)

          Net income                                        $      958,212

















See accountants' report and notes to financial statements.

                  GRAVES OIL & BUTANE CO., INC.
                          AND SUBSIDIARY
           Consolidated Statement of Retained Earnings
                For the Year Ended August 31, 1993



Retained earnings - August 31, 1992
     as previously reported                           $ 4,277,230

Prior period adjustments                                 (244,112)

Retained earnings - August 31, 1992
     as restated                                        4,033,118

     Net income                                           958,212

     Dividends paid                                      (897,199)

Retained earnings - August 31, 1993                   $ 4,094,131





































See accountants' report and notes to financial statements.

                  GRAVES OIL & BUTANE CO., INC.
                          AND SUBSIDIARY
               Consolidated Statement of Cash Flows
                For the Year Ended August 31, 1993

Cash flows from operating activities

  Net income                                                 $   958,212
  Adjustments to reconcile net income
    to net cash provided by operating activities
      Depreciation and amortization                              373,261
      Equity accounting increase                                 (30,886)
      Deferred tax benefit                                       285,462
      Gain on sale of assets                                    (346,254)
      Changes in assets and liabilities
        Accounts receivable                                     (106,548)
        Inventories                                               37,765
        Other current assets                                     144,917
        Accounts payable                                        (319,881)
        Accrued wages                                             24,159
        Interest payable                                          (1,228)
        Income taxes payable                                      18,252
        Other taxes payable                                      145,123

          Net cash provided by operating activities            1,182,354

Cash flows from investing activities

  Cash payments for the purchase of property                    (169,738)
  Cash payments on related party receivable                     (112,881)
  Collections of shareholder note receivable                      56,411
  Collections on notes receivable                                 56,111
  Collections on related party receivable                        484,661
  Cash proceeds form the sale of assets

          Net cash provided by (used by) investing activities    314,564

Cash flows from financing activities

  Cash dividends                                                (225,000)
  Net payments on short-term debt                               (792,117)
  Proceeds on loan payable to shareholder                         40,255
  Principal payments on long-term debt                          (167,021)

          Net cash provided by financing activities           (1,143,883)

Net increase (decrease) in cash and cash equivalents             353,035

Cash and cash equivalents at beginning of year                  (229,401)

Cash and cash equivalents at end of year                     $   123,634






See accountants' report and notes to financial statements.

                  GRAVES OIL & BUTANE CO., INC.
                          AND SUBSIDIARY
               Consolidated Statement of Cash Flows
                For the Year Ended August 31, 1993



SUPPLEMENTAL INFORMATION

  Cash paid for interest during the year                        $   112,451


NONCASH TRANSACTIONS

  Prior period adjustments
    Cost of sales                                               $   104,432
    Notes receivable                                                145,971
    Property, plant and equipment                                    72,208
    Accounts payable                                                 67,955
    Income taxes                                                   (146,454)

      Total change to retained earnings                         $   244,112

PROPERTY EXCHANGES

  Investments in marketable securities                          $  (112,439)
  Loan receivable from shareholder                                 (100,000)
  Property, plant and equipment                                     212,439

      Total property exchanges                                  $         -

NONCASH DIVIDENDS

  Investments in marketable securities                          $   555,532
  Investments in hangar                                              66,667
  Forgiveness of debt on the Note Receivable                         50,000

       Total noncash dividends                                  $   672,199



















See accountants' report and notes to financial statements.

                  GRAVES OIL & BUTANE CO., INC.
                          AND SUBSIDIARY
                  Notes to Financial Statements
                      As of August 31, 1993

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
This summary of significant accounting policies of Graves Oil & Butane Co., Inc. and Subsidiary is presented to assist in the understanding of the company's financial statements. The financial statements and notes are representations of the company's management, who are responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

     BUSINESS ACTIVITY -- The company was incorporated in September, 1958 in New Mexico and is also authorized to do business in Arizona, Colorado and Utah. The company sells petroleum products at the wholesale and retail level throughout the four state area. In 1991, the company acquired all the stock of El Boracho, Inc. This subsidiary has no activity other than holding a liquor license for the Albuquerque convenience store.

     PRINCIPALS OF CONSOLIDATION -- The consolidated financial statements of Graves Oil & Butane Co., Inc. and its consolidated subsidiary, El Boracho, Inc. include all the accounts of El Boracho, Inc. All intercompany transactions and balances have been eliminated in consolidation.

     CASH AND CASH EQUIVALENTS -- Cash and cash equivalents include certificates of deposit or cash in local banks. The cash is unrestricted and can be withdrawn at any time.

     INVENTORIES -- Inventories of petroleum products, greases and oils, and related products are valued at Last In, First Out (LIFO) cost, which is not in excess of market. The company determines its LIFO reserve using the link chain dollar value method. Sundries inventories are valued by the retail method and stated on the First In, First Out (FIFO) basis which is lower than market.

     FIXED ASSETS -- Fixed assets are stated at cost; major renewals and improvements are charged to the fixed assets accounts, while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expended currently. At the time fixed assets are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income.

     DEPRECIATION -- Depreciation is recorded principally on the straight line method at rates based on the estimated useful lives of the assets. The estimated useful lives are as follows:

                      Description                     Lives
               Buildings and improvements          5 to 40 years
               Office equipment                    5 to 7 years
               Operating equipment                 3 to 16 years
               General and administrative          5 to 20 years
               Marketing equipment                 5 to 10 years
               Delivery equipment                  5 to 10 years

     AMORTIZATION OF COVENANTS -- Covenants not to compete are valued at cost and are amortized over a 60 month period.

     INCOME TAXES -- Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of certain assets and liabilities for financial and tax reporting. The deferred taxes represent the future consequences of those differences, which will either be taxable when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future income taxes.

     ENVIRONMENTAL EXPENDITURES -- Expenditures that relate to current operation are expended or capitalized as appropriate for each expenditure. Whenever an expenditure relates to an existing condition caused by past operations and does not contribute to future revenues, the expenditure is expended currently. Liabilities are recorded when remedial efforts are probable and the cost can be reasonably estimated.

NOTE 2 -- MARKETABLE SECURITIES
The company invests in various publicly traded companies. The cost of these investments are reported at the original purchase price of each stock. A summary of these stocks is as follows:
                                         Carrying     Fair Market     Current
                                           Value         Value       Dividends
500 shares of Texaco                     $ 17,000      $ 32,435       $ 1,200
1,000 shares of Kerr McGee                 23,390        55,370         1,520
156 shares of Smith International           1,468         1,877             -
                                         $ 41,858      $ 89,682       $ 2,720

NOTE 3 -- NOTES RECEIVABLE
The notes receivable consist of the following:
                                                        Current    Noncurrent
                                             Total      Portion     Portion
Note receivable, $423 per month
including interest at 10%, unsecured.
Receivable from officer.                    $10,282     $ 4,250     $ 6,032
Note receivable, $800 per month
including interest at 12%, unsecured.        29,279       6,087      23,192
Note receivable, $250 per month
including interest at 9%.  Also, the
purchaser shall pay 9% of remaining
balance on June 15, secured by real
estate.                                       7,020       2,368       4,652
Note receivable, $519 per month
including interest at 9%, secured
by real estate.                              18,735       4,519      14,216
Note receivable, due January 20, 1995,
for $14,110 plus interest at 10%,
secured by real estate                       14,110      14,110           -
Note receivable, $228 per month
including interest at 10%, secured by
real estate.                                 13,352       1,401      11,951
     Total                                  $92,778     $32,735     $60,043

NOTE 4 -- RELATED PARTY RECEIVABLE
During the year, amounts were advanced to a relative of the company's 100% stockholder for the purchase of equipment necessary to establish a sales facility for gasoline. The amount was receivable upon completion of installation of the equipment, which occurred on September 28, 1993.

NOTE 5 -- PROPERTY, PLANT AND EQUIPMENT
The major classifications of property and equipment are as follows:

                                                 Amount
          Buildings and improvements          $ 4,085,363
          Delivery equipment                    2,369,020
          Operating equipment                   1,510,796
          Land                                    914,873
          Marketing equipment                      79,815
          General and administrative              236,262
          Office equipment                         83,839
          Accumulated depreciation             (5,680,354)
               Net property, plant
                 and equipment                $ 3,599,604

For the current year, the company deducted depreciation of $357,965.

NOTE 6 -- NOTE RECEIVABLE STOCKHOLDER
The company has an outstanding note receivable from its 100% stockholder in the amount of $650,000. The note is payable on demand or at the sale of the underlying security. Interest is determined using the applicable federal rate. The note is secured by real estate. At August 31, 1993, accrued interest receivable totaled $27,440.

NOTE 7 -- INTANGIBLES
Intangible assets consist of a five year covenant not to compete agreement resulting from the acquisition of Southwest Petroleum on September 1, 1990, which has a carrying value of $38,239, net of accumulated amortization of $38,240, and a liquor license acquired in 1991 at a cost of $95,000.

NOTE 8 -- INVESTMENTS IN CLOSELY HELD BUSINESS
The company owns 1,500 shares of common stock, no par value, of the First Place Financial Corporation. The stocks were acquired in August 1986 for $50 per share. The company reports the stocks of closely held business under the cost method in the amount of $75,000. These stocks are not publicly traded. The Board of Directors of First Place Financial Corporation set a fair market value price of their stocks at $87 per share for a value of $130,500. During the year, the company received dividends of $6,600.

NOTE 9 - LOAN RECEIVABLE SHAREHOLDER
During the current fiscal year, the company sold an airplane to its 100% shareholder. Terms of the sale included a loan receivable in the amount of $100,000.

NOTE 10 -- NOTE PAYABLE
The company has a $1,600,000 revolving bank credit facility which expires December 31, 1993, bearing interest at prime plus 1.55%, 7.55% at August 31, 1993. The note is secured by trade accounts receivable, inventory, real estate and First Place Financial Corporation stock. The agreement requires the company to maintain certain net worth and performance ratio levels. As discussed in Note 2, payments on this loan are made through collateral cash accounts in the name of the lender. The balance outstanding at August 31, 1994, was $2,700,165.

NOTE 11 -- LOAN PAYABLE TO SHAREHOLDER

The company leases real estate in Colorado from its 100% shareholder and subleases the property to a truck stop operator. As of August 31, 1993 unpaid rent owed by the company to the shareholder totaled $82,000.

NOTE 12 -- LONG-TERM DEBT
Long-term debt at August 31, 1993, consisted of the following:

                                                      Current     Long-term
                                          Total       portion      portion
Note payable, First National
Bank of Farmington, payments
of $19,000 monthly including
interest at prime plus 1% per
annum.  Secured by mortgage on
buildings and land.  Matures
January 1996.                           $ 788,814    $ 178,069    $ 610,745
Note payable, Federal Land Bank
of Durango, payments of $350
monthly including interest at
7.25% per annum (variable rate),
secured by mortgage on house and
land in Pagosa Springs, Colorado.
Matures in June 2011.                      43,998          592       43,406
               Total                    $ 832,812    $ 178,661    $ 654,151

The following is a schedule by years of the repayment of long-term debt:

                         Year ending
                         August 31,     Amount

                           1994       $ 179,661
                           1995         191,679
                           1996         420,405
                           1997             758
                           1998             823
                        Thereafter       40,486
                                      $ 832,812

NOTE 13 -- INCOME TAXES
The provision for income taxes from continuing operations consists of the following components:

               Current tax expense             $  18,037
               Deferred tax expense              285,462
               Total provision                 $ 303,499

The deferred tax asset (liability) in the accompanying balance sheet includes the following components:
                                               Current          Noncurrent
          Deferred tax asset, federal         $172,956          $       -
          Deferred tax asset, state             24,417
          Deferred tax liability, federal       (6,489)           (76,040)
          Deferred tax liability, state           (916)           (10,735)

          Deferred tax asset (liability)      $189,968           $(86,775)

The deferred tax liabilities result from the use of accelerated methods of depreciation of property and equipment and from a reduction in the allowance for bad debts. The deferred tax asset results from a net operating loss carryover which is available to offset future taxable income. The carryovers expire as follows:

          Contribution carryover
          August 31, 1996                     $  3,008
          August 31, 1997                          515
          August 31, 1998                          275
                                                 3,798
          Net operating loss carryover
          August 31, 2007                     $504,896

NOTE 14 -- RELATED PARTY TRANSACTIONS
The company leases real estate in Colorado from its 100% shareholder and subleases the property to a truck stop operator. The company pays ad valorem taxes and insurance expense on the property and as rent expense, pays to its shareholder an amount equal to $.01 for each gallon of fuel purchased by the truck stop operator and 7.5% of net restaurant sales. The rent expenses are credited to an account payable - shareholder and paid as requested. Expense for the current period was $55,128 and liability for unpaid lease expenses was $82,000, at August 31, 1993.

The company leases land from its shareholder on which are located its yard, warehouses and offices. No lease expense was paid or accrued during the current period but the parties have entered into an agreement which will provide for regular monthly payments of $500 beginning October 1, 1993. See
Note 19, Graves #2 Station, et al, for details.

The shareholder is indebted to the company for $677,440 as per Note 6. Interest paid on the note receivable for the year ended August 31, 1993 was $73,851.

During the current fiscal year, the company sold an airplane to its shareholder. Terms of the sale included a loan receivable in the amount of $100,000. No payments have been made as of August 31, 1993.

The company has land, buildings, and equipment in Springerville, Arizona and equipment in St. Johns, Arizona, which are used by a nephew of its stockholder. The nephew operates several businesses at the two locations. The company does not charge for the use of its assets but during the current period received revenue from the sale of its products in the amounts of $1,296,605, and $331,630 from St. Johns and Springerville, respectively.

NOTE 15 -- ENVIRONMENTAL PROTECTION EXPENDITURES
The company utilizes underground tanks at various locations to store petroleum products and is therefore subject to the various federal and state statutes concerning environmental protection, as well as the New Mexico Ground Water Protection Act. The various federal and state statutes are designed to identify environmental damage, identify hazardous material and/or operations, regulate operations engaged in hazardous activities, and establish procedures for remedial action as necessary.

Environmental regulation is a relatively new area and its extent as well as its application will ultimately be defined by case law. The State of New Mexico has recognized the potential cleanup costs resulting from such regulations, and the New Mexico Ground Water Protection Act has included the establishment of a corrective action fund. The purpose of the fund is to provide monetary assistance in both assessing site damage and correcting the damage where such costs are in excess of $10,000. Assistance is not available to repair or replace underground tanks or equipment. The law specifies requirements which must have been met for an applicant to be eligible, includes a provision that payments will be made in accordance with regulations (which have not yet been issued), and states that payment from the corrective action fund are limited to amounts in that fund.

The company will be responsible for any contamination of land it owns or leases. However, the company may have limitations on any potential contamination liabilities as well as claims for reimbursement from third parties. During the period ended August 31, 1993, the company expended $4,467 for site assessment and related cleanup costs, all of which was capitalized. The Company paid and expensed clean-up costs of $23,162 at a customer location.

NOTE 16 -- PURCHASE COMMITMENTS
The company is contingently liable for certain costs associated with leasehold improvements made by a supplier on property of customers of Graves Oil and Butane Company, Inc. The liability for the costs is amortized over a five year period with the company becoming responsible for payment to the supplier if fuel purchases fail to meet certain volumes. Originally the company was contingently liable on $84,576 unamortized costs. At August 31, 1993, the company was contingently liable on $64,802 unamortized costs. To date the company has made payments to the supplier totaling $4,229 for periods when purchase commitments were not met. Future losses, if any, cannot be estimated at this time.

NOTE 17 -- PRIOR PERIOD ADJUSTMENTS
The retained earnings include the following adjustments:

BAD DEBTS -- On August 31, 1992, the company included
doubtful accounts of $145,970 as notes receivable.  One
payor had filed for bankruptcy in March, 1992.  The
remaining three accounts were outstanding for several
years.  For the year ended August 31, 1993 net income
was overstated by $145,970 offset by $54,042 in
federal and state income taxes                                   $ 91,928
GENERAL PROPERTY AND LIABILITY INSURANCE -- On December
31, 1992, the company paid $67,955 in insurance
premiums which had not been properly accrued at
August 31, 1992.  For the year ended August 31, 1992,
net income was overstated by $67,955 offset by $25,159
in federal and state income taxes                                  42,796
PROPERTY AND EQUIPMENT -- The current listing of assets
included land, improvements and tanks that had been
sold or owned by the shareholder.  Total cost of these
properties was $148,959 and accumulated depreciation
was $76,750.  Federal and state income taxes are $26,734           45,475
COST OF SALES - The cost of certain gasoline sales made
prior to September 1, 1992 were not properly recognized
by the company.  For the year ended August 31, 1992, net
income was overstated $104,432 offset by $40,519 in
federal and state income taxes                                     63,913
                                                                 $244,112

NOTE 18 -- DIVIDENDS PAID
The sole shareholder received six dividends in the current period. These dividends included both cash and property. A description of each dividend is shown below:

Cash                                                             $225,000
150,000 shares of stock in Graves Propane of Arizona.
The dividend is valued at the estimated fair market value.        150,000
20,000 shares of stock in Black Mountain Gas Company.
The dividend is reported at the estimated fair market value. 240,000 Joint Venture in Hangar at San Juan Regional Airport.
The dividend is reported at the fair market value based
on subsequent sale.                                                66,667
One-third ownership of Mesa Propane.  Estimated fair market
was 80% of the net book value and a $41,383 loss on disposition
was recorded, prior to the dividend.                              165,532
Forgiveness of debt on the Note Receivable from Shareholder        50,000
     Total dividends paid                                        $897,199

NOTE 19 -- OPERATING LEASES
The company leases the following properties:

3400 SECOND STREET, ALBUQUERQUE, NEW MEXICO
The company paid rents of $4,500 per month from September 1, 1992 through November 30, 1992. Effective December 1, 1992, the rent increased to $4,725 per month. The lease accelerates 5% each year and expires on November 30, 2001.

GRAVES #4, FARMINGTON, NEW MEXICO
The company leases land at a base rent of $650 per month plus a premium of one cent per gallon of petroleum products from the retail outlet and 1/2 cent per gallon for petroleum products from Cardlock Fuels. The lease expires on June 30, 1998.

M & M TRUCK STOP, CORTEZ, COLORADO
As noted earlier the company leases real estate in Colorado from its 100% shareholder and subleases the property to a truck stop operator. At the present time the lease between the company and the 100% shareholder is being negotiated. Complete details of the new lease are not currently available.

GRAVES #2 STATION, 760 SOUTH MILLER STREET, FARMINGTON YARD, 761 SOUTH MILLER STREET IN FARMINGTON, NEW MEXICO
The company has entered into an agreement effective October 1, 193, whereby the company will lease land from a majority shareholder for $500 per month with annual increases of 5% per year. The lease expires on August 31, 2018. The company has the option to renew the lease for two periods of ten years.

Future minimum lease payments under these leases are as follows:

             August 31, 1994                    $ 122,042
             August 31, 1995                      125,300
             August 31, 1996                      128,721
             August 31, 1997                      131,209
             August 31, 1998                      134,982

NOTE 20 -- SUBSEQUENT EVENTS
In September 1993, Graves Oil and Butane Company, Inc. recapitalized its outstanding equity securities. The company exchanged all of the outstanding common stock for one million shares of Series A Convertible Preferred Stock one cent par value per share (redeemable at the option of the holder after September 15, 2000, for $3,573,500 plus accrued dividends) and one million shares of common stock, one cent par value. On September 29, 1993 Meteor Industries Inc. purchased 100% of the common stock of Graves for cash and notes. In connection with closing, Graves Oil & Butane Co., Inc. paid a cash dividend to Meteor Industries Inc. in the amount of $1,750,000 and loaned Meteor Industries, Inc. $100,000 (which was subsequently repaid).

At closing Graves Oil & Butane Co., Inc. obtained a new revolving line of credit for $4,100,000 which is limited to approximately $2,200,000 until the borrowing base of Graves Oil & Butane Co., Inc. as defined in the credit agreement, increases or decreases. Of the available amount, $1,850,000 was borrowed at closing to consummate the transaction as described above. The interest rate is the Norwest base rate plus 1-1/2%. The line is secured by the trade accounts receivable and inventory of Graves Oil & Butane Co., Inc.

                       (INSIDE BACK COVER)







(picture of hot air balloon             (Picture of hot air balloons)
with "Graves Oil & Butane"
logo)






(Picture of Graves Oil &                  (Picture of tank trucks)
Butane tank truck)

     No person is authorized to
give any information or to make
any representation other than
those contained in this Pros-
pectus, and if given or made                  600,000 Shares of Common Stock
such information or represen-                600,000 Redeemable Warrants, and
tation must not be relied upon                 92,000 Shares of Common Stock
as having been authorized.                   Offered by Selling Shareholders
This Prospectus does not con-
stitute an offer to sell or a                    METEOR INDUSTRIES, INC.
solicitation of an offer to buy
any securities other than the
securities offered by this Pros-
pectus or an offer to sell or a
solicitation of an offer to buy
the securities in any jurisdic-
tion to any person to whom it is
unlawful to make such offer or
solicitation in such jurisdiction.

         TABLE OF CONTENTS
                                Page

Prospectus Summary..............   5
Risk Factors....................   8
The Company.....................  14
Price Range of Common Stock.....  16               __________________
Dividend Policy.................  16
Selected Financial Information..  17                   PROSPECTUS
Pro Forma Consolidated State-                      __________________
 ment of Operations.............  18
Management's Discussion and
 Analysis of Financial Condi-
 tion and Results of Operations.  20
Use of Proceeds.................  27
Business........................  39
Management......................  43              NUTMEG SECURITIES, LTD.
Security Ownership of Manage-
 ment and Principal Shareholders
Certain Transactions............  45
Description of Securities.......  49
Underwriting....................  53                 ________, 1996
Selling Shareholders............  55
Legal Matters...................  57
Experts.........................  57
Index to Financial Statements...  58

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the offering, all of which are to be borne by the Registrant, are as follows:

      SEC Filing Fee . . . . . . . . . . . . . . . . . . . . . $  2,950
      AMEX Initial Listing Fees. . . . . . . . . . . . . . . .   32,500
      NASD Filing Fee. . . . . . . . . . . . . . . . . . . . .    1,355
      Underwriter's Non-Accountable Expense Allowance. . . . .   91,800
      Printing Expenses. . . . . . . . . . . . . . . . . . . .   20,000
      Accounting Fees and Expenses . . . . . . . . . . . . . .   20,000
      Legal Fees and Expenses. . . . . . . . . . . . . . . . .   30,000
      Blue Sky Fees and Expenses . . . . . . . . . . . . . . .   10,000
      Registrar and Transfer Agent Fees. . . . . . . . . . . .    1,000
      Miscellaneous. . . . . . . . . . . . . . . . . . . . . .    4,395

           Total . . . . . . . . . . . . . . . . . . . . . . . $214,000

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, Director or Officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

     As permitted by Colorado law, the Company's Articles of Incorporation provide that the Company will indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

       Pursuant to the provisions of the Colorado Business Corporation Act, the Company's Articles of Incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of Section 7-108-403 of the Colorado Business Corporation Act, or any transactions from which a director receives an improper personal benefit.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     During its past three fiscal years, the Company issued securities which were not registered under the Securities Act of 1933, as amended (the "Act"), as follows. The numbers of shares of Common Stock stated give retroactive effect to an 8% stock dividend which was effected in June 1995.

     During the period from April 15, 1993 through August 16, 1993, the Company issued 635,000 shares of its Common Stock to 27 persons who were officers, directors and sophisticated investors (includes the conversion of Series A Preferred Stock into Common Stock) as follows:

                                                       Amount and Type
               Name              Number of Shares     of Consideration
     Edward J. Names<FN1>           325,000            $12,500 Cash
                                                       $   300 Services

     Dennis R. Staal<FN2>           105,000            $17,000 Cash
                                                       $   300 Services

     Almo Industries                 50,000            $ 6,250 Cash
                                                       $   300 Services

     John D. Bellino                  2,000            $ 2,000 Cash
     John E. Bradley                  2,000            $ 2,000 Cash
     Richard B. Cutforth              5,000            $ 5,000 Cash
     Michael J. Derrick               2,500            $ 2,500 Cash
     Donald A. French                 5,000            $ 5,000 Cash
     Geraldine Gibson                 3,000            $ 3,000 Cash
     John A. Gould                    5,000            $ 5,000 Cash
     Gerald M. Greenberg             10,000            $10,000 Cash
     H. Wayne Hoover                  2,500            $ 2,500 Cash
     Kim E. Hensley                  30,000            $30,000 Cash
     C. Thomas Houseman               5,000            $ 5,000 Cash
     Lear 171 Inc.                   10,000            $10,000 Cash
     James L. Lewis                   2,500            $ 2,500 Cash
     Phil & Barbara Minnis           10,000            $10,000 Cash
     C.L. Nordstrom                   5,000            $ 5,000 Cash
     Sandra L. Schlueter              3,000            $ 3,000 Cash
     Michael Skurich                  5,000            $ 5,000 Cash
     ENS Family Partnership          10,000            $10,000 Cash
     John & Dinah Sullivan, TTEE     10,000            $10,000 Cash
     TBT Family Partners, Ltd.        5,000            $ 5,000 Cash
     Gary R. Tice                     5,000            $ 5,000 Cash
     Daniel J. Vogl                   5,000            $ 5,000 Cash
      5,000            $ 5,000 Cash





                               F-85



         10,000            $10,000 Cash

<FN1>
Includes shares issued to Mr. Names' wife.
<FN2>






                               II-2

Includes shares issued to a corporation controlled by Mr. Staal.

     In connection with these issuances, the Company relied on Section 4(2) of the Securities Act of 1933, as amended. The shares were offered for investment only and not for the purpose of resale or distribution, and the transfer thereof was appropriately restricted by the Company.

     During January 1994, the Company sold 200,000 shares of Common Stock for an aggregate of $1,000,000 in cash. The Company paid a commission of $100,000 to VTR Capital, Inc. for its services as underwriter, and issued it Underwriter's Warrants to purchase 30,250 shares of the Company's Common Stock. In March 1996, the Company renegotiated the terms of the Underwriter's Warrants to reduce the exercise price and reduce the number of shares issuable to 17,000.

     With respect to these sales, the Company relied on Section 3(b) of the Securities Act of 1933, as amended, and Regulation A promulgated thereunder. Each investor was given a copy of an Offering Circular containing complete information concerning the Company, an Offering Statement on Form 1-A was filed with the SEC and the Company complied with the other applicable requirements of Regulation A.

     In June 1995, the Company sold 396,360 shares of its Common Stock to four sophisticated investors for an aggregate of $734,000 in cash as follows:

                                                          Amount and Type
              Name                Number of Shares       of Consideration

     Capco Resources, Inc.*            378,000           $700,000 in cash
     C. Thomas Houseman                  2,160           $  4,000 in cash
     Charles R. Gwirtsman               10,800           $ 20,000 in cash
     Sawyer Family Partners              5,400           $ 10,000 in cash
     __________________

* The shares sold to Capco Resources, Inc. were subsequently resold to Adres Chaudhary.

     Also in June 1995, the Company issued 5,803 shares of its Common Stock to employees of its Graves subsidiary under Graves' 401(k) plan. The shares issued were valued at $4.63 per share.

     In October 1995, the Company sold 7,000 shares of its Common Stock to two sophisticated investors for the consideration set forth as follows:

                                                          Amount and Type
              Name                Number of Shares       of Consideration

      C. Thomas Houseman               2,000             $4,000 in cash

      Paul Greaves                     5,000             $6,000 in cash and
                                                         $4,000 in services

     In connection with the issuances made in June and October 1995, the Company relied on Section 4(2) of the Securities Act of 1933, as amended. The shares were



offered for investment only and not for the purpose of resale or distribution, and the transfer thereof was appropriately restricted by the Company.

     In November 1995, the Company issued 1,745,000 shares of its Common Stock in exchange for all of the outstanding stock of Capco Resources, Inc., a Delaware corporation. The shares of the Company's Common Stock issued in this transaction were issued to a U.S. subsidiary of Capco Resources Ltd., an Alberta corporation, which is listed on the Alberta Stock Exchange.

     In connection with this issuance, the Company relied on Section 4(2) of the Securities Act of 1933, as amended. The shares were offered for investment only and not for the purpose of resale or distribution, and the transfer thereof was appropriately restricted by the Company.

     In May and June 1996, the Company sold shares of the Company's Common Stock to 21 accredited investors and 3 unaccredited investors in a private offering. A total of 270,000 shares of Common Stock were sold in this offering for an aggregate of $704,700 in cash. The Company paid no commissions in connection with this offering.

     With respect to these sales, the Company relied on Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. Each investor was given a copy of a Private Placement Memorandum containing information concerning the Registrant, a Form D was filed with the SEC and the Company complied with the other applicable requirements of Rule
506. Each investor signed a subscription agreement in which he represented that he was purchasing the shares for investment only and not for the purpose of resale or distribution. The appropriate restrictive legends were placed on the certificates and stop transfer instructions were issued to the transfer agent.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) The following Exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-K:

 Exhibit
Sequential
   No.      Description                        Location

  1.1       Form of Underwriting Agreement     Included in initial filing

  1.2       Form of Selected Dealers Agree-    Included in initial filing
            ment

  1.3       Form of Agreement Among Under-     Included in initial filing
            writers

  3.1       Articles of Incorporation,         Incorporated by reference
            as amended                         to Exhibit 2.1 to Regis-
                                               trant's Form 1-A Offering
                                               Statement (SEC File No.
                                               24D-3802 SML)

  3.2       Bylaws                             Incorporated by reference
                                               to Exhibit 2.2 to Regis-
                                               trant's Form 1-A Offering
                                               Statement (SEC File No.
                                               24D-3802 SML)

  4.1       Form of Warrant Agreement with     Included in initial filing
            American Securities Transfer
            & Trust, Inc.

  4.2       Form of Underwriter's Warrant      Included in initial filing


  5         Opinion of Jon D. Sawyer, P.C.     Filed herewith electronically

 10.1       Stock Option Plan                  Incorporated by reference
                                               to Exhibit 6.1 to Regis-
                                               trant's Form 1-A Offering
                                               Statement (SEC File No.
                                               24D-3802 SML)

 10.2       Stock Purchase Agreement           Incorporated by reference
            among Registrant, Graves           to Exhibit 6.2 to Regis-
            Oil & Butane Co., Inc. and         trant's Form 1-A Offering
            Theron J. Graves dated             Statement (SEC File No.
            June 23, 1993, Amendment           24D-3802 SML)
            dated August 23, 1993, and
            Closing Memorandum dated
            September 28, 1993

 10.3       $2,350,000 Promissory Note         Incorporated by reference
            Payable to Theron J. Graves        to Exhibit 6.3 to Regis-
            and Security Agreement             trant's Form 1-A Offering
                                               Statement (SEC File No.
                                               24D-3802 SML)

 10.4       Notes Receivable ($550,000         Incorporated by reference
            and $100,000) from Theron J.       to Exhibit 6.4 to Regis-
            Graves                             trant's Form 1-A Offering
                                               Statement (SEC File No.
                                               24D-3802 SML)

 10.5       Registration Agreement re-         Incorporated by reference
            garding Subsidiary's Pre-          to Exhibit 6.5 to Regis-
            ferred Stock                       trant's Form 1-A Offering
                                               Statement (SEC File No.
                                               24D-3802 SML)







 10.6       Security Agreement regarding       Incorporated by reference
            Subsidiary's Preferred Stock       to Exhibit 6.6 to Regis-
                                               trant's Form 1-A Offering
                                               Statement (SEC File No.
                                               24D-3802 SML)

 10.7       Consulting Agreement with          Incorporated by reference
            Theron J. Graves                   to Exhibit 6.7 to Regis-
                                               trant's Form 1-A Offering
                                               Statement (SEC File No.
                                               24D-3802 SML)

 10.8       Lease regarding corporate          Incorporated by reference
            Offices and storage yard           to Exhibit 6.11 to Regis-
                                               trant's Form 1-A Offering
                                               Statement (SEC File No.
                                               24D-3802 SML)

 10.9       Lease regarding Albuquerque        Incorporated by reference
            warehouse                          to Exhibit 6.12 to Regis-
                                               trant's Form 1-A Offering
                                               Statement (SEC File No.
                                               24D-3802 SML)

 10.10      Lease regarding East Main          Incorporated by reference
            Properties                         to Exhibit 6.13 to Regis-
                                               trant's Form 1-A Offering
                                               Statement (SEC File No.
                                               24D-3802 SML)

 10.11       Norwest Credit and Security       Incorporated by reference
             Agreement                         to Exhibit 6.14 to Regis-
                                               trant's Form 1-A Offering
                                               Statement (SEC File No.
                                               24D-3802 SML)

 10.12       $4,000,000 Note Payable to        Incorporated by reference
             Norwest (partially drawn upon)    to Exhibit 6.15 to Regis-
                                               trant's Form 1-A Offering
                                               Statement (SEC File No.
                                               24D-3802 SML)

 10.13       Meteor Corporate Guarantee        Incorporated by reference
             as regarding Norwest              to Exhibit 6.16 to Regis-
                                               trant's Form 1-A Offering
                                               Statement (SEC File No.
                                               24D-3802 SML)

 10.14       Employment Agreement with         Incorporated by reference
             Edward J. Names                   to Exhibit 6.17 to Regis-
                                               trant's Form 1-A Offering
                                               Statement (SEC File No.
                                               24D-3802 SML)







 10.15       Leases regarding Cortez           Incorporated by reference
             truck stop                        to Exhibit 6.18 to Regis-
                                               trant's Form 1-A Offering
                                               Statement (SEC File No.
                                               24D-3802 SML)

 10.16       Agreement between the             Incorporated by reference
             Registrant and Hillger Oil        to Exhibit 10.16 to Regis-
             Co., Inc., as amended             trant's Registration State-
                                               ment on Form 10 (SEC File
                                               No. 0-27968)

 10.17       Lease Agreement between           Incorporated by reference
             Hillger Oil Co., Inc. and         to Exhibit 10.17 to Regis-
             Hillco, Inc.                      trant's Registration State-
                                               ment on Form 10 (SEC File
                                               No. 0-27968)

 10.18       Credit and Security Agree-        Incorporated by reference
             ment between Hillger Oil          to Exhibit 10.18 to Regis-
             Co., Inc. and Norwest             trant's Registration State-
             Business Credit, Inc.             ment on Form 10 (SEC File
                                               No. 0-27968)

 10.19       Project Development and           Incorporated by reference
             Shareholders' Agreement           to Exhibit 10.19 to Regis-
             for Pakistan Power Project        trant's Registration State-
                                               ment on Form 10 (SEC File
                                               No. 0-27968)

 10.20       Amended and Restated Share        Incorporated by reference
             Exchange and Reorganization       to Exhibit 10.20 to Regis-
             Agreement                         trant's Registration State-
                                               ment on Form 10 (SEC File
                                               No. 0-27968)

 10.21       Amendment to Employment           Incorporated by reference
             Agreement with Edward J.          to Exhibit 10.21 to Regis-
             Names                             trant's Registration State-
                                               ment on Form 10 (SEC File
                                               No. 0-27968)

 10.22       Amended and Restated              Incorporated by reference
             Promissory Note from Saba         to Exhibit 10.22 to Regis-
             Petroleum Company to Capco        trant's Registration State-
             Resources, Inc.                   ment on Form 10 (SEC File
                                               No. 0-27968)

 10.23       Amendment to Project              Incorporated by reference
             Development and Shareholders'     to Exhibit 10.23 to Regis-
             Agreement for Pakistan Power      trant's Registration State-
             Project                           ment on Form 10 (SEC File
                                               No. 0-27968)

 10.24       Agreement between Capco           Incorporated by reference
             Resources, Inc. and Saba          to Exhibit 10.24 to Regis-
             Petroleum Company dated           trant's Registration State-
             April 24, 1996                    ment on Form 10 (SEC File
                                               No. 0-27968)

 10.25       Amended and Restated Agree-       Included in initial filing
             ment between Capco Resources,
             Inc. and Saba Petroleum
             Company dated August 1, 1996

 10.26       Employment Agreement between      Filed herewith electronically
             Pyramid Stores, Inc. and Paul
             W. Greaves

 21          Subsidiaries of the Registrant    Included in initial filing

 23.1        Consent of Jon D. Sawyer, P.C.    Included in Exhibit 5

 23.2        Consent of Coopers & Lybrand      Included in initial filing
             L.L.P.

 23.3        Consent of Squire & Woodward,     Included in initial filing
             P.C.

 23.4        Consent of Price Waterhouse,      Included in initial filing
             Chartered Accountants

All financial statement schedules have been omitted, as the required information is inapplicable or the information is presented in the financial statements or the notes thereto.

ITEM 17.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, Officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, Officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes:

     (1) For purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under

the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.

     (4) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


























                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Denver, State of Colorado, on the 18th day of October, 1996.

                                       METEOR INDUSTRIES, INC.


                                       By/s/ Ilyas Chaudhary
                                         Ilyas Chaudhary,
                                         Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                    Title                     Date


/s/ Ilyas Chaudhary            Chairman, Chief          October 18, 1996
Ilyas Chaudhary                Executive Officer
                               and Director


/s/ Edward J. Names            President and            October 18, 1996
Edward J. Names                Director


/s/ Dennis R. Staal            Secretary, Treasurer     October 18, 1996
Dennis R. Staal                (Principal Financial
                               and Accounting Officer)
                               and Director